                                                                   EXHIBIT 10.27





                              TERM LOAN AGREEMENT


                                     AMONG

                        INTERNATIONAL SEA DRILLING LTD.,
                                   BORROWER,

                          NATIONSBANK OF TEXAS, N.A.,
                                     AGENT,

                                      AND

                                CERTAIN LENDERS



                              $6,500,000 TERM LOAN

                                    RIG 453

                               NOVEMBER 30, 1995

                               TABLE OF CONTENTS

                                                                                    Page
SECTION 1.       COMMITMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.1     Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.2     Loan Procedure . . . . . . . . . . . . . . . . . . . . . . . . . .    1

SECTION 2.       TERMS OF PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . .    1
         2.1     Notes; Payments  . . . . . . . . . . . . . . . . . . . . . . . . .    1
         2.2     Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         2.3     Mandatory and Voluntary Prepayments  . . . . . . . . . . . . . . .    2
         2.4     Order of Application . . . . . . . . . . . . . . . . . . . . . . .    2
         2.5     Capital Adequacy . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.6     Foreign Lenders  . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.7     Sharing of Payments, Etc.  . . . . . . . . . . . . . . . . . . . .    3
         2.8     Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.9     Basis Unavailable or Inadequate for Determining LIBOR Rate . . . .    3
         2.10    Additional Costs . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.11    Change in Laws . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         2.12    Funding Loss . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         2.13    Interest Periods . . . . . . . . . . . . . . . . . . . . . . . . .    4
         2.14    Conversions  . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

SECTION 3.       FEES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         3.1     Agent's Arranging Fee  . . . . . . . . . . . . . . . . . . . . . .    4
         3.2     Facility Fee . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

SECTION 4.       SECURITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         4.1     Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         4.2     Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         4.3     Cash Collateral Accounts . . . . . . . . . . . . . . . . . . . . .    5

SECTION 5.       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . .    5
         5.1     Corporate Existence and Authority  . . . . . . . . . . . . . . . .    5
         5.2     Ownership and Names  . . . . . . . . . . . . . . . . . . . . . . .    5
         5.3     Relationship with Agent and Lenders  . . . . . . . . . . . . . . .    6
         5.4     Financial Statements . . . . . . . . . . . . . . . . . . . . . . .    6
         5.5     Compliance with Laws and Documents . . . . . . . . . . . . . . . .    6
         5.6     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         5.7     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         5.8     Government Regulation  . . . . . . . . . . . . . . . . . . . . . .    6
         5.9     Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . .    6
         5.10    Purpose of Credit  . . . . . . . . . . . . . . . . . . . . . . . .    6
         5.11    Properties; Liens  . . . . . . . . . . . . . . . . . . . . . . . .    7
         5.12    Material Agreements  . . . . . . . . . . . . . . . . . . . . . . .    7
         5.13    Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         5.14    General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

SECTION 6.       CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . .    7
         6.1     Initially  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         6.2     Materiality and Waiver . . . . . . . . . . . . . . . . . . . . . .    7



                                      (i)

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
SECTION 7.       COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         7.1     Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         7.2     Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         7.3     Items to be Furnished  . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         7.4     Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         7.5     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         7.6     Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         7.7     Expenses of Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         7.8     Maintenance of Corporate Existence, Assets, Business, and Insurance  . . .    9
         7.9     Maintenance and Evidence of Priority of Lender Liens . . . . . . . . . . .    9
         7.10    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         7.11    Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         7.12    Lease Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         7.13    Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         7.14    Acquisitions, Mergers, and Dissolutions  . . . . . . . . . . . . . . . . .   10
         7.15    Loans, Advances, and Investments . . . . . . . . . . . . . . . . . . . . .   10
         7.16    Issuance of Securities . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         7.17    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . .   10
         7.18    Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         7.19    Compliance with Laws and Documents . . . . . . . . . . . . . . . . . . . .   10
         7.20    New Businesses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         7.21    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         7.22    Fiscal Year and Accounting Methods . . . . . . . . . . . . . . . . . . . .   10
         7.23    ESSO Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

SECTION 8.       DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         8.1     Payment of Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         8.2     Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         8.3     Debtor Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         8.4     Attachment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         8.5     Payment of Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         8.6     Default on Other Debt or Security  . . . . . . . . . . . . . . . . . . . .   11
         8.7     Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         8.8     Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . .   11
         8.9     Misrepresentation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         8.10    Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

SECTION 9.       CERTAIN RIGHTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . .   12
         9.1     Remedies Upon Default  . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         9.2     Waivers by Borrower and Others . . . . . . . . . . . . . . . . . . . . . .   12
         9.3     Performance by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         9.4     Delegation of Duties and Rights  . . . . . . . . . . . . . . . . . . . . .   12
         9.5     Not in Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         9.6     Waivers by Agent and Lenders . . . . . . . . . . . . . . . . . . . . . . .   13
         9.7     Cumulative Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         9.8     Expenditures by Lenders  . . . . . . . . . . . . . . . . . . . . . . . . .   13
         9.9     Diminution in Value of Collateral  . . . . . . . . . . . . . . . . . . . .   13
         9.10    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13



                                      (ii)

                                                                          Page
SECTION 10.      CERTAIN DEFINITIONS AND TERMS  . . . . . . . . . . . . .   13
         10.1    Accounting Terms; Changes in GAAP. . . . . . . . . . . .   13
         10.2    Number and Gender of Words . . . . . . . . . . . . . . .   13
         10.3    Other Definitions  . . . . . . . . . . . . . . . . . . .   14

SECTION 11.      AGREEMENT AMONG LENDERS  . . . . . . . . . . . . . . . .   19
         11.1    Agent  . . . . . . . . . . . . . . . . . . . . . . . . .   19
         11.2    Expenses . . . . . . . . . . . . . . . . . . . . . . . .   20
         11.3    Proportionate Absorption of Losses . . . . . . . . . . .   20
         11.4    Delegation of Duties; Reliance . . . . . . . . . . . . .   21
         11.5    Limitation of Agent's Liability  . . . . . . . . . . . .   21
         11.6    Default; Collateral  . . . . . . . . . . . . . . . . . .   22
         11.7    Limitation of Liability  . . . . . . . . . . . . . . . .   22
         11.8    Relationship of Lenders  . . . . . . . . . . . . . . . .   22
         11.9    Collateral Matters . . . . . . . . . . . . . . . . . . .   22
         11.10   Benefits of Agreement  . . . . . . . . . . . . . . . . .   23

SECTION 12.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . .   23
         12.1    Headings and Exhibits  . . . . . . . . . . . . . . . . .   23
         12.2    Time and Non-Business Days . . . . . . . . . . . . . . .   23
         12.3    Communications . . . . . . . . . . . . . . . . . . . . .   23
         12.4    Form and Number of Documents . . . . . . . . . . . .       23
         12.5    Exceptions to Covenants  . . . . . . . . . . . . . . . .   23
         12.6    Survival . . . . . . . . . . . . . . . . . . . . . . . .   23
         12.7    Governing Law  . . . . . . . . . . . . . . . . . . . . .   23
         12.8    Venue; Service of Process  . . . . . . . . . . . . . . .   23
         12.9    Maximum Interest Rate  . . . . . . . . . . . . . . . . .   24
         12.10   Invalid Provisions . . . . . . . . . . . . . . . . . . .   24
         12.11   Entirety . . . . . . . . . . . . . . . . . . . . . . . .   24
         12.12   Amendments, Consents, Conflicts, and Waivers . . . . . .   24
         12.13   Multiple Counterparts  . . . . . . . . . . . . . . . . .   25
         12.14   Successors and Assigns; Participations . . . . . . . . .   25
         12.15   Confidentiality  . . . . . . . . . . . . . . . . . . . .   26
         12.16   Parties Bound; Assignments . . . . . . . . . . . . . . .   26




         SCHEDULE 1                -       Lenders and Commitments
         SCHEDULE 6                -       Closing Conditions
         SCHEDULE 10               -       Description of Rig


         EXHIBIT A                 -       Promissory Note
         EXHIBIT B                 -       Financial Report Certificate
         EXHIBIT C                 -       Opinion of Counsel to Obligors
         EXHIBIT D                 -       Assignment and Acceptance
         EXHIBIT E                 -       Officer's Certificate
         EXHIBIT F                 -       Conversion Request
         EXHIBIT G                 -       Guaranty



                                     (iii)

                              TERM LOAN AGREEMENT


         THIS AGREEMENT is entered into as of November 30, 1995, among INTERNATIONAL SEA DRILLING LTD., a Cayman Islands corporation ("BORROWER"), Lenders (defined below), and NATIONSBANK OF TEXAS, N.A., a national banking association, as Agent for itself and the other Lenders. Borrower, Lenders and Agent agree as follows:

SECTION 1.       COMMITMENT.

         1.1 Commitment. Subject to the conditions below, each Lender severally but not jointly agrees to extend its Commitment Percentage of credit to Borrower in the form of a single disbursement on the Closing Date in the aggregate amount for all Lenders of $6,500,000 (the "LOAN").

         1.2 Loan Procedure. No later than 11:00 a.m. on the date which is three (3) Business Days prior to the Closing Date (if the Designated Rates for the initial Interest Period include a LIBOR Rate), or, otherwise, on the Closing Date, Borrower shall have faxed or delivered to Agent written notice requesting disbursement of the Loan and indicating the Designated Rate (and Borrower shall deliver an original of such written notice to Agent no later than the first Business Day following funding). Agent shall promptly notify each Lender of its receipt of such written notice. Each Lender shall remit its Commitment Percentage of the Loan to Agent's principal office in Houston, Texas, in funds that are available for immediate use by Agent by 12:00 Noon on the Closing Date. Subject to receipt of those funds, Agent shall (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by Borrower or waived by Determining Lenders) make those funds available to Borrower. Absent contrary written notice from a Lender, Agent may assume that each Lender has made its Commitment Percentage of the Loan available to Agent on the Closing Date, and Agent may, in reliance upon that assumption (but is not required to), make available to Borrower a corresponding amount. If a Lender fails to make its Commitment Percentage of the Loan available to Agent on the Closing Date, Agent may recover the applicable amount on demand (a) from that Lender, together with interest at the Federal Funds Rate during the period commencing on the date the amount was made available to Borrower by Agent and ending on (but excluding) the date Agent recovers the amount from that Lender, or (b) if that Lender fails to pay its amount upon demand, then from Borrower, together with interest at an annual interest rate equal to the rate applicable to the Loan during the period commencing on the Closing Date and ending on (but excluding) the date Agent recovers the amount from Borrower. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of the Loan.

SECTION 2.       TERMS OF PAYMENT.

         2.1 Notes; Payments. The Loan and interest thereon shall be evidenced by the Notes, one payable to each Lender in the stated principal amount of its Commitment. Borrower shall bill ESSO Australia monthly for each Operating Day at the rates specified in the ESSO Contract. Commencing December 29, 1995, and monthly thereafter on the last Business Day of each month, the Loan shall be repaid in principal installments, each in an amount equal to the product of $4,547 times the number of Operating Days billed in such month (such that the monthly principal installments shall range from a minimum of $127,316 for a 28-day month to a maximum of $140,957 for a 31-day month). Interest accruing at the Floating Rate shall be due and payable on the last Business Day of each calendar quarter, commencing December 31, 1995. Interest accruing at a LIBOR Rate shall be due and payable on the last day of each Interest Period and, if such Interest Period exceeds three months, then accrued interest is also due and payable on the date three months after the commencement of such Interest Period. All principal and accrued interest remaining outstanding shall be due and payable on the Termination Date. Each payment or prepayment of the Obligation must be paid at Agent's principal office in funds available for Agent's immediate use by 12:00 Noon on the day due. Borrower may delay any payment due on a non-Business Day until the next succeeding Business Day, but interest shall continue to accrue until the payment is made. Agent shall pay to each Lender any payment or prepayment to which that Lender is entitled on the same day Agent receives the funds from Borrower if Agent receives the payment or prepayment before 12:00 Noon, and otherwise before 12:00 Noon on the following Business Day. If and to the extent that Agent does not make payments to Lenders when due, unpaid amounts shall accrue interest at the Federal Funds Rate from the due date until (but not including) the payment date.

         2.2 Interest. The Loan shall bear interest at an annual rate equal to the lesser of (a) the Designated Rate, and (b) the Highest Lawful Rate. The rate shall change, without notice to Borrower, upon the effective date of each change in the Prime Rate (if a Floating Rate is in effect) or the Highest Lawful Rate. If at any time the rate is limited to the Highest Lawful Rate, any subsequent reductions in the Designated Rate shall not reduce the rate below the Highest Lawful Rate until the total amount of interest paid and accrued equals the amount of interest which would have accrued if the Designated Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of any Note, the total amount of interest paid and accrued is less than the amount of interest which would have accrued if the Designated Rate had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay to the Lender holding that Note an amount equal to the difference between (x) the lesser of either the amount of interest which would have accrued if the Designated Rate had at all times been in effect or the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect and (y) the amount of interest actually paid or accrued on that Note. All past-due principal and accrued interest thereon shall at Determining Lenders' option bear interest from maturity (stated or by acceleration) until paid at the Default Rate. Interest calculations may be made ten (or less) days prior to any due date. If there is an adjustment in the interest rate, in accordance with the terms hereof during such ten-day period, then Borrower shall, on demand, pay to Lenders any underpayment or Lenders shall pay to Borrower any overpayment resulting from any adjustment during such period.

         2.3     Mandatory and Voluntary Prepayments.

                 a. Borrower may voluntarily prepay all or any part of the Loan at any time without premium or penalty, subject to the following conditions:

                          (i) Agent must receive Borrower's written payment notice by 10:00 a.m. on (A) the third Business Day preceding the date of payment if a LIBOR Rate is in effect and (B) the Business Day preceding the date of payment if the Floating Rate is in effect, which notice shall specify the payment date and the amount of the prepayment, and which shall constitute an irrevocable and binding obligation of Borrower to make such prepayment on the designated date;

                          (ii) each partial prepayment must be in a minimum amount of $500,000 or a greater integral multiple of $500,000;

                          (iii) all accrued interest on the portion of the Obligation being prepaid must also be paid in full on the date of payment; and

                          (iv) Borrower shall pay any related Funding Loss upon demand.

                 b. Borrower shall immediately prepay all of the Obligation upon the acquisition by any Person of a beneficial ownership of 50% or more of the outstanding shares of common stock of PESCO.

                 c. Borrower shall immediately prepay $175,000 of the principal amount of the Loan (or such lesser amount as may then be outstanding) upon receipt of the Demobilisation Fee.

                 d. Borrower shall prepay the Obligation (including an amount equal to the Demobilisation Fee upon its receipt) if the ESSO Contract is cancelled, terminated (including ESSO's failure to exercise any of its options to extend the term of the contract under Clause 3 thereof), or amended in any manner that materially alters the amount or timing of any payments due Borrower thereunder, or if ESSO fails to comply in any material respect with the terms of the ESSO Contract and such failure continues in excess of 60 days.

         2.4 Order of Application. Except as otherwise provided in the Loan Papers, all payments and prepayments of the Obligation -- including, without limitation, proceeds from the exercise of any Rights under the Loan Papers or proceeds of any of the Collateral -- shall be applied by Lenders in such order (a) if no Default or Potential Default has occurred and is continuing and if Borrower gives written directions regarding application of a payment or prepayment, then in accordance with such directions, or (b) otherwise, subject to SECTION 9.1, as Determining Lenders may elect in their sole discretion.

         2.5 Capital Adequacy. If any Law, rule, regulation, or treaty now existing or hereafter promulgated regarding capital adequacy, or any adoption thereof, ruling thereon, change therein, or interpretation thereof now existing or hereafter made by any Tribunal or central bank regarding capital adequacy, or compliance by Agent or any Lender with any request, directive, or requirement now existing or hereafter imposed by any Tribunal or central bank regarding capital adequacy (whether or not having the force of Law) shall result in it incurring a reduction in the rate of return on its capital as a consequence of its obligations hereunder to a level below that which it otherwise could have achieved by an amount deemed by it to be material (and it may, in determining such amount, utilize such assumptions and allocations of costs and expenses as it shall deem reasonable and may use any reasonable averaging or attribution method), then, it (through Agent) may, from time to time, notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for the reductions incurred, which certificate shall be conclusive absent manifest error. Borrower shall promptly pay such amount to Agent or that Lender upon demand. If any subsequent revision or amendment of any such Law, rule, regulation or treaty (or of any adoption thereof, ruling thereon, change therein, or interpretation thereof) shall result in a reversal of such reductions, Agent or such Lender (as applicable) shall refund such amounts to Borrower (to the extent reversed and realized by it).

         2.6 Foreign Lenders. Each Lender that is organized under the Laws of any jurisdiction, other than the U.S. or a state thereof (a) represents to Agent and Borrower that it has furnished to Agent and Borrower two duly completed copies of U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other Tax form acceptable to Agent (wherein it claims entitlement to complete exemption from U.S. federal withholding Tax on all interest payments under the Loan Papers), and (b) covenants to (i) provide Agent and Borrower a new Tax form upon the expiration or obsolescence of any previously delivered form according to Law, duly executed and completed by it, and (ii) comply from time to time with all Laws with regard to the U.S. withholding Tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Borrower and Agent (without duplication) may deduct and withhold from interest payments under the Loan Papers U.S. federal income tax at the full rate applicable under the IRC.

         2.7 Sharing of Payments, Etc.. If any Lender obtains any payment (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 2.8) that exceeds its Commitment Percentage of the total Commitments, then that Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess payment Pro Rata with each other Lender. If all or any portion of any excess payment is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrower agrees that any Lender purchasing a participation from another Lender under this section may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to that participation as fully as if that Lender were the direct creditor of Borrower in the amount of that participation.

         2.8 Offset. If a Default exists, each Lender is entitled to exercise (for the benefit of all Lenders in accordance with SECTION 2.7) the Rights of offset and banker's Lien against each and every account and other property, or any interest therein, that Borrower may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation owed to it.

         2.9 Basis Unavailable or Inadequate for Determining LIBOR Rate. If, on or before any date when a LIBOR Rate is to be determined, Agent or any Lender determines that the basis for determining the applicable rate is not available or that the resulting rate does not accurately reflect the cost to Lenders of funding at that rate, then Agent shall promptly notify Borrower and Lenders of that determination (which is conclusive and binding on Borrower absent manifest error) and the Loan shall bear interest at the Floating Rate. Until Agent notifies Borrower that those circumstances no longer exist, Lenders' commitments under this Agreement to fund under a LIBOR Rate will be suspended.

         2.10 Additional Costs. If (i) any Law imposes, modifies, or deems applicable (or if compliance by any Lender with any requirement of any Tribunal results in) any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental or special reserves) be maintained, and (ii) those reserves reduce any sums receivable by that Lender under this Agreement with respect to any portion of the Loan bearing interest at a LIBOR Rate or increase the costs incurred by that Lender in advancing or maintaining any portion of the Loan bearing interest at a LIBOR Rate, then (unless the effect is already reflected in the rate of interest then applicable under this Agreement) that Lender (through Agent) shall deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and Borrower shall promptly pay that amount to that Lender upon demand. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

         2.11 Change in Laws. If any Law makes it unlawful for any Lender to make or maintain any portion of the Loan bearing interest at a LIBOR Rate, then that Lender shall promptly notify Borrower and Agent, and the Loan shall be converted to the Floating Rate as of the date of notice, and Borrower shall pay any related Funding Loss.

         2.12 Funding Loss. BORROWER AGREES TO INDEMNIFY EACH LENDER AGAINST, AND PAY TO IT UPON DEMAND, ANY FUNDING LOSS OF THAT LENDER. When any Lender demands that Borrower pay any Funding Loss, that Lender shall deliver to Borrower and Agent a certificate setting forth in reasonable detail the basis for imposing Funding Loss and the calculation of the amount, which calculation is conclusive and binding absent manifest error. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

         2.13 Interest Periods. When Borrower requests that any portion of the Loan bear interest at a LIBOR Rate, Borrower may elect the applicable interest period (each an "INTEREST PERIOD"), which may be, at Borrower's option, one, two, three or six months, subject to the following conditions:
(a) the initial Interest Period commences on the Closing Date or applicable conversion date, and each subsequent Interest Period commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period begins on a day for which there exists no numerically corresponding Business Day in the calendar month at the end of the Interest Period ("ENDING CALENDAR MONTH"), then the Interest Period ends on the next succeeding Business Day of the Ending Calendar Month, unless there is no succeeding Business Day in the Ending Calendar Month in which case the Interest Period ends on the next preceding Business Day of the Ending Calendar Month; (c) no Interest Period for any portion of the Loan may extend beyond the scheduled repayment date for that portion of the Loan; (d) there may not be in effect at any one time more than three Interest Periods; and (e) each such portion of the Loan bearing interest at a LIBOR Rate must be at least $500,000 or an integral multiple of $100,000 in excess thereof.

         2.14 Conversions. Borrower may (a) on the last day of the applicable Interest Period convert all or part of the Loan bearing interest at a LIBOR Rate to the Floating Rate, (b) at any time convert all or part of the Loan bearing interest at the Floating Rate Borrowing to a LIBOR Rate, and (c) elect a new Interest Period for all or any part of the Loan bearing interest at a LIBOR Rate. Any such conversion is subject to the dollar limits and denominations of SECTION 2.13(e) and may be accomplished by delivering a Conversion Request, in the form of EXHIBIT F hereto, to Agent no later than 10:00 a.m. (i) on the third Business Day before the conversion date for conversion to a LIBOR Rate and the last day of the Interest Period, for the election of a new Interest Period, and (ii) one Business Day before the last day of the Interest Period for conversion to a Floating Rate. Absent Borrower's notice of conversion or election of a new Interest Period, any portion of the Loan bearing interest at a LIBOR Rate shall be converted to a Floating Rate when the applicable Interest Period expires.

SECTION 3. FEES. The following fees represent compensation for services rendered and to be rendered separate and apart from the extension of credit and do not constitute compensation for the use, detention, or forbearance of money, and the obligation of Borrower to pay each fee shall be in addition to, and not in lieu of, the obligation of Borrower to pay interest. All fees shall be non-refundable when due and shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate and shall be secured by all of the Collateral.

         3.1 Agent's Arranging Fee. Borrower shall pay to Agent, solely for its own account, the Agent's arranging fee described in the attachment to the letter agreement between Borrower and Agent dated September 11, 1995, on or before the Closing Date.

         3.2 Facility Fee. Borrower shall pay to Agent for the Pro Rata account of Lenders a facility fee equal to $65,000, payable on the Closing Date.

SECTION 4.       SECURITY.

         4.1 Guaranties. Full and complete payment of the Obligation is guaranteed in accordance with the Guaranty executed by each Obligor, other than Borrower.

         4.2 Collateral. Full and complete payment of the Obligation is secured by the Collateral.

         4.3 Cash Collateral Accounts. Borrower shall maintain Cash Collateral Accounts, which may be operating accounts, commencing on the Closing Date and continuing until the Obligation is paid and performed in full. Borrower shall cause all accounts receivable due under the ESSO Contract and any insurance proceeds payable in respect of the Rig (unless otherwise payable only to Agent or Lenders or jointly to Borrower and Agent or Lenders) to be directly paid to such Cash Collateral Accounts. Borrower hereby grants to Agent, on behalf of Lenders, a first and prior security interest in such Cash Collateral Accounts and all checks, drafts, and other items ever received for deposit therein. Borrower may withdraw the funds from the Cash Collateral Accounts solely to pay costs and expenditures associated with operation of the Rig under the ESSO Contract, distributions to Pool Company, and principal, interest, and fees due under this Agreement, unless a Default or Potential Default exists.

SECTION 5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Agent and Lenders as follows:

         5.1     Corporate Existence and Authority.

                 a. Borrower is a corporation duly organized, validly existing, and in good standing under the Laws of the Cayman Islands.

                 b. Borrower (i) is duly qualified to transact business and is in good standing as a foreign corporation in Australia, (ii) possesses all requisite authority, power, licenses, permits, and franchises to conduct its business as now being conducted, except where failure to so possess would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, and
         (iii) possesses all requisite authority, licenses, power, permits, and to execute, deliver, and comply with the terms of the Loan Papers to which it is contemplated in this Agreement to be or to become party, all which have been duly authorized and approved by all necessary corporate action and for which no approval or consent of any Person or Tribunal is required which has not been obtained.

         5.2     Ownership and Names.

                 a. All of the outstanding shares of capital stock of Borrower are duly authorized, validly issued, fully paid and nonassessable, and none thereof was issued in violation of any preemptive or preferential Rights of any Person.

                 b. Pool Company is the true and lawful owner, of record and beneficially, of all shares of Borrower's capital stock, free and clear of any Liens, restrictions, claims, or Rights of another, and none of such shares is subject to any warrant, option, or other Right of any Person to acquire the same or subject to any restriction on transfer thereof, except for restrictions imposed by securities Laws.

                 c. There are no authorized or outstanding warrants, options, or other Rights to acquire from Pool Company or Borrower any shares of capital stock or other investment securities of Borrower or any securities convertible into or exchangeable for such shares.

                 d. Borrower has not transacted business under any other corporate or trade name, nor been a party to any merger, combination, or consolidation, or acquired all or substantially all of the stock or accounts receivable of any Person in the last five years.

                 e.       Borrower has no Subsidiaries.

         5.3 Relationship with Agent and Lenders. To the best knowledge of Borrower's executive officers, no director, officer, manager, or employee of any Obligor is a director, officer, or employee of, or has any substantial interest in, Agent or any Lender. No Person who may be deemed to have "control" of any Obligor is an "executive officer", "director", or "principal shareholder" of Agent or any Lender. Terms appearing in quotations in this section are used as defined in Section 215.2 of Regulation O of the Board of Governors of the Federal Reserve System, as amended.

         5.4 Financial Statements. The Current Financials were prepared in accordance with GAAP and fairly present the consolidated and consolidating (if applicable) financial conditions and the results of operations of PESCO and its consolidated Subsidiaries as of, and for the portion of the fiscal year ending on, the date or dates thereof. There were no material liabilities, direct or indirect, fixed or contingent, of PESCO or any of its consolidated Subsidiaries on the date or dates of the Current Financials which are not reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, the Loan Papers and transactions heretofore disclosed in writing to Lenders, there have been no material adverse changes in the consolidated financial condition of PESCO from those shown in the Current Financials and the notes thereto between such date or dates and the date hereof, nor has any Obligor incurred any material liability, direct or indirect, fixed or contingent.

         5.5     Compliance with Laws and Documents.

                 a. Borrower is not, nor will the execution, delivery, and the performance of and compliance with the terms of the Loan Papers cause it to be, in violation of any Laws (including, without limitation, Environmental Laws), other than such violations which would not, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect.

                 b. Borrower is not, nor will the execution, delivery, and the performance of and compliance with the terms of the Loan Papers cause it to be, in violation of its bylaws or charter.

         5.6 Litigation. As of the date of this Agreement, Borrower is not involved in, nor is any executive officer of Borrower aware of the threat of, any Litigation, and there are no outstanding or unpaid judgments against Borrower.

         5.7 Taxes. All Tax returns of Borrower required to be filed have been filed, and all Taxes imposed upon Borrower have been paid, other than Taxes for which the criteria for Permitted Liens have been satisfied.

         5.8 Government Regulation. Neither Borrower nor any Affiliate is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended), or any other Law (other than Regulation X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt.

         5.9 Employee Benefit Plans. No employee benefit plan (as defined in the IRC and ERISA) of Borrower has incurred an accumulated funding deficiency in an amount sufficient to be reasonably likely to have a Material Adverse Effect. No prohibited transaction or reportable event (as such terms are defined in ERISA) has occurred which would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. Borrower has not (a) incurred material liability to the PBGC in connection with any such plan, or (b) withdrawn in whole or in part from participation in a multi-employer pension plan (as defined in ERISA).

         5.10 Purpose of Credit. The proceeds of the Loan (a) will not be used directly or indirectly for the purpose of purchasing or carrying, or for the purpose of extending credit to others for the purpose of purchasing or carrying, any "margin stock" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended, or for any other purpose which would violate the terms of this Agreement or the Revolving Credit Agreement, and (b) will be used to refinance the construction costs of the Rig.

         5.11 Properties; Liens. Except for Permitted Liens, there is no Lien on any asset of Borrower. Borrower does not know of any condition or circumstance affecting any of its Properties, such as the presence of asbestos or other Hazardous Substances, that would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

         5.12    Material Agreements.

                 a. Except for the Loan Papers and the ESSO Contract, there are no other agreements of Borrower that would, upon a default thereunder, be reasonably likely, individually or in the aggregate, to cause a Material Adverse Effect; Borrower is not, nor will the execution, delivery, and performance of and compliance with the terms of the Loan Papers cause it to be, in default (nor has any potential default occurred) under any Material Agreement.

                 b. Mobilisation of the Rig in accordance with Clause 4.4 of the ESSO Contract occurred on October 9, 1995, and the Rig is presently located in the Bass Strait, offshore Victoria, Australia.

         5.13 Solvency. After giving effect to the transactions contemplated hereunder, each Obligor will be Solvent.

         5.14 General. There are no material facts or conditions relating to the Loan Papers, any of the Property of the Obligors, or the individual or combined financial conditions and businesses of the Obligors which would, individually or collectively, be reasonably likely to cause a Material Adverse Effect, and which have not been related, in writing, to Agent and Lenders; and the Loan Papers, including all Financial Statements and the items on SCHEDULE 6, which were exhibited or delivered to Agent and Lenders, are genuine and in all material respects what they purport and appear to be.

SECTION 6.       CONDITIONS PRECEDENT.

         6.1 Initially. Lenders will not be obligated to fund the Loan until Agent has received each document and other item described on SCHEDULE 6.

         6.2 Materiality and Waiver. Each condition precedent in this Agreement is material to the contemplated transaction, and time is of the essence. Lenders may fund the Loan without all conditions precedent being satisfied, but that is not a waiver of the requirement that each condition precedent be satisfied, unless Determining Lenders specifically permanently waive the condition precedent in writing.

SECTION 7.       COVENANTS.   Until the Obligation is fully paid and performed
-- unless Borrower first obtains a written consent to the contrary from Agent on behalf of Determining Lenders -- Borrower covenants and agrees with Agent and Lenders as follows:

         7.1 Use of Proceeds. The proceeds of the Loan shall be used only as represented in SECTION 5.10.

         7.2 Books and Records. Borrower shall keep proper and complete books, records, and accounts in accordance with GAAP and shall permit Agent or any Lender, upon reasonable prior notice, to inspect the same during regular business hours and make and (at Lenders' expense in respect of costs paid to third parties during each calendar year in excess of $1,000 in the aggregate) take away copies.

         7.3 Items to be Furnished. Borrower shall cause the following to be furnished to Agent:

                 a. Within 120 days after the last day of each fiscal year of PESCO, Financial Statements showing the consolidated and consolidating (if applicable) financial conditions and results of operations of PESCO as of, and for the year ended on, such last day, accompanied by (i) the opinion, without material qualification, of Deloitte & Touche or another firm of independent certified public accountants acceptable to Determining Lenders, based on an audit using generally accepted auditing standards, that the consolidated portions of such Financial Statements were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition and results of operations of PESCO, and (ii) a Financial Report Certificate with respect to such Financial Statements.

                 b. As soon as practicable after the end of each fiscal year of Pool Company, unaudited consolidating Financial Statements showing (by major management operation category) the financial condition and results of operation of PESCO.

                 c. Within 120 days after the last day of each fiscal year of Borrower, unaudited Financial Statements showing the financial condition and results of operations of Borrower as of, and for the year ended on, such last day.

                 d. Within 60 days after the last day of each of the first three fiscal quarters of each fiscal year of PESCO (i) unaudited Financial Statements showing the consolidated and consolidating (if applicable) financial condition and results of operations of PESCO as of, and for the period from the beginning of the current fiscal year to, such last day, and (ii) a Financial Report Certificate with respect to such Financial Statements.

                 e. Within 60 days after the last day of each of the first three fiscal quarters of each fiscal year of Borrower, unaudited Financial Statements showing the financial condition and results of operations of Borrower as of, and for the period from the beginning of the current fiscal year to, such last day.

                 f. Promptly after filing or delivery thereof, true copies of all SEC Reports furnished by or on behalf of PESCO to its stockholders.

                 g. Notice, promptly after Borrower knows or has reason to know of, (i) the existence and changes in the status of any Litigation which would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect, (ii) any change in any material fact or circumstance represented or warranted in any Loan Paper which would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect, (iii) a Default or Potential Default, specifying the nature thereof and what action Borrower has taken, is taking, or proposes to take with respect thereto, or (iv) the occurrence of a reportable event (as defined in ERISA) with respect to any employee benefit plan of Borrower subject to ERISA, or the complete or partial withdrawal from participation in a multi-employer pension plan (as such terms are defined in ERISA) by Borrower (or the intention of such entity to do so), or the initiation (or intent to initiate) by the PBGC or Borrower of proceedings under ERISA to terminate any such plan, or the occurrence of any event or condition which might constitute grounds for termination of any such benefit plan under ERISA.

                 h. Promptly upon reasonable request by Agent or Determining Lenders, such information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of any Obligor, and such opinions, certifications, and documents, in addition to those mentioned in this Agreement.

         7.4 Inspection. Borrower shall allow any Lender (who shall comply with Borrower's safety rules applicable in the ordinary course of business to each specific location) to inspect any of its properties, to review reports, files, and other records, to conduct tests or investigations, and to discuss any of its affairs, conditions, and finances or with any director, officer, or employee, from time to time, during reasonable business hours.

         7.5 Taxes. Borrower shall promptly pay all Taxes due, except Taxes for which the criteria for Permitted Liens have been satisfied. Borrower may not, directly or indirectly, use any portion of the proceeds of the Loan to pay the wages of employees, unless a timely payment to or deposit with the proper authorities of all amounts of Tax required to be deducted and withheld from such wages is also made.

         7.6 Payment of Obligations. Borrower shall promptly pay (or renew and extend) all of its material obligations as the same become due.

         7.7 Expenses of Lenders. Borrower shall promptly pay (a) upon Agent's request, estimated filing and recording fees and expenses for the Loan Papers creating the Lender Liens, and (b) all reasonable costs, fees, and expenses paid or incurred by Agent, Arranger, or any Lender incident to any of the Loan Papers (including, but not limited to, any additional filing or recording fees and the reasonable fees and expenses of counsel to Agent and any Lender in connection with the negotiation, preparation, and execution of the Loan Papers and any related amendment, waiver, or consent and in connection with the Loan, whether the Loan is ever made and, if a Potential Default or Default exists, Lenders' expenses described in SECTION 11.4(D)) or to the enforcement of the obligations of any of the Obligors or the exercise of any Rights (including, but not limited to, reasonable attorneys' fees and court costs), all of which shall be a part of the Obligation.

         7.8 Maintenance of Corporate Existence, Assets, Business, and Insurance. Borrower shall at all times: Maintain its corporate existence and authority to transact business and good standing in the Cayman Islands and all other jurisdictions where the failure to so maintain would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect; maintain all licenses, permits, and franchises necessary for its businesses, where the failure to so maintain would, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect; keep all of its assets which are necessary in its businesses in good working order and condition (ordinary wear and tear excepted), and make all necessary repairs and replacements thereto; and maintain, or cause to be maintained, insurance with such insurers, in such amounts, and covering such risks, as shall be ordinary and customary in the industry. Each insurance policy shall provide, by way of endorsements, riders or otherwise, that proceeds will be payable to Agent, on behalf of Lenders, and that such policy may only be cancelled after Agent is given thirty (30) days written notice of such cancellation (ten (10) days in the case of non-payment of premium). All renewal and substitute policies of insurance or certified copies thereof shall be delivered to Agent. If no Default or Potential Default exists, Agent shall assign to the insured Person any and all monies that become payable under any insurance policies required hereunder, and such insured Person shall apply said monies to the repair, rebuilding and restoration or replacement of the lost, destroyed or damaged assets; provided that in the event of a Total Loss such assignment by the Agent shall not be available.

         7.9     Maintenance and Evidence of Priority of Lender Liens.
Borrower shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Agent may reasonably deem necessary or appropriate in order to perfect and maintain the Lender Liens in favor of Agent for the benefit of Lenders and preserve and protect the Rights of Agent and Lenders in all present and future Collateral.

         7.10 Employee Benefit Plans. Borrower may not, directly or indirectly, engage in any prohibited transaction (as defined in ERISA), permit the funding with respect to any employee benefit plan established or maintained by Borrower to ever be less than the minimum required by applicable provisions of ERISA or regulations thereunder, permit any employee benefit plan established or maintained by Borrower to ever be subject to involuntary termination proceedings, or fully or partially withdraw from any multi-employer pension plan (as such terms are defined in ERISA).

         7.11 Debt. Borrower may not, directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Debt, other than (a) the Obligation, (b) customary trade payables in the ordinary course of business, (c) obligations relating to bid and performance guarantees and surety bonds required in the ordinary course of business, (d) capital leases not to exceed $300,000 in the aggregate outstanding at any one time, and (e) Debt due to any other Obligor.

         7.12 Lease Obligations. Borrower may not, directly or indirectly, enter into, assume, or otherwise obligate itself for the performance of the obligations of the lessee or tenant under any lease or sublease of property providing for annual payments in the aggregate for all such leases of more than $200,000.

         7.13 Liens. Borrower may not, directly or indirectly, (a) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, except Permitted Liens, or (b) enter into or permit to exist any arrangement or agreement (other than the Loan Papers) which directly or indirectly prohibits Borrower from creating or incurring any Lien on any of its assets.

         7.14 Acquisitions, Mergers, and Dissolutions. Borrower may not, directly or indirectly, acquire all or any substantial portion of the stock issued by, or interest in, any Person (including, but not limited to, the formation or acquisition of a Subsidiary), or dissolve, or merge or consolidate with any Person.

         7.15 Loans, Advances, and Investments. Borrower may not, directly or indirectly, make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person, other than (a) expense accounts for and other advances to directors, officers, and employees of the Obligors in the ordinary course of business not to exceed $25,000 in the aggregate outstanding at any time for any one director, officer, or employee; (b) investments in obligations of the U.S. and agencies thereof and obligations guaranteed by the U.S. maturing within one year from the date of acquisition; (c) certificates of deposit issued by commercial banks organized under the Laws of the U.S. or any state thereof and having combined capital, surplus, and undivided profits of not less than $100,000,000, and which (i) shall have a rating from Moody's or S&P of at least P-1 and A-1, respectively, or (ii) are insured by the Federal Deposit Insurance Corporation; (d) commercial paper which shall have a rating from Moody's or S&P of at least P-1 and A-1, respectively; (e) eurodollar investments with financial institutions (i) having combined capital, surplus, and undivided profits of not less than U.S. $100,000,000, and (ii) with commercial paper rated at least P-1 or A-1 by Moody's or S&P, respectively, or, if any institution does not have a commercial paper rating, a comparable bond rating of at least A or BAA-1 by Moody's or S&P, respectively; and (f) extensions of credit in connection with trade receivables and overpayments of trade payables, in each case resulting from transactions in the ordinary course of business; and (g) with any other Obligor.

         7.16 Issuance of Securities. Borrower may not, directly or indirectly, issue, sell, or otherwise dispose of any of its shares of capital stock or other investment securities of any class, any securities convertible into or exchangeable for any such shares, or any carrying Rights, warrants, options, or other Rights to subscribe for or purchase such shares.

         7.17 Transactions with Affiliates. Borrower may not, directly or indirectly, enter into any material transaction (including, but not limited to, the sale or exchange of property or the rendering of service) with any Affiliate, other than in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such entity could obtain or could become entitled to in an arm's-length transaction with a Person which was not an Affiliate.

         7.18 Sale of Assets. Borrower may not, directly or indirectly, sell or otherwise dispose of the Rig or any substantial part thereof.

         7.19 Compliance with Laws and Documents. Borrower may not, directly or indirectly, violate the provisions of any Laws (including, without limitation, Environmental Laws), its charter or bylaws, or any agreement if such violation alone, or when aggregated with all other such violations, would be reasonably likely to cause a Material Adverse Effect.

         7.20 New Businesses. Borrower may not, directly or indirectly, engage in any business, other than the businesses in which it is presently engaged or businesses related thereto.

         7.21 Assignment. Borrower may not, directly or indirectly, assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers.

         7.22 Fiscal Year and Accounting Methods. Subject to SECTION 10.1, Borrower may not change its fiscal year or method of accounting (other than immaterial changes in methods), unless required to do so by Law.

         7.23 ESSO Contract. Borrower shall cause all payments to Borrower under the ESSO Contract (excluding the Mobilisation Fee paid prior to the date hereof) to be deposited into the Cash Collateral Accounts.

SECTION 8. DEFAULT. "DEFAULT" means the occurrence of one or more of the following events (including the passage of time, if any, specified therefor):

         8.1 Payment of Obligation. The failure or refusal of Borrower to pay any portion of the Obligation, as the same becomes due in accordance with the terms of the Loan Papers, and such failure or refusal continues for a period of three days after the due date of an interest payment (with no grace period for failure or refusal to make a principal payment).

         8.2     Covenants.

                 a. The failure or refusal of Borrower to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in SECTIONS 7.1 and 7.10 through 7.22.

                 b. The failure or refusal of Borrower to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in any of the Loan Papers, other than covenants to pay the Obligation and the covenants listed in CLAUSE (A) preceding, and such failure or refusal continues for a period of ten days after Borrower has notice thereof.

         8.3 Debtor Relief. (a) Any Obligor is not Solvent, or (b) (i) fails to pay its debts generally as they become due, (ii) voluntarily seeks, consents to, or acquiesces in the benefit or benefits of any Debtor Relief Law, or (iii) becomes a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Agent or any Lender granted in the Loan Papers (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing).

         8.4 Attachment. The failure of Borrower to have discharged within a period of 30 days after the commencement any attachment, sequestration, or similar proceeding against its assets having a value (individually or in the aggregate) of $250,000 or more.

         8.5 Payment of Judgments. Borrower fails to pay any judgment or order for the payment of money in excess of $250,000 rendered against it or any of its assets and either (a) any enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (b) a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect for any period of ten or more consecutive days.

         8.6     Default on Other Debt or Security.

                 a. A "Default" as defined in the Pool Company Term Loan Agreement or the Pool Company Revolving Credit Agreement.

                 b. Borrower fails or refuses to make any payment due on any Debt or security in excess of $1,000,000 or any event shall occur or any condition shall exist in respect of any of its Debt or securities in excess of $1,000,000 or under any agreement securing or relating to such Debt or securities, the effect of which is (i) to cause any holder of such Debt or securities or a trustee to cause any of such Debt or securities to become due prior to the stated maturity or prior to the regularly scheduled dates of payment, or (ii) to permit a trustee or the holder of any securities (other than common stock) to elect (whether or not such trustee or holder does elect) a majority of the directors on the board of directors of such entity. "Security" has the meaning given such term in the Securities Act of 1933, as amended.

         8.7 Material Agreements. The occurrence and continuance of a default (a) by Borrower under the ESSO Contract, or (b) under any other agreement that would be reasonably likely to cause a Material Adverse Effect.

         8.8 Material Adverse Effect. Agent or any Lender discovers (i) any event or circumstance that would, individually or in the aggregate with all other events or circumstances, be reasonably likely to cause a Material Adverse Effect, (ii) any other information that the prospect of payment or performance of the Obligation is materially impaired, or

(iii) that the value of the Collateral has or will be materially decreased and the situation giving rise thereto is not corrected to Agent's satisfaction within 20 days after Agent gives notice to Borrower.

         8.9 Misrepresentation. Agent or any Lender discovers that any material statement, representation, or warranty in the Loan Papers or in any Financial Statement of any Obligor or any writing delivered to either Agent or any Lender pursuant to the Loan Papers is false, misleading, or erroneous when made or delivered in any material respect.

         8.10 Ownership. Borrower ceases to be a wholly-owned Subsidiary of Pool Company, or Pool Company ceases to be a wholly- owned Subsidiary of PESCO Subsidiary, or PESCO Subsidiary ceases to be a wholly-owned Subsidiary of PESCO.

SECTION 9.       CERTAIN RIGHTS AND REMEDIES.

         9.1 Remedies Upon Default. Upon the occurrence and continuance of a Default, Agent may (with the consent of, and must, upon the request of Determining Lenders) do any one or more of the following: (a) declare all or part of the unpaid balance of the Obligation then or thereafter outstanding immediately due and payable, whereupon it shall be due and payable (provided that, upon the occurrence of a Default under SECTION 8.3, the entire Obligation shall automatically become due and payable without notice or other action of any kind whatsoever); (b) terminate the commitments of Lenders to extend credit under this Agreement; (c) reduce any claim to judgment; (d) exercise (or request each Lender to, and each Lender is entitled to exercise) the Rights of offset or banker's Lien against the interest of each Obligor in and to every account and other property of such entities which are in the possession of Agent or any Lender; (e) foreclose any or all Lender Liens or otherwise realize upon any and all of the Rights Agent or Lenders may have in and to the Collateral; and (f) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of Texas or any other jurisdiction as Agent or Lenders shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Tribunal either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any Right granted to Agent or Lenders in any of the Loan Papers.

         9.2 WAIVERS BY BORROWER AND OTHERS. BORROWER AND EACH SURETY, ENDORSER, GUARANTOR, AND OTHER PARTY EVER LIABLE FOR PAYMENT OF ANY OF THE OBLIGATION JOINTLY AND SEVERALLY WAIVE PRESENTMENT AND DEMAND FOR PAYMENT, PROTEST, NOTICE OF INTENTION TO ACCELERATE, NOTICE OF ACCELERATION, AND NOTICE OF PROTEST AND NONPAYMENT, AND AGREE THAT THEIR LIABILITY WITH RESPECT TO THE OBLIGATION, OR ANY PART THEREOF, SHALL NOT BE AFFECTED BY ANY RENEWAL OR EXTENSION IN THE TIME OF PAYMENT OF THE OBLIGATION, BY ANY INDULGENCE, OR BY ANY RELEASE OR CHANGE IN ANY SECURITY FOR THE PAYMENT OF THE OBLIGATION, AND HEREBY CONSENT TO ANY AND ALL RENEWALS, EXTENSIONS, INDULGENCES, RELEASES, OR CHANGES, REGARDLESS OF THE NUMBER THEREOF.

         9.3 Performance by Agent. If any covenant, duty, or agreement of Borrower is not performed in accordance with the terms of the Loan Papers, Agent may, at its option (but subject to the approval of the Determining Lenders), perform, or attempt to perform, such covenant, duty, or agreement on behalf of such entity. Any amount reasonably expended by Agent in such performance or attempted performance shall be payable by Borrower to Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Agent until paid. Notwithstanding the foregoing, it is expressly understood that Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any such covenant, duty, or agreement.

         9.4 Delegation of Duties and Rights. Agent and Lenders may exercise any of their respective duties or exercise any of their respective Rights under the Loan Papers by or through their respective officers, directors, employees, attorneys, agents, or other representatives.

         9.5 Not in Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Agent or Lenders the Right or power to exercise control over the affairs or management of any Obligor, the power of Agent and Lenders being limited to the Right to exercise the remedies provided in this SECTION 9. Agent and Lenders have no fiduciary obligation toward any Obligor with respect to any Loan Paper and transactions contemplated thereby. The relationship pursuant to the Loan Papers between the Obligors, and Agent and Lenders, is and shall be that of debtor and creditor, respectively, and no partnership or joint venture is created by any Loan Paper.

         9.6 Waivers by Agent and Lenders. The acceptance by Agent or any Lender at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Agent or any Lender of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Agent or any Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver or acquiescence, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of such or any other Right.

         9.7 Cumulative Rights. All Rights available to Agent, Determining Lenders and Lenders under the Loan Papers are cumulative of and in addition to all other Rights granted to Agent, Determining Lenders and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Agent, Determining Lenders, or Lenders have instituted any suit for collection or other action in connection with the Loan Papers.

         9.8 Expenditures by Lenders. All court costs, reasonable attorneys' fees, other costs of collection, and other out-of- pocket sums spent by Agent or any Lender pursuant to the exercise of any Right (including, without limitation, any effort to collect or enforce any Note) provided herein shall be payable to Agent or such Lender on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date spent until the date repaid by Borrower.

         9.9 Diminution in Value of Collateral. Neither Agent nor any Lender shall have any liability or responsibility whatsoever for any diminution in or loss of value of any Collateral.

         9.10 INDEMNIFICATION. BORROWER SHALL INDEMNIFY AGENT, ARRANGER, AND LENDERS AND HOLD AGENT AND LENDERS HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES, AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST AGENT OR ANY LENDER, IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN PAPERS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN (INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST AGENT OR ANY LENDER BY VIRTUE OF OWNERSHIP OR OPERATION OF ANY COLLATERAL), TO THE EXTENT THAT ANY SUCH INDEMNIFIED LIABILITIES RESULT, DIRECTLY OR INDIRECTLY, FROM ANY CLAIMS MADE OR ACTIONS, SUITS, OR PROCEEDINGS COMMENCED BY OR ON BEHALF OF ANY PERSON, OTHER THAN AGENT, ARRANGER, OR ANY LENDER; PROVIDED THAT NEITHER AGENT, ARRANGER, NOR ANY LENDER SHALL HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE FOREGOING AGREEMENT CONSTITUTES A PART OF THE OBLIGATION, AND SHALL SURVIVE THE EXERCISE OF ANY RIGHTS OF AGENT OR ANY LENDER WITH RESPECT TO ALL OR ANY PART OF THE COLLATERAL.

SECTION 10.      CERTAIN DEFINITIONS AND TERMS.

         10.1 Accounting Terms; Changes in GAAP. As used herein, "GAAP" means generally accepted accounting principles, applied on a consistent basis,
(a) as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question, and (b) where not inconsistent with such opinions and statements, as set forth in other AICPA publications and guidelines or which otherwise arise by custom for the particular industry; and the requisite that such principles be applied on a consistent basis means that the accounting principles in a current period are comparable in all material respects to those applied in a preceding period. All accounting and financial terms used in any of the Loan Papers and the compliance with each covenant contained in the Loan Papers which relates to financial matters shall be determined in accordance with GAAP, except to the extent that a deviation is expressly stated in such Loan Papers. If a change in GAAP requires a change in any method of accounting or if any voluntary change in the accounting methods be permitted pursuant to
SECTION 7, then such change shall not result in a Default if, at the time of such change, such Default had not occurred and was not then continuing, based upon the former methods of accounting used by or on behalf of Borrower; provided that, after any such change in accounting methods, only the next set of Financial Statements required to be delivered to Agent shall be prepared in comparative form, in compliance with the former methods of accounting used prior to such change, as well as with the new method or methods of accounting.

         10.2 Number and Gender of Words. Whenever in any Loan Paper the singular number is used, the same shall include the plural where appropriate, and vice versa.

         10.3 Other Definitions. The following terms have the meanings indicated:

         AFFILIATE means any Person who (a) would be an "affiliate" of Borrower within the meaning of the regulations promulgated under the Securities Act of 1933, as such regulations and act are amended and in effect on the date in question, if such Person were subject to such act and regulations, or (b) who is a director or officer of any Obligor.

         AGENT means NationsBank of Texas, N.A., a U.S. national banking association, and its successor or successors as agent for itself and the other Lenders under this Agreement.

         AGREEMENT means this Term Loan Agreement, including the Schedules and Exhibits attached hereto, and any and all future renewals and extensions or restatements of, or amendments or supplements to, all or any part of the foregoing.

         ARRANGER means NationsBanc Capital Markets, Inc., a North Carolina corporation.

         BORROWER is defined in this Agreement's introductory paragraph.

         BUSINESS DAY means any day on which Agent is open for banking business in Texas.

         CASH COLLATERAL ACCOUNT means (a) depository account no. 018-7163942 in Borrower's name at NationsBank of Texas, N.A., in Dallas, Texas, and (b) any other depository account maintained by Borrower at a commercial bank in Australia with the prior written consent of Agent, if such account is subject to a first perfected security interest in favor of Agent on terms satisfactory to Agent, in each case into which all payments to Borrower under the ESSO Contract (except the Mobilisation Fee paid prior to the date hereof) shall be deposited and from which all disbursements of Borrower under the ESSO Contract shall be made.

         CLOSING DATE means the date on which the Loan is funded.

         COLLATERAL means all right, title and interest of Borrower in and to
(a) the Rig, (b) all insurance policies and proceeds relating to the Rig, (c) all payments under, and proceeds of, the ESSO Contract (except the Mobilisation Fee paid prior to the date hereof), and (d) the Cash Collateral Accounts.

         COMMITMENT means, for any Lender, the amount stated beside that Lender's name on the attached SCHEDULE 1.

         COMMITMENT PERCENTAGE means, for any Lender and at any time, the proportion -- stated as a percentage -- that its Commitment bears to the total Commitments.

         CURRENT FINANCIALS means PESCO's Financial Statements included in the SEC Report on Form 10-K for the year ended December 31, 1994, and Form 10-Q for the quarter ended June 30, 1995.

         DEBT of any Person includes all obligations (contingent or otherwise) for borrowed money or for the purchase of assets which, in accordance with GAAP, should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any Lien existing on property owned or acquired by such Person or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed), obligations which have been or under GAAP should be capitalized for financial reporting purposes, and all guaranties, endorsements, and other contingent obligations with respect to Debt of others, including, but not limited to, any obligations to acquire any of such Debt, to purchase, sell, or furnish property or services primarily for the purpose of enabling such other Person to make payment of any of such Debt, or to otherwise assure the owner of any of such Debt against loss with respect thereto, and any obligations of an Obligor arising in connection with its unconsolidated Subsidiaries or joint venture or partnership interests.

         DEBTOR RELIEF LAWS means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief Laws from time to time in effect affecting the Rights of creditors generally.

         DEFAULT is defined in SECTION 8.

         DEFAULT RATE means an annual interest rate equal to the lesser of either (a) the sum of the Floating Rate plus 4% or (b) the Highest Lawful Rate.

         DEMOBILISATION FEE means the fee payable to Borrower under Clause 5.13 of the ESSO Contract for the removal of the Rig from locations owned or operated by ESSO and related tasks.

         DESIGNATED RATE means either the Floating Rate or a LIBOR Rate as designated by Borrower pursuant to SECTION 1.2, 2.13, OR 2.14.

         DETERMINING LENDERS means, at any time, any combination of Lenders holding at least 66.7% of the total Commitments and 66.7% of the total Principal Debt.

         ENVIRONMENTAL LAW means each Law that relates (a) to the condition of air, water, land, or other parts of the environment or (b) to the release, discharge, emission, removal, remediation, clean-up, generation, production, manufacturing, processing, distribution, use, treatment, storage, disposal, transportation, or other handling or control of pollutants, contaminants, wastes, or toxic or other Hazardous Substances, in any jurisdiction in which the Rig is operated.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations, promulgations, and rulings issued thereunder.

         ESSO means ESSO Australia Ltd., an Australian corporation having its registered office at ESSO House, 12 Riverside Quay, Southbank, Victoria, Australia.

         ESSO CONTRACT means the Contract for the provision of well workover services dated as of June 19, 1995, between Borrower and ESSO under the laws of the State of Victoria, Australia.

         EXHIBIT means an exhibit attached to this Agreement, unless otherwise specified.

         FEDERAL FUNDS RATE means, for any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined (which determination is conclusive and binding, absent manifest error) by Agent to be equal to the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers on that day, as published by the Federal Reserve Bank of New York on the next Business Day, or, if those rates are not published for any day, the average of the quotations at approximately 10:00 a.m. received by Agent from three federal funds brokers of recognized standing selected by Agent in its sole discretion.

         FINANCIAL REPORT CERTIFICATE means a certificate, executed by the president, chief financial officer, or controller of Borrower, substantially in the form of EXHIBIT B but containing such other certifications, statements, calculations, explanations, and conclusions as any Lender may reasonably request with respect to compliance with any or all of the covenants and conditions contained in the Loan Papers.

         FINANCIAL STATEMENTS includes, but is not limited to, balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flows (i) prepared in comparative form with respect to the corresponding period of the preceding fiscal year, all of the foregoing prepared in accordance with GAAP, or (ii) included in any SEC Report.

         FLOATING RATE means an annual rate equal to Prime Rate + 0.5%.
                                                     -----------------
                                                            0.9

         FUNDING LOSS, means, all reasonable costs and reasonable losses incurred by Lender when (i) Borrower fails or refuses for any reason (other than such Lender's failure to comply with this Agreement) to borrow on the date designated by Borrower any portion of the Loan which is to bear interest at a LIBOR Rate, or (ii) Borrower prepays or converts all or any portion of the Loan bearing interest at a LIBOR Rate on a day other than the last day of an Interest Period for such portion.

         GAAP is defined in SECTION 10.1.

         GUARANTY means a Guaranty substantially in the form of EXHIBIT G, executed and delivered by all Obligors (other than Borrower).

         HAZARDOUS SUBSTANCE means (a) any substance that now or hereafter constitutes a hazardous substance within the meaning of 42 U.S.C. Section 9601(14), as amended, or (b) any other substance identified as a hazardous or toxic waste, pollutant, contaminant, or substance under any other Environmental Law.

         HIGHEST LAWFUL RATE means, with respect to each Lender, the maximum rate of interest (or, if the context so requires, an amount calculated at such rate) which such Lender is allowed to contract for, charge, take, reserve, or receive under applicable federal or state (whichever is higher) Law from time to time in effect after taking into account, to the extent required by applicable federal or state (whichever is higher) Law from time to time in effect, any and all relevant payments or charges under the Loan Papers.

         INTEREST PERIOD is defined in SECTION 2.13.

         IRC means the Internal Revenue Code of 1986, as amended, and the regulations, promulgations, and rulings issued thereunder.

         LAWS means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, province, nation, territory, possession, county, township, parish, municipality, or Tribunal.

         LENDER LIENS means Liens in favor of Agent for the benefit of Lenders.

         LENDERS means the financial institutions named on the attached
SCHEDULE 1 or on the most recently amended SCHEDULE 1, if any, delivered by Agent under this Agreement, and, subject to this Agreement, their respective successors and assigns (but not any Participant who is not otherwise a party to this Agreement).

         LIBOR means the quotient obtained by dividing (i) the rate that deposits in U.S. dollars are offered by Agent to other major banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the commencement of the relevant Interest Period in an amount comparable to the principal amount of the Loan (or portion thereof subject to the LIBOR Rate), then outstanding and having a maturity approximately equal to such Interest Period; by (ii) one minus the Reserve Percentage (expressed as a decimal) applicable to such Interest Period.

         LIBOR RATE means an annual interest rate (rounded upward, if necessary, to the nearest 0.01%) equal to Libor + 2.75%.
                                          -------------
                                                0.9

         LIEN means any lien, mortgage, security interest, pledge, charge, or encumbrance of any kind, including, without limitation, the Rights of a vendor, lessor, or similar party under any conditional sales agreement (or other title retention agreement or lease substantially equivalent thereto), other than those under which Borrower is the vendor or lessor, any production payment, and any other Right of or arrangement with any creditor to have his claim satisfied out of any property or assets of Borrower, or the proceeds therefrom, prior to the general creditors of the owner thereof.

         LITIGATION means any proceeding, claim, lawsuit, or investigation (a) conducted by or before any Tribunal, or (b) pending before any public or private arbitration board or panel.

         LOAN is defined in SECTION 1.1.

         LOAN PAPERS means (a) this Agreement, certificates delivered pursuant to this Agreement, and Schedules, (b) any and all notes, mortgages, deeds of trust, security agreements, guaranties, assignments, and other agreements in favor of Agent or Lenders (or Agent on behalf of Lenders) or between any Lender and any Obligor, ever delivered pursuant to this Agreement, as any of the same may hereafter be amended, supplemented, or restated, and (c) any and all future renewals and extensions or restatements of, or amendments or supplements to, all or any part of the foregoing, provided that "Loan Papers" shall not include term sheets, commitment letters, correspondence (other than the letter agreement between Borrower and Agent described in SECTION 3.1), and similar documents used in the negotiation of this Agreement.

         MATERIAL ADVERSE EFFECT means any material and adverse effect on (a) the assets, liabilities, financial condition, business, or operations of Borrower, or (b) the ability of Borrower to carry out its business in effect on the date hereof or as proposed on such date or to satisfy its payment and performance obligations under any Loan Paper on a timely basis.

         MOBILISATION FEE means the fee payable to Borrower under Clause 5.2 of the ESSO Contract for providing the Rig at a location owned or operated by ESSO and related tasks.

         MOODY'S means Moody's Investors Service, Inc.

         NOTES means the promissory notes, each substantially in the form of EXHIBIT A.

         OBLIGATION means all present and future indebtedness, obligations, and liabilities, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Agent or any Lender by any Obligor, arising from, by virtue of, or pursuant to any Loan Paper, including but not limited to all interest accruing thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several.

         OBLIGORS means PESCO, PESCO Subsidiary, Pool Company, and Borrower.

         OFFICER'S CERTIFICATE means a certificate substantially in the form of EXHIBIT E.

         OPERATING DAY means each calendar day during the period commencing on the Closing Date and ending on the date the Obligation is paid in full.

         PARTICIPANT is defined in SECTION 12.14(B).

         PBGC means the Pension Benefit Guaranty Corporation, or any successor, established pursuant to ERISA.

         PERMITTED LIENS means (a) the Lender Liens, (b) pledges or deposits made to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions, or other social security programs, (c) good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds in each case in the ordinary course of business, (d) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which materially impair the use of such real property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use, (e) the following, to the extent no Lien has been filed in any jurisdiction or agreed to: Liens for Taxes not yet due and payable; mechanic's Liens and materialman's Liens for services or materials for which payment is not yet due; and landlord's Liens for rental not yet due and payable and which, to the extent the same encumbers any of the Collateral, is subordinate to the Lender Liens, and (f) the following, if the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings and so long as levy and execution thereon have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: Claims and Liens for Taxes due and payable; claims and Liens upon, and defects of title to, real or personal property (other than any of the Collateral), including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, operators and non-operators arising by virtue of operating or joint operating agreements, or other like Liens; and adverse judgments on appeal.

         PERSON means any individual, firm, corporation, association, partnership, joint venture, Tribunal, or other entity.

         PESCO means Pool Energy Services Co., a Texas corporation which is PESCO Subsidiary's parent.

         PESCO SUBSIDIARY means Pool Energy Holding, Inc., a Delaware corporation which is Pool Company's parent.

         POOL COMPANY means Pool Company, a Texas corporation which is Borrower's parent.

         POOL COMPANY REVOLVING CREDIT AGREEMENT means the Restated Credit Agreement (as renewed, extended, amended, and modified from time to time) dated as of November 30, 1995, among Pool Company, as borrower, the lenders named therein, and NationsBank of Texas, N.A., as agent.

         POOL COMPANY TERM LOAN AGREEMENT means the Restated Term Loan Agreement (as renewed, extended, amended, and modified from time to time) dated as of November 30, 1995, among Pool Company, as borrower, the lenders named therein, and NationsBank of Texas, N.A., as agent.

         POTENTIAL DEFAULT means the occurrence of any event which, with notice or lapse of time or both, would become a Default.

         PRIME RATE means the prime interest rate charged by Agent, as announced or published by Agent from time to time, and may not necessarily be the lowest interest rate charged by Agent.

         PRINCIPAL DEBT means, at any time, the total unpaid principal balance of the Loan.

         PROPERTY means any interest in any kind of property or asset, whether real, personal, tangible, intangible, or mixed.

         PRO RATA and PRO RATA PART means, when determined for any Lender, the proportion (stated as a percentage) that the Principal Debt owed to it bears to the total Principal Debt owed to all Lenders.

         PURCHASER is defined in SECTION 12.14(c).

         RESERVE PERCENTAGE means the weighted average of the Reserve Requirements incurred by each Lender on its Pro Rata Part of the Loan.

         RESERVE REQUIREMENT means the maximum aggregate reserve requirements (including all basic, supplemental, emergency, special, marginal and other reserves required by applicable Law) applicable to a member bank of the Federal Reserve System for eurocurrency fundings or liabilities.

         RIGHTS means rights, remedies, powers, privileges, and benefits.

         RIG means Borrower's 1,000 H.P. offshore platform workover/completion rig No. 453, as more particularly described on SCHEDULE 10.

         S&P means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

         SEC REPORTS means reports filed with the Securities and Exchange Commission pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, and rules and regulations promulgated thereunder, and all annual reports, proxy statements, and other proxy solicitation materials.

         SCHEDULE means a schedule attached to this Agreement, unless specified otherwise.

         SECTION means a section or subsection of this Agreement, unless specified otherwise.

         SOLVENT means, with respect to any Person, that at the time of determination: (a) The fair value of its assets exceeds the total amount of its liabilities (including, without limitation, its contingent liabilities under the Loan Papers); (b) it is currently able, and expects in the future to be able, to pay its debts as they mature; and (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted. Contingent liabilities shall be computed at the amount which, in light of all existing facts and circumstances, represent the amount which can reasonably be expected to become an actual or matured liability.

         SUBSIDIARY means any Person of which an aggregate of more than 50% of the stock of any class or classes (or equivalent interests) is owned of record or beneficially, directly or indirectly, by another Person or any of its Subsidiaries, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, even though the Right so to vote has been suspended by the happening of such a contingency, or (b) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the Right so to vote exists by reason of the happening of a contingency.

         TAXES means all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal.

         TERMINATION DATE means 12:00 Noon on the earlier of either (a) November 30, 1999, or (b) the date Lender's Commitments are terminated in accordance with this Agreement.

         TOTAL LOSS means the occurrence of such substantial damage, loss or destruction to the Rig, that all monies payable under insurance policies covering such property are insufficient to completely repair, rebuild and restore such property to its condition prior to the casualty.

         TRIBUNAL means any court or governmental department, commission, board, bureau, agency, or instrumentality of the U.S., Australia, or the Cayman Islands or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing.

         U.S. means the United States of America.

SECTION 11.      AGREEMENT AMONG LENDERS.

         11.1    Agent.

                 a. Each Lender appoints Agent (and Agent accepts appointment) as its nominee and agent, in its name and on its behalf:
         (i) to act as its nominee and on its behalf in and under all Loan Papers; (ii) to arrange the means whereby its funds are to be made available to Borrower under the Loan Papers; (iii) to take any action that it properly requests under the Loan Papers (subject to the concurrence of other Lenders as may be required under the Loan Papers); (iv) to receive all documents and items to be furnished to it under the Loan Papers; (v) to be the secured party, mortgagee, beneficiary, recipient, and similar party in respect of any collateral for the benefit of Lenders; (vi) to promptly distribute to it all material information, requests, documents, and items received from Borrower under the Loan Papers; (vii) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Papers; and (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However, Agent may not be required to take any action that exposes them to personal liability or that is contrary to any Loan Paper or applicable Law.

                 b. If the initial or any successor Agent ever ceases to be a party to this Agreement or if the initial or any successor Agent ever resigns (whether voluntarily or at the request of Determining Lenders), then Determining Lenders shall appoint the successor Agent from among the Lenders (other than the resigning Agent). If Determining Lenders fail to appoint a successor Agent within 30 days after the resigning Agent has given notice of resignation or Determining Lenders have removed the resigning Agent, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition). Upon its acceptance of appointment as successor Agent, the successor Agent succeeds to and becomes vested with all of the Rights of the prior Agent, and the prior Agent is discharged from its duties and obligations of Agent under the Loan Papers, and each Lender shall execute the documents as any Lender, the resigning or removed Agent, or the successor Agent reasonably request to reflect the change. After any Agent's resignation or removal as Agent under the Loan Papers, the provisions of this SECTION 11 inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Papers.

                 c. Agent, in its capacity as a Lender, has the same Rights under the Loan Papers as any other Lender and may exercise those Rights as if it were not acting as an Agent; the term "Lender" shall, unless the context otherwise indicates, include Agent; and Agent's resignation or removal shall not impair or otherwise affect any Rights that it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Agent is not a fiduciary for Lenders or for Borrower but simply is acting in the capacity described in this Agreement to alleviate administrative burdens for Borrower and Lenders, that Agent has no duties or responsibilities to Lenders or Borrower, except those expressly set forth in the Loan Papers, and that Agent in its capacity as a Lender has all Rights of any other Lender.

                 d. Agent may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "other activities") not the subject of the Loan Papers. Without limiting the Rights of Lenders specifically set forth in the Loan Papers, Agent is not responsible to account to Lenders for those other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower that are not contemplated or included in the Loan Papers, any present or future offset exercised by Agent in respect of those other activities, any present or future property taken as security for any of those other activities, or any property now or hereafter in Agent's possession or control that may be or become security for the obligations of Borrower arising under the Loan Papers by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by Agent to reduce the Obligation, then each Lender is entitled to share ratably in the application as provided in the Loan Papers).

         11.2 Expenses. Each Lender shall pay its Commitment Percentage of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Agent (while acting in such capacity) in connection with any of the Loan Papers if Agent is not reimbursed from other sources within 30 days after incurrence. Each Lender is entitled to receive its Commitment Percentage of any reimbursement that it makes to Agent if Agent is subsequently reimbursed from other sources.

         11.3 Proportionate Absorption of Losses. Except as otherwise provided in the Loan Papers, nothing in the Loan Papers gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or to relieve any Lender from ratably absorbing any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in Borrower or any other obligor on the Obligation having any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of that Lender's Pro Rata Part of the Obligation).

         11.4 Delegation of Duties; Reliance. Lenders may perform any of their duties or exercise any of their Rights under the Loan Papers by or through Agent, and Lenders and Agent may perform any of their duties or exercise any of their Rights under the Loan Papers by or through their respective representatives. Agent, Lenders, and their respective representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Agent or that Lender (but nothing in this CLAUSE (a) permits Agent to rely on any other writing if a specific writing is required by this Agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its part of the Principal Debt for all purposes until, subject to SECTION 12.14, written notice of the assignment or transfer is given to and received by Agent (and any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or transferee of or Participant in that Lender's part of the Principal Debt until that notice is given and received), (c) are not deemed to have notice of the occurrence of a Default unless a responsible officer of Agent, who handles matters associated with the Loan Papers and transactions thereunder, has actual knowledge or Agent has been notified by a Lender or Borrower, and (d) are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Agent and are not liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

         11.5    Limitation of Agent's Liability.

                 a. Neither Agent nor any of its representatives will be liable for any action taken or omitted to be taken under the Loan Papers in good faith and believed by it or them to be within the discretion or power conferred by the Loan Papers or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct), and neither Agent nor any of its representatives has a fiduciary relationship with any Lender by virtue of the Loan Papers (but nothing in this Agreement negates the obligation of Agent to account for funds received by it for the account of any Lender).

                 b. Unless indemnified to its satisfaction against loss, cost, liability, and expense, Agent may not be compelled to do any act under the Loan Papers or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Papers. If Agent requests instructions from Lenders, or Determining Lenders, as the case may be, with respect to any act or action in connection with any Loan Paper, Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action, unless and until it has received instructions. In no event, however, may Agent or any of its representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against Agent as a result of Agent acting or refraining from acting under this Agreement in accordance with instructions of Determining Lenders.

                 c. Agent is not responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Agent in respect of, (i) the creditworthiness of any Obligor and the risks involved to that Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Paper (other than by Agent), (iii) any representation, warranty, document, certificate, report, or statement made therein (other than by Agent) or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral now or hereafter securing the Obligation or the existence, priority, or perfection of any Lien now or hereafter granted or purported to be granted on the collateral under any Loan Paper, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Paper on the part of any Obligor. EACH LENDER AGREES TO INDEMNIFY AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S COMMITMENT PERCENTAGES OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN PAPERS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE LOAN PAPERS IF AGENT AND ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY ANY OBLIGOR. ALTHOUGH AGENT AND ITS REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN ORDINARY

         NEGLIGENCE, THEY DO NOT HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR THEIR OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

         11.6 Default; Collateral. While a Default exists, Lenders agree to promptly confer in order that Determining Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Agent is entitled to refrain from taking any action (without incurring any liability to any Person for so refraining), unless and until it has received instructions from Determining Lenders. In actions with respect to any property of Borrower, Agent is acting for the ratable benefit of each Lender. Agent shall hold, for the ratable benefit of all Lenders, any security it receives for the Obligation or any guaranty of the Obligation it receives upon or in lieu of foreclosure.

         11.7 Limitation of Liability. No Lender or any Participant will incur any liability to any other Lender or Participant, except for acts or omissions in bad faith, and neither Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any Participant.

         11.8 Relationship of Lenders. The Loan Papers do not create a partnership or joint venture among Agent and Lenders or among Lenders.

         11.9    Collateral Matters.

                 a. Each Lender authorizes and directs Agent to enter into the Loan Papers for the ratable benefit of Lenders. Each Lender agrees that any action taken by Agent concerning any Collateral with the consent of, or at the request of, Determining Lenders in accordance with the provisions of the Loan Papers, and the exercise by Agent (with the consent of, or at the request of, Determining Lenders) of powers concerning the Collateral set forth in any Loan Paper, together with other reasonably incidental powers, shall be authorized and binding upon all Lenders.

                 b. Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time before a Default or Potential Default, to take any action with respect to any Collateral or Loan Paper that may be necessary to perfect and maintain perfected the Lender Liens upon the Collateral granted by the Loan Papers.

                 c. Except to use the customary standard of care that it exercises in respect of collateral for its own account, Agent has no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered or that the Liens granted to Agent for the benefit of Lenders under the Loan Papers have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority.

                 d. Agent shall exercise the same care and prudent judgment with respect to the Collateral and the Loan Papers as it normally and customarily exercises in respect of similar collateral and security documents.

                 e. Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Lender Lien upon any Collateral
         (i) upon full payment of the Obligation; (ii) constituting property being sold or disposed of in accordance with the limitations of
         SECTION 7.18; (iii) constituting property in which Borrower did not own any interest at the time the Lender Lien was granted or at any time thereafter; (iv) constituting property leased to Borrower under a lease that has expired or been terminated in a transaction permitted under this Agreement or is about to expire and that has not been, and is not intended by Borrower to be, renewed; or (v) consisting of an instrument evidencing Debt pledged to Agent (for the benefit of Lenders), if the Debt evidenced thereby has been paid in full.
         Lenders further irrevocably authorize Agent to release any Lender Lien upon any Collateral if approved, authorized, or ratified in writing by Determining Lenders. Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral under this SECTION 11.9(e).

         11.10 Benefits of Agreement. None of the provisions of this SECTION 11 inure to the benefit of any Obligor or any other Person, other than Agent and Lenders; consequently, no Obligor or any other Person is entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of Agent or any Lender to comply with these provisions.

SECTION 12.      MISCELLANEOUS.

         12.1 Headings and Exhibits. Headings and captions may not be construed in interpreting provisions in any Loan Paper. Any incomplete Exhibit must be completed correctly and in accordance with the terms and provisions of this Agreement before or at the time of its execution and delivery.

         12.2 Time and Non-Business Days. Time is of the essence in the Loan Papers. All time references (e.g., 10:00 a.m.) are to time in Houston, Texas. Any action that is due on a non-Business Day may be delayed until the next-succeeding Business Day, but interest accrues on any payment until it is made.

         12.3 Communications. Unless otherwise specifically provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by facsimile transmission) to be effective and shall be deemed to have been given on the day actually delivered or, if mailed, on the fifth Business Day after it is enclosed in an envelope, addressed to the party to be notified at the address stated below, properly stamped, sealed, and deposited in the appropriate official postal service. Until changed by notice, the address and facsimile or FAX number for each party is as appears on the signature page(s) hereto.

         12.4 Form and Number of Documents. Each agreement, document, instrument, or other writing to be furnished to Lenders under any provision of this Agreement must be in form and substance and in such number of counterparts as may be satisfactory to Agent and its counsel.

         12.5 Exceptions to Covenants. No Obligor shall take or fail to take any action permitted under any Loan Paper if such action or omission would result in the breach of any covenant contained in any Loan Paper.

         12.6 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers shall survive all closings under the Loan Papers. Further, Borrower's obligations and Agent's and each Lender's Rights under the Loan Papers shall continue in full force and effect until the Obligation is paid and performed in full.

         12.7 Governing Law. The Loan Papers are being executed and delivered, and are intended to be performed, in the State of Texas, and the Laws (other than conflict of laws provisions thereof) of such State and of the U.S. shall govern the Rights and duties of the parties and the validity, construction, enforcement, and interpretation of the Loan Papers, except to the extent otherwise specified in any of the Loan Papers.

         12.8 Venue; Service of Process. Each Obligor, for itself and its successors and assigns, hereby (a) irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas and agrees and consents that service of process may be made upon it in any legal proceeding arising out of or in connection with the Loan Papers and the Obligation by service of process as provided by Texas Law, (b) irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any Litigation arising out of or in connection with the Loan Papers and the Obligation brought in district courts of Harris County, Texas, or in the U.S. District Court for the Southern District of Texas, Houston Division, (c) irrevocably waives any claims that any Litigation brought in any such court has been brought in an inconvenient forum,
(d) hereby designates PESCO as its agent for service of process in Houston, Texas, in connection with any such Litigation, (e) irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to such Obligor at its address set forth herein, and (f) irrevocably agrees that any legal proceeding against Agent or any Lender arising out of or in connection with the Loan Papers on the Obligation shall be brought in the district courts of Harris County, Texas, or in the U.S. District Court for the Southern District of Texas, Houston Division. Nothing herein shall affect the Right of Agent or any Lender to commence legal proceedings or otherwise proceed against Borrower in any jurisdiction or to serve process in any manner permitted by applicable Law.

         12.9 Maximum Interest Rate. Regardless of any provision contained in any of the Loan Papers, no Lender is entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Highest Lawful Rate, and, in the event Lenders ever contract for, charge, take, reserve, receive, or apply as interest any such excess, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the Principal Debt is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) "spread" the total amount of interest throughout the entire contemplated term of the Obligation; provided that, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, Lenders shall refund such excess, and, in such event, Lenders shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Highest Lawful Rate. To the extent the Laws of the State of Texas are applicable for purposes of determining the "Highest Lawful Rate", such term shall mean the "indicated rate ceiling" from time to time in effect under Article 1.04, Title 79, Revised Civil Statutes of Texas, as amended, or, if permitted by applicable Law and effective upon the giving of the notices required by such Article 1.04 (or effective upon any other date otherwise specified by applicable Law), the "monthly ceiling", the "quarterly ceiling", or "annualized ceiling" from time to time in effect under such Article 1.04, whichever Lenders shall elect to substitute for the "indicated rate ceiling", and vice versa, each such substitution to have the effect provided in such
Article 1.04; and Lenders shall be entitled to make such election from time to time and one or more times and, without notice to Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with subsection
(h)(1) of such Article 1.04. Pursuant to Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended (which regulates certain revolving credit loan accounts and revolving triparty accounts), Borrower agrees that such Chapter 15 shall not govern or in any manner apply to the Obligation.

         12.10 Invalid Provisions. If any provision of any Loan Paper is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Furthermore, in lieu of such provision there shall be added automatically as a part of such Loan Paper a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         12.11 Entirety. THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         12.12   Amendments, Consents, Conflicts, and Waivers.

                 a. Unless otherwise specifically provided (i) this Agreement may be amended only by an instrument in writing executed by Borrower, Agent, and Determining Lenders and supplemented only by documents delivered or to be delivered in accordance with the express terms of this Agreement, and (ii) the other Loan Papers may only be the subject of an amendment, modification, or waiver that has been approved by Determining Lenders and Borrower.

                 b. Any amendment to or consent or waiver under this Agreement or any Loan Paper that purports to accomplish any of the following must be by an instrument in writing executed by Borrower and Agent and executed (or approved, as the case may be) by each Lender:
         (i) Extends the due date or decreases the amount of any scheduled payment of the Obligation beyond the date specified in the Loan Papers; (ii) decreases any rate or amount of interest, fees, or other sums payable to Agent -- except fees payable only to Agent to which it may agree with Borrower without joinder by any Lender -- or Lenders under this Agreement (except such reductions as are contemplated by this Agreement); (iii) changes the definition of "COMMITMENT", "DETERMINING LENDERS", or "TERMINATION DATE"; (iv) increases any one or more Lenders' Commitments; (v) waives compliance with, amends, or releases (in whole or in part) any guaranty or any Collateral, unless the release is contemplated in any Loan Paper; or (vi) changes this CLAUSE (b) or any other matter specifically requiring the consent of all Lenders under this Agreement.

                 c. ANY CONFLICT OR AMBIGUITY BETWEEN THE TERMS AND PROVISIONS OF THIS AGREEMENT AND TERMS AND PROVISIONS IN ANY OTHER LOAN PAPER IS CONTROLLED BY THE TERMS AND PROVISIONS OF THIS AGREEMENT FOR ALL PURPOSES.

                 d. No course of dealing or any failure or delay by Agent, any Lender, or any of their respective representatives with respect to exercising any Right of Agent or any Lender under this Agreement operates as a waiver thereof. A waiver must be in writing and signed by Agent and Lenders (or Determining Lenders, if permitted under this Agreement) to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         12.13 Multiple Counterparts. This Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. Each Lender need not execute the same counterpart of this Agreement, so long as identical counterparts are executed by Borrower, each Lender, and Agent. This Agreement shall become effective when counterparts of this Agreement have been executed and delivered to Agent by each Lender and Borrower, or, in the case only of Lenders, when Agent has received telecopied, telexed, or other evidence satisfactory to it that each Lender has executed and is delivering to Agent a counterpart of this Agreement.

         12.14   Successors and Assigns; Participations.

                 a. Each Loan Paper binds and inures to the benefit of the parties thereto, any intended beneficiary thereof, and each of their respective successors and permitted assigns. No Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation except as permitted by this
         SECTION 12.14.

                 b. Subject to the provisions of this section and in accordance with applicable Law, any Lender may, in the ordinary course of its commercial banking business, at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation. The selling Lender shall remain a "LENDER" under this Agreement (and the Participant shall not constitute a "LENDER" under this Agreement) and its obligations under this Agreement shall remain unchanged. The selling Lender shall remain solely responsible for the performance of its obligations under the Loan Papers and shall remain the holder of its share of the Principal Debt for all purposes under this Agreement. Borrower and Agent shall continue to deal solely and directly with the selling Lender in connection with that Lender's Rights and obligations under the Loan Papers. Participants have no Rights under the Loan Papers, other than certain voting Rights as provided below. Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of SECTION 2 with respect to all participations in its part of the Obligation outstanding from time to time, so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to that Lender under SECTION 2 calculated as though no participations have been made. No Lender may sell any participating interest under which the Participant has any Rights to approve any amendment, modification, or waiver of any Loan Paper, except to the extent the amendment, modification, or waiver extends the due date for payment of any principal, interest, or fees due under the Loan Papers, increases that Lender's Commitment, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except reductions contemplated by this Agreement), or releases any guaranty or Collateral, unless the release is contemplated in any Loan Paper. However, if a Participant is entitled to the benefits of SECTION 2 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Papers respecting the matters described in the previous sentence, then that Lender must include a voting mechanism in the relevant participation agreement whereby a majority of its portion of the Obligation (whether held by it or participated) shall control the vote for all of that Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall prohibit the Participant from transferring, pledging, assigning, selling participations in, or otherwise encumbering its portion of the Obligation.

                 c. Subject to the provisions of this section, any Lender may at any time, in the ordinary course of its commercial banking business, (i) without the consent of Borrower or Agent, assign all or any part of its Rights and obligations under the Loan Papers to any of its Affiliates (each a "PURCHASER") and (ii) if no Default exists, upon the prior written consent of Borrower (which will not be unreasonably withheld) and Agent, assign to any other Person that is not a business competitor of any Obligor (each of which is also a "PURCHASER") a proportionate part -- not less than $650,000 of that Lender's Commitment and, if less than all, then the selling Lender must retain at least $650,000 of its Commitment -- of all or any part of its Rights and obligations under the Loan Papers. In each case, the Purchaser shall assume those Rights and obligations under an assignment agreement substantially in the form of the attached Exhibit
         D. Each assignment under this SECTION 12.14(C) shall include a ratable interest in the assigning Lender's Rights and obligations under this Agreement. Upon (i) delivery of an executed copy of the assignment agreement to Borrower and Agent and (ii) payment of a fee of $2,500 from the transferor to Agent, from and after the assignment's effective date (which shall be after the date of delivery), the Purchaser shall for all purposes be a Lender party to this Agreement and shall have all the Rights and obligations of a Lender under this Agreement to the same extent as if it were an original party to this Agreement with commitments as set forth in the assignment agreement, and the transferor Lender shall be released from its obligations under this Agreement to a corresponding extent, and, except as provided in the remainder of this clause (c), no further consent or action by Borrower, Lenders, or Agent shall be required. Upon the consummation of any transfer to a Purchaser under this clause
         (c), the then-existing SCHEDULE 1 shall automatically be deemed to reflect the name, address, and Commitment of such Purchaser, Agent shall deliver to Borrower and Lenders an amended SCHEDULE 1 reflecting those changes, Borrower shall execute and deliver to each of the transferor Lender and the Purchaser a Note in the face amount of its respective Commitment following transfer, and, upon receipt of its new Note, the transferor Lender shall return to Borrower the Note previously delivered to it under this Agreement. A Purchaser is subject to all the provisions in this section as if it were a Lender signatory to this Agreement as of the date of this Agreement.

                 d. Any Lender may at any time, without the consent of Borrower or Agent, assign all or any part of its Rights under the Loan Papers to a Federal Reserve Bank without releasing the transferor Lender from its obligations thereunder.

                 e. Notwithstanding any contrary provision in this Agreement, a Lender may not sell or participate any of its interests for a purchase price that, directly or indirectly, reflects a discount from face value, without first offering the sale or participation to the other Lenders on a Pro Rata basis (which must be accepted or rejected within five Business Days after the offer).

         12.15   Confidentiality.  Agent or any Lender may, without limitation,
(a) disclose any information concerning any Obligor to any Tribunal, or to any prospective or actual Participant or (subject to SECTION 12.14) any other actual or prospective transferee of any of Agent's or any Lender's Rights and duties, or to the respective affiliates, directors, officers, employees, attorneys, and agents of any prospective or actual Participant or such other transferee of an interest, provided that such prospective or actual Participant or such other transferee agrees to treat the information as confidential, and
(b) use any information concerning any Obligor (i) to the extent pertinent to an evaluation of the Obligation, (ii) to enforce compliance with the terms and conditions of the Loan Papers, or (iii) to take any action when it is entitled to do so under the Loan Papers which Lenders deem necessary to protect its interests if a Default has occurred and is continuing.

         12.16 Parties Bound; Assignments. This Agreement is binding upon, and inures to the benefit of Agent, Determining Lenders, Lenders, each Obligor, and their respective successors and assigns, provided that no Obligor may, without the prior written consent of Determining Lenders, assign any Rights, duties, or obligations hereunder, and any purported assignment in violation of the foregoing shall be void and ineffective.

         EXECUTED as of the date first stated above.


International Sea Drilling Ltd.                       INTERNATIONAL SEA DRILLING LTD.,
c/o Pool Company                                      as Borrower
10375 Richmond Avenue
Houston, Texas  77042
Attn:  R. A. Johannsen, Treasurer                     By: /s/ E. J. SPILLARD
                                                         -------------------------------------------------
FAX (713) 954-3244                                         E. J. Spillard, Senior Vice President-Finance


                                                      By: /s/ R. A. JOHANNSEN
                                                         --------------------------------------------------
                                                           R. A. Johannsen, Treasurer




NationsBank of Texas, N.A.                            NATIONSBANK OF TEXAS, N.A., as Agent, and a
700 Louisiana Street, 8th Floor                       Lender
Houston, Texas  77002
Attn:  James R. Allred, Vice President                By: /s/ JAMES R. ALLRED
                                                         --------------------------------------------------
FAX (713) 247-6568                                         James R. Allred, Vice President





National Bank of Canada                               NATIONAL BANK OF CANADA, as a Lender
2121 San Jacinto, Suite 1850
Dallas, Texas  75201                                  By: /s/ LARRY L. SEARS
                                                         --------------------------------------------------
Attn:  Larry L. Sears, Group Vice President                Larry L. Sears, Group Vice President
FAX (214) 871-2015

                                                      By: /s/ DOUGLAS G. CLARK
                                                         --------------------------------------------------
                                                           Douglas G. Clark, Vice President





National Bank of Alaska                               NATIONAL BANK OF ALASKA, a Lender
301 W. Northern Light Blvd.
Anchorage, Alaska 99503
Attn:  Patricia Jelley Benz, Vice President           By: /s/ PATRICIA JELLEY BENZ
                                                         --------------------------------------------------
FAX  (907) 265-2141                                        Patricia Jelley Benz
                                                           Vice President

                                    EXHIBIT A

                                 PROMISSORY NOTE

$                                 Houston, Texas                          , 1995
 ------------------------                                  ----------------

           FOR VALUE RECEIVED, INTERNATIONAL SEA DRILLING LTD., a Cayman Islands corporation ("MAKER"), hereby promises to pay to the order of ,__________________________ ("PAYEE"), the principal amount of $_________, together with interest, as hereinafter described.

           This note has been executed and delivered under, and is subject to the terms of, the $6,500,000 Term Loan Agreement (as amended, the "LOAN AGREEMENT") dated as of November 30, 1995, among Maker, NationsBank of Texas, N.A., as Agent, and Payee and the other Lenders referred to therein, and is a "Note" referred to therein. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Loan Agreement. Reference is made to the Loan Agreement for provisions affecting this note regarding the place of payment, applicable interest rates, principal and interest payment dates, final maturity, voluntary prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder, and security for the payment hereof.

           This promissory note is being executed and delivered, and is intended to be performed, in the State of Texas, and the Laws of such State and of the United States of America shall govern the rights and duties of the parties and the validity, construction, enforcement, and interpretation hereof.

           THIS PROMISSORY NOTE, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY (i) EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, OR (ii) ANY COMMITMENT LETTER AMONG THE PARTIES (ALL THE TERMS AND CONDITIONS OF WHICH ARE SUPERSEDED BY LOAN PAPERS). THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                             INTERNATIONAL SEA DRILLING LTD.


                                             By:
                                                --------------------------------
                                                  E. J. Spillard
                                                  Senior Vice President, Finance


                                             By:
                                                --------------------------------
                                                  R. A. Johannsen
                                                  Treasurer

                                    EXHIBIT B

                          FINANCIAL REPORT CERTIFICATE

                FOR _________________ ENDED ______________, 19___


AGENT:      NationsBank of Texas, N.A.
BORROWER:   International Sea Drilling Ltd.
RE:         $6,500,000 Term Loan Agreement
DATE:       ______________________, 19___

           This certificate is delivered pursuant to the $6,500,000 Term Loan Agreement (as amended, the "LOAN AGREEMENT") dated as of November 30, 1995, among Borrower, the Lenders named therein ("LENDERS"), and NationsBank of Texas, N.A., as agent for itself and the other Lenders ("AGENT"), all defined terms of which have the same meaning when used herein.

           I certify to Lenders that I am the _____________________ (president, chief financial officer, or controller) of PESCO on the date hereof and that:

           1. The Financial Statements attached hereto were prepared in accordance with GAAP, and present fairly the consolidated and consolidating financial condition and results of operations of PESCO and its Subsidiaries as of, and for the fiscal [quarter or year] ending on _______________, 19___ (the "SUBJECT PERIOD").

           2. A review of the activities of PESCO, PESCO Subsidiary, Pool Company, and Borrower during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, each such entity has kept, observed, performed, and fulfilled all of its obligations under the Loan Papers, and during the Subject Period, each such entity kept, observed, performed, and fulfilled each and every covenant and condition of the Loan Papers (except for any deviations set forth on the attached schedule).

           3. During the Subject Period, no Default (nor any Potential Default) has occurred which has not been cured or waived (except for any Defaults or Potential Defaults set forth on the attached schedule).

           4. This certificate is being delivered on behalf of PESCO. No person or entity other than Lenders and the law firm of Porter & Hedges, L.L.P. (the "SUBJECT RECIPIENTS"), shall be entitled to receive or rely upon this certificate for any purpose. The Subject Recipients agree by their acceptance hereof that (a) they shall look solely to PESCO for any loss, cost, damage, expense, claim, demand, suit, or cause of action arising out of or relating in any way to this certificate or its preparation and delivery, and (b) the undersigned shall not under any circumstances have any personal liability whatsoever for the preparation or execution of this certificate.


                                      ------------------------------------------
                                      Name
                                          --------------------------------------
                                      Title
                                           -------------------------------------

                                    EXHIBIT C

                         OPINION OF COUNSEL TO OBLIGORS

                            ___________________, 1995


NationsBank of Texas, N.A., as Agent
700 Louisiana Street, 8th Floor
Houston, Texas 77002

Attn:    James R. Allred
         Vice President

         Re:   $6,500,000 Term Loan Agreement

         The undersigned has acted as counsel to Pool Energy Services Co., a Texas corporation ("PESCO"), Pool Energy Holding, Inc., a Delaware corporation ("PESCO SUBSIDIARY" ), Pool Company, a Texas corporation ("POOL COMPANY"), and International Sea Drilling Ltd. ("BORROWER") in connection with the negotiation, preparation, and execution of the $6,500,000 Term Loan Agreement (the "LOAN AGREEMENT") dated as of November 30, 1995, among Borrower, the Lenders named therein ("LENDERS") and NationsBank of Texas, N.A., as agent for itself and the other Lenders ("AGENT"). This opinion is delivered pursuant to Section 6.1 and
Schedule 6 of the Loan Agreement. Unless otherwise defined herein or the context otherwise requires, each capitalized term has the meaning ascribed to such term in the Loan Agreement.

         In reaching the conclusions expressed in this opinion, I have examined such certificates of public officials and officers of the Obligors as I deemed necessary or appropriate, and originals or copies of the Loan Papers. I have otherwise made no special inquiry or investigation but render this opinion on the basis of my knowledge as General Counsel of the Obligors and an employee of one of the Obligors.

         Based upon the foregoing and subject to the limitations, qualifications and exceptions set forth below, the undersigned is of the following opinion:

         1. The Obligors other than Borrower are corporations duly organized, legally existing and in good standing under the laws of their respective states of incorporation.

         2. The Obligors other than Borrower have the full corporate power and authority to enter into the Loan Papers. All corporate action on the part of the Obligors other than Borrower, requisite for the due execution, delivery, and performance of the Loan Papers has been duly and effectively taken.

         3. Upon the due execution and delivery of the Loan Papers by the Obligors, I know of no reason why such Loan Papers will not constitute legal, valid, and binding obligations of the Obligors enforceable against Obligors in accordance with their terms.

         4. The execution and delivery of the Loan Papers do not violate any provisions of the Articles of Incorporation or Bylaws of Obligors. The Loan Papers may be performed by Obligors in a manner that does not violate any provisions of their respective Articles of Incorporation and Bylaws.

         5. Neither any Obligor nor any Affiliate (excluding ENSERCH Corporation , if an Affiliate) is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Investment Company Act of 1940 (as any of the preceding acts have been amended).

           This opinion is subject to and qualified in all respects by the following:

           (a) The enforceability of the Loan Papers may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect and affecting creditors' rights or the collection of debtors' obligations generally (including, without limitation, laws generally defining and restricting fraudulent conveyances), (ii) principles of equity, (iii) principles of public policy, and (iv) requirements of commercial reasonableness and good faith.

           (b) No opinion is given as to the availability or enforceability of certain provisions or remedies set forth in the Loan Papers, including without limitation, (i) provisions which purport to provide access to or restrict legal or equitable remedies such as specific performance and the appointment of a receiver, (ii) provisions that purport to establish evidentiary standards, (iii) provisions relating to waivers or to delays or omissions of enforcement of remedies or severance, (iv) provisions that attempt to appoint Agent or others as any Person's attorney-in-fact, (v) indemnity provisions, (vi) provisions attempting to prohibit or restrict the transfer, alienation, mortgaging, encumbering, or hypothecation of the properties covered by or described in the Loan Papers, (vii) subrogation provisions, and (viii) provisions attempting to establish proper venue for the filing and maintenance of any claim, suit, or action with respect to the Loan Papers; provided, however, that limitations on the availability of remedies under the Loan Papers or the legality, validity, binding effect or enforceability of the Loan Papers will not, in the undersigned's opinion, prevent you from recovering for damages and enforcing any Liens in your favor or substantially interfere with the practical realization of the benefits express in the Loan Papers except for the economic consequences of any procedural delay which may result from such laws.

           (c) The enforceability of certain provisions of the Loan Papers may be limited by requirements of due process under the United States Constitution and other laws generally limiting the rights of creditors to repossess, foreclose or otherwise realize upon the property of a debtor without appropriate notice and/or hearing.

           (d) No opinion is expressed with respect to usury, nor with respect to the perfection or priority of any of the liens or security interests intended to be granted to Agent.

           (e) No opinion is expressed as to whether the contemplated loan transactions comply with any statutory, regulatory or other loan limits applicable to the Lenders or comply with any other statutes, laws, rules or regulations which prescribe permissible and lawful investments for the Lenders (either as to type, amount, percentage of total investments or otherwise).

           (f) The knowledge of the undersigned as to any factual matter in connection with this opinion is limited to the current consciousness of the undersigned and does not include constructive inquiry or imputed knowledge.

           This opinion is limited to United States federal law and laws of the State of Texas, all as now in effect. No opinion is expressed as to any matter that may be governed by the laws of any other jurisdiction.

           This opinion is solely for the benefit of and may be relied upon only by Agent and the Lenders, and their respective counsel, and may not be delivered or disclosed in whole or in part, to any other Person.

                                Very truly yours,

                                    EXHIBIT D

                            ASSIGNMENT AND ACCEPTANCE


           Reference is made to the Term Loan Agreement dated as of November 30, 1995 (as renewed, extended, amended or replaced, the "LOAN AGREEMENT"), among International Sea Drilling Ltd. (the "BORROWER"), NationsBank of Texas, N.A., as agent (the "AGENT"), and the other financial institutions party thereto from time to time (collectively, the "LENDERS"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

           __________________________ (the "ASSIGNOR"), and ________________(the
"ASSIGNEE") agree as follows:

        1. The Assignor hereby sells and assigns to the Assignee (without recourse to the Assignor) a __________/__________ interest (the "ASSIGNED INTEREST") in and to all of the rights of Assignor under the Loan Agreement and the other Loan Papers (including, without limitation, the Note presently held by the Assignor and the Guaranty), and the Assignee hereby purchases and accepts from the Assignor such Assigned Interest and assumes all of the obligations of the Assignor under the Loan Agreement and the other Loan Papers (including, without limitation, the Note presently held by the Assignor and the Guaranty) to the extent of the Assigned Interest, including, without limitation, all principal amounts funded by the Assignor and outstanding on the Effective Date (as defined below), together with interest accruing thereon on and after the Effective Date. From and after the Effective Date, (x) the Assignee shall be a party to the Loan Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and under the other Loan Papers and (y) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Papers.

        2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made by any Company in or in connection with the Loan Agreement or any other Loan Paper or the execution, legality, validity, enforceability, genuineness, sufficiency, collectibility, or value of the Loan Agreement or any other Loan Paper, other than that it is the sole legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any claim, encumbrance, or participation; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Company or the performance or observance by any Company of any of its respective obligations under the Loan Agreement or any other Loan Paper; (c) represents and warrants that (i) it possesses all requisite authority and power to execute, deliver, and comply with the terms of the Loan Papers (including, without limitation, this Assignment and Acceptance), (ii) the Loan Agreement and the instruments contemplated therein constitute the entire agreement between Borrower, Agent, and Lenders, (iii) the Loan Agreement has not been amended,
(iv) to its knowledge, no Default or Potential Default has occurred pursuant to the Loan Papers, and (v) all of the conditions of SECTION 6.1 of the Loan Agreement have been satisfied as of the Effective Date; and (d) attaches the Note held by it and requests that Agent exchange such Note for new Notes executed by Borrower and payable to the Assignee in a principal amount equal to $__________ and payable to the Assignor in a principal amount equal to $__________ (less the principal amount of any other new Note(s) to any other assignee(s) of Assignor pursuant to other Assignment and Acceptance agreements effective as of the Effective Date).

        3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (d) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; (f) agrees that it will comply with the confidentiality requirements of Section 12.15 of the Loan Agreement;
(g) represents and warrants that it does not consider any amount paid by it to the Assignor hereunder a loan by it to the Assignor; and (h) (i) represents and warrants to the

Assignor that under applicable laws and treaties no taxes will be required to be withheld by Agent, Borrower, or the Assignor with respect to any payments to be made to the Assignor in respect of the Obligation, (ii) attaches hereto two duly completed copies of U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other tax form acceptable to Agent (wherein the Assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments made on the Obligation), and (iii) agrees to provide to the Assignor, Agent, and Borrower a new tax form upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by the Assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

        4. The effective date for this Assignment and Acceptance shall be ________________ (the "EFFECTIVE DATE").

        5. From and after the Effective Date, Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees, and other amounts) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by Agent or with respect to the making of this assignment directly between themselves.

        6. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas.

        7. This Assignment and Acceptance (a) embodies the entire agreement between the parties, supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by an authorized officer of each party hereto, (b) is not intended to evidence a "purchase" or "sale" of a "security" within the meaning of any Law, and (c) may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which shall constitute, collectively, one agreement; but, in making proof of this Assignment and Acceptance, it shall not be necessary to reproduce or account for more than one such counterpart.

        8. Any amounts due hereunder from the Assignor to the Assignee shall be wire transferred by the Assignor to Assignee's account at _________________________________________, ABA #_________, for credit to
________________ account #_____________, Attention: ______________, Reference:
___________. Any amounts due hereunder from the Assignee to the Assignor shall be wire transferred by the Assignee to the Assignor's account at ___________________________, ABA #_________, Attention: _____________________
(Ref. ______). For purposes of amending Schedule 1(a) to the Loan Agreement, the Assignee's address, contact person, telephone and facsimile number are as follows:


                                          ---------------------------

                                          ---------------------------

                                          ---------------------------
                                          Attention:
                                                    -----------------
                                          Telephone:
                                                    -----------------
                                          FAX:
                                                    -----------------

                                    EXHIBIT E

                              OFFICER'S CERTIFICATE


           This certificate is delivered under the Term Loan Agreement dated as of November 30, 1995, among International Sea Drilling Ltd., a Cayman Islands corporation (the "BORROWER"), NationsBank of Texas, N.A., as Agent ("AGENT"), and the Lenders ("LENDERS") named therein. As Corporate Secretary of Pool Energy Services Co., Pool Energy Holding, Inc., Pool Company and the Borrower (the "OBLIGORS"), I hereby certify to Agent and the Lenders that the following are true and correct:

        1. Resolutions. Attached as Annex A is a true and correct copy of resolutions relating to matters described therein, which have been duly and unanimously adopted at a meeting of, or by the unanimous written consent of, the board of directors of each Obligor. None of such resolutions have been amended, modified or repealed in any respect, and all of such resolutions are in full force and effect on the date hereof.

        2. Incumbency. The following individuals are the duly qualified and acting officers in the position beside their names of each Obligor. The signatures beside their names are their true signatures.

                 NAME                        TITLE           SPECIMEN SIGNATURE
                 ----                        -----           ------------------
E. J. Spillard             Senior Vice President, Finance
R.A. Johannsen             Treasurer

        3. Charters. Attached as Annex B is a true and correct copy of the Articles or Certificates of Incorporation of each Obligor, and there have been no additional amendments authorized with respect thereto.

        4. Bylaws. Attached as Annex C is a true and correct copy of the Bylaws of each Obligor, and there have been no additional amendments authorized with respect thereto.

        EXECUTED as of___________________, 1995.



                                                --------------------------------
                                                G. G. Arms
                                                Corporate Secretary

                                    EXHIBIT F

                               CONVERSION REQUEST

                          ______________________, 19__


NationsBank of Texas, N.A., as Agent
Energy Banking Group
700 Louisiana Street, 8th Floor
Houston, Texas 77002
Attn:    James R. Allred, Vice President
         Fax:  (713) 247-6568

         Reference is made to the Term Loan Agreement dated as of November 30, 1995 (as amended, supplemented or restated, the "LOAN AGREEMENT"), among the undersigned, the Lenders named therein, and NationsBank of Texas, N.A., as Agent. Unless otherwise defined herein, all capitalized terms have the meanings given to such terms in the Loan Agreement.

         The undersigned hereby gives you notice pursuant to SECTION 2.14 of the Loan Agreement that it elects to convert the interest rate applicable to all or a portion of the Loan under the Loan Agreement or elects a new Interest Period for all or a portion of the Loan bearing interest at a LIBOR Rate on the following terms:

(A)      Date of conversion or last day of
         applicable Interest Period (a Business Day)            ________________

(B)      Existing Interest Rate** and Principal Amount*
         being converted                                        ________________

(C)      New Interest Rate selected**                           ________________

(D)      For conversion to a LIBOR Rate Borrowing, the
         Interest Period selected and the last day thereof***   ________________

(E)      For continuation of a LIBOR Rate, the Interest
         Period selected and the last day thereof***            ________________

                                       Very truly yours,

                                       INTERNATIONAL SEA DRILLING LTD.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

----------------------------

   * Not less than $500,000 or a greater integral multiple of $1,000,000 (if a LIBOR Rate is selected).
  **     LIBOR Rate (1, 2, 3 or 6 months), or Floating Rate.
 *** 1, 2, 3 or 6 months. The Interest Period may not end after the Termination Date.

                                    EXHIBIT G

                                    GUARANTY

           THIS GUARANTY (this "Guaranty")is executed as of ___________________, 1995, by the undersigned ("GUARANTORS"), for the benefit of NATIONSBANK OF TEXAS, N.A. ("AGENT"), and the Lenders (the "LENDERS") named in the Credit Agreement (as hereinafter defined).

           WHEREAS, INTERNATIONAL SEA DRILLING LTD. ("BORROWER"), Agent and Lenders have executed a Term Loan Agreement dated as of November 30, 1995 (as amended, supplemented, or restated, the "CREDIT AGREEMENT"), together with certain other Loan Papers; and

           WHEREAS, each Guarantor is an Affiliate of Borrower incorporated in the United States; and

           WHEREAS, it is expressly understood among Borrower, Guarantors, Agent and each Lender that the execution and delivery of this Guaranty is an integral part of the transactions contemplated by the Loan Papers and a condition precedent to Agent's and Lenders' obligations under the Credit Agreement;

           NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor hereby guarantees to Agent and Lenders the prompt payment at maturity (by acceleration or otherwise), and at all times thereafter, of the Guaranteed Indebtedness (hereinafter defined), this Guaranty being upon the following terms and conditions:

           1. Unless otherwise defined herein, all capitalized terms have the meanings given to such terms in the Credit Agreement.

           2. The term "BORROWER" shall include, without limitation, Borrower, Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party hereafter appointed for Borrower or all or substantially all of its assets pursuant to any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Debtor Relief Law from time to time in effect affecting the rights of creditors generally.

           3. The term "GUARANTEED INDEBTEDNESS" means the Obligation as defined in the Credit Agreement, together with any and all costs, attorneys' fees, and expenses reasonably incurred by Agent and Lenders by reason of Borrower's or any Guarantor's default in payment of any of the foregoing indebtedness.

           4. This instrument shall be an absolute and continuing guaranty, and the circumstance that at any time or from time to time the Guaranteed Indebtedness may be paid in full shall not affect the obligation of Guarantors with respect to the Guaranteed Indebtedness of Borrower to Agent and Lenders thereafter incurred.

           5. Notwithstanding any contrary provision herein, each Guarantor's aggregate payments in respect of the Guaranteed Indebtedness shall never exceed the greater of (a) 90% of its net worth (the amount by which the present fair saleable value of its assets exceeds its liabilities on such date, without giving effect to this Guaranty) or (b) the aggregate value of direct and indirect benefits received under the Loan Papers.

           6. If any Guarantor becomes liable for any indebtedness owing by Borrower to Agent or Lenders, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Agent and Lenders hereunder shall be cumulative of any and all other rights that Agent and Lenders may ever have against such Guarantor. The exercise by Agent and Lenders of any right or remedy hereunder or under any other agreement, document, or instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

           7. Upon the occurrence and continuance of a Default, each Guarantor shall, on demand and without further notice of dishonor, without any notice having been given to such Guarantor previous to such demand of the acceptance by Agent and Lenders of this Guaranty, and without any notice having been given to such Guarantor previous to such demand of the creating or incurring of such indebtedness, pay the amount of the Guaranteed Indebtedness then due and payable to Agent and Lenders, and it shall not be necessary for Agent and Lenders, in order to enforce such payment by such Guarantor, first or contemporaneously to institute suit or exhaust remedies against Borrower or others liable on such indebtedness, or to enforce rights against any security ever given to secure such indebtedness.

           8. All principal of and interest on all indebtedness, liabilities, and obligations of Borrower to any Guarantor (the "SUBORDINATED DEBT"), whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, now or hereafter existing, due or to become due to such Guarantor, or held or to be held by such Guarantor, whether created directly or acquired by assignment or otherwise, and whether evidenced by written instrument or not, shall be expressly subordinated to the final payment in full of the Guaranteed Indebtedness. Each Guarantor agrees not to receive or accept any payment from Borrower with respect to the Subordinated Debt at any time a Default has occurred and is continuing; and, in the event any Guarantor receives any payment on the Subordinated Debt in violation of the foregoing, such Guarantor will hold any such payment in trust for Agent and Lenders and forthwith turn it over to Agent and Lenders, in the form received (with any necessary endorsements), to be applied to the Guaranteed Indebtedness.

           9. Until the Obligation is paid and performed in full, no Guarantor shall assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights or liens of Agent and Lenders or any other beneficiary against Borrower or any other obligor on the Guaranteed Indebtedness or any collateral or other security, or (b) any right of recourse, reimbursement, contribution, indemnification, or similar right against Borrower or any other obligor on all or any part of the Guaranteed Indebtedness or any guarantor thereof. Each Guarantor irrevocably waives the benefit of, and any right to participate in, any collateral or other security given to Agent and Lenders or any other beneficiary to secure payment of the Guaranteed Indebtedness.

           10. Each Guarantor hereby agrees that its obligations under the terms of this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any one or more of the following events: (a) Agent's or any Lender's taking or accepting of any other security or guaranty for any or all of the Guaranteed Indebtedness; (b) any release, surrender, exchange, subordination, or loss of any security at any time existing in connection with any or all of the Guaranteed Indebtedness; (c) any partial release of the liability of any Guarantor or the release of any other obligor on the Obligation; (d) the insolvency, bankruptcy, or lack of corporate power of Borrower, any Guarantor, or any party at any time liable for the payment of any or all of the Guaranteed Indebtedness, whether now existing or hereafter occurring; (e) any renewal, extension, or rearrangement of the payment of any or all of the Guaranteed Indebtedness, either with or without notice to or consent of such Guarantor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Agent or Lenders to Borrower, any Guarantor, or any other obligor on the Obligation; (f) any neglect, delay, omission, failure, or refusal of Agent or any Lender to take or prosecute any action for the collection of any or all of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument or agreement evidencing or securing any or all of the Guaranteed Indebtedness; (g) any failure of Agent or any Lender to notify such Guarantor of any renewal, extension, or assignment of any or all of the Guaranteed Indebtedness, or the release of any security or of any other action taken or refrained from being taken by Agent or any Lender against Borrower or any new agreement between Agent or any Lender and Borrower, it being understood that Agent and Lenders shall not be required to give any Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Guaranteed Indebtedness, other than any notice required to be given to Borrower or Guarantors elsewhere herein; (h) the unenforceability of any part of the Guaranteed Indebtedness against Borrower by reason of the Income Tax Assessment Act of 1936 (Australia), as heretofore or hereafter amended, the fact that the Guaranteed Indebtedness exceeds the amount permitted by law, the act of creating the Guaranteed Indebtedness, or any part thereof, is ultra vires, or the officers creating same exceeded their authority or violated their fiduciary duties in connection therewith; or (i) any payment by Borrower to Agent or Lenders is held to constitute a preference under the bankruptcy laws or if for any other reason Agent or any Lender is required to refund such payment or make payment to someone else.

           11. Each Guarantor hereby waives all rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Indebtedness or require suit against Borrower or others, whether arising pursuant to Section 34.02 of the Texas Business and Commerce Code, as amended (regarding a Guarantor's right to require Agent or Lenders to sue Borrower on accrued right of action following a Guarantor's written notice to Agent or Lenders), Section 17.001 of the Texas Civil Practice and Remedies Code, as amended (allowing suit against a Guarantor without suit against Borrower, but precluding entry of judgment against a Guarantor prior to entry of judgment against Borrower), Rule 31 of the Texas Rules of Civil Procedure, as amended (requiring Agent and Lenders to join Borrower in any suit against a Guarantor unless judgment has been previously entered against Borrower), or otherwise.

           12. Each Guarantor acknowledges that certain representations and warranties in the Credit Agreement are applicable to it and confirms that each such representation and warranty is true and correct. Each Guarantor represents and warrants to Agent and Lenders that the value of the consideration received and to be received by it is reasonably worth at least as much as the liability and obligation of such Guarantor hereunder, and such liability and obligation may reasonably be expected to benefit such Guarantor directly or indirectly.

           13. Each Guarantor acknowledges that certain covenants in the Credit Agreement are applicable to it and agrees to comply with each such covenant.

           14. Each Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting
(a) Borrower's ability to perform under the Credit Agreement and the other Loan Papers to which it is a party or (b) collateral securing all or any part of the Guaranteed Indebtedness.

           15. The Guaranteed Indebtedness shall not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense (except for the defense of payment) of Borrower or any other party against Agent or any Lender or against payment of the Guaranteed Indebtedness, whether such offset, claim, or defense arises in connection with the Guaranteed Indebtedness or otherwise. Such claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability, accord and satisfaction, and usury.

           16. This Guaranty is for the benefit of Agent and Lenders and their respective successors and assigns. Each Guarantor acknowledges that in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty is binding on each Guarantor and its successors and assigns.

           17. This Guaranty is a Loan Paper and, therefore, this Guaranty is subject to the applicable provisions of SECTION 12 of the Credit Agreement, all of which applicable provisions are incorporated herein by reference the same as if set forth herein verbatim.

           This Guaranty is executed as of the first date set forth herein.

The address and fax no. for           POOL ENERGY SERVICES CO.
each of the undersigned is:           POOL ENERGY HOLDING, INC.
                                      POOL COMPANY
10375 Richmond Avenue
Houston, Texas  77042
Attn:  R. A. Johannsen, Treasurer
FAX No.:  (713) 954-3244              By:
                                         ---------------------------------------
                                         E. J. Spillard, Senior Vice President,
                                         Finance of each of the above Obligors


                                      By:
                                         ---------------------------------------
                                         R. A. Johannsen, Treasurer of each of
                                         the above Obligors

                                 PROMISSORY NOTE

$1,300,000                        Houston, Texas               December 29, 1995


           FOR VALUE RECEIVED, INTERNATIONAL SEA DRILLING LTD., a Cayman Islands corporation ("MAKER"), hereby promises to pay to the order of NATIONAL BANK OF ALASKA ("PAYEE"), the principal amount of $1,300,000, together with interest, as hereinafter described.

           This note has been executed and delivered under, and is subject to the terms of, the $6,500,000 Term Loan Agreement (as amended, the "LOAN AGREEMENT") dated as of November 30, 1995, among Maker, Nationsbank of Texas, N.A., As Agent, and Payee and the other Lenders referred to therein, and is a "note" referred to therein. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Loan Agreement. Reference is made to the Loan Agreement for provisions affecting this note regarding the place of payment, applicable interest rates, principal and interest payment dates, final maturity, voluntary prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder, and security for the payment hereof.

           This promissory note is being executed and delivered, and is intended to be performed, in the State of Texas, and the Laws of such State and of the United States of America shall govern the rights and duties of the parties and the validity, construction, enforcement, and interpretation hereof.

           THIS PROMISSORY NOTE, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY
(10) EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF
THE PARTIES, OR (11) ANY COMMITMENT LETTER AMONG THE PARTIES (ALL THE TERMS
AND CONDITIONS OF WHICH ARE SUPERSEDED BY LOAN PAPERS).  THERE ARE NO
UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                             INTERNATIONAL SEA DRILLING LTD.


                                             BY: /s/ E. J. SPILLARD
                                                --------------------------------
                                                E. J. Spillard
                                                Senior Vice President, Finance



                                             BY: /s/ R. A. JOHANNSEN
                                                --------------------------------
                                                R. A. Johannsen
                                                Treasurer

                                 PROMISSORY NOTE

$2,762,500                        Houston, Texas               December 29, 1995


           FOR VALUE RECEIVED, INTERNATIONAL SEA DRILLING LTD., a Cayman Islands corporation ("MAKER"), hereby promises to pay to the order of NATIONSBANK OF TEXAS, N.A., a national banking association ("PAYEE") the principal amount of $2,762,500, together with interest, as hereinafter described.

           This note has been executed and delivered under, and is subject to the terms of, the $6,500,000 Term Loan Agreement (as amended, the "LOAN AGREEMENT") dated as of November 30, 1995, among Maker, NationsBank of Texas, N.A., as Agent, and Payee and the other Lenders referred to therein, and is a "Note" referred to therein. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Loan Agreement. Reference is made to the Loan Agreement for provisions affecting this note regarding the place of payment, applicable interest rates, principal and interest payment dates, final maturity, voluntary prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder, and security for the payment hereof.

           This promissory note is being executed and delivered, and is intended to be performed, in the State of Texas, and the Laws of such State and of the United States of America shall govern the rights and duties of the parties and the validity, construction, enforcement, and interpretation hereof.

           THIS PROMISSORY NOTE, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY (i) EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, OR (ii) ANY COMMITMENT LETTER AMONG THE PARTIES (ALL THE TERMS AND CONDITIONS OF WHICH ARE SUPERSEDED BY LOAN PAPERS). THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                          INTERNATIONAL SEA DRILLING LTD.


                                          BY: /s/ E. J. SPILLARD
                                             -----------------------------------
                                             E. J. Spillard
                                             Senior Vice President, Finance


                                          BY: /s/ R. A. JOHANNSEN
                                             -----------------------------------
                                             R. A. Johannsen
                                             Treasurer

                                 PROMISSORY NOTE

$2,437,500                        Houston, Texas               December 29, 1995


           FOR VALUE RECEIVED, INTERNATIONAL SEA DRILLING LTD., a Cayman Islands corporation ("MAKER"), hereby promises to pay to the order of NATIONAL BANK OF CANADA, a Canadian bank ("PAYEE") the principal amount of $2,437,500, together with interest, as hereinafter described.

           This note has been executed and delivered under, and is subject to the terms of, the $6,500,000 Term Loan Agreement (as amended, the "LOAN AGREEMENT") dated as of November 30, 1995, among Maker, NationsBank of Texas, N.A., as Agent, and Payee and the other Lenders referred to therein, and is a "Note" referred to therein. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Loan Agreement. Reference is made to the Loan Agreement for provisions affecting this note regarding the place of payment, applicable interest rates, principal and interest payment dates, final maturity, voluntary prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder, and security for the payment hereof.

           This promissory note is being executed and delivered, and is intended to be performed, in the State of Texas, and the Laws of such State and of the United States of America shall govern the rights and duties of the parties and the validity, construction, enforcement, and interpretation hereof.

           THIS PROMISSORY NOTE, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY (i) EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, OR (ii) ANY COMMITMENT LETTER AMONG THE PARTIES (ALL THE TERMS AND CONDITIONS OF WHICH ARE SUPERSEDED BY LOAN PAPERS). THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                          INTERNATIONAL SEA DRILLING LTD.



                                          BY: /s/ E. J. SPILLARD
                                             -----------------------------------
                                             E. J. Spillard
                                             Senior Vice President, Finance



                                          BY: /s/ R. A. JOHANNSEN
                                             -----------------------------------
                                             R.A. Johannsen
                                             Treasurer

                                    GUARANTY

           THIS GUARANTY (this "Guaranty")is executed as of December 29, 1995, by the undersigned ("GUARANTORS"), for the benefit of NATIONSBANK OF TEXAS, N.A. ("AGENT"), and the Lenders (the "LENDERS") named in the Credit Agreement (as hereinafter defined).

           WHEREAS, INTERNATIONAL SEA DRILLING LTD. ("BORROWER"), Agent and Lenders have executed a Term Loan Agreement dated as of November 30, 1995 (as amended, supplemented, or restated, the "CREDIT AGREEMENT"), together with certain other Loan Papers; and

           WHEREAS, each Guarantor is an Affiliate of Borrower incorporated in the United States; and

           WHEREAS, it is expressly understood among Borrower, Guarantors, Agent and each Lender that the execution and delivery of this Guaranty is an integral part of the transactions contemplated by the Loan Papers and a condition precedent to Agent's and Lenders' obligations under the Credit Agreement;

           NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor hereby guarantees to Agent and Lenders the prompt payment at maturity (by acceleration or otherwise), and at all times thereafter, of the Guaranteed Indebtedness (hereinafter defined), this Guaranty being upon the following terms and conditions:

           1. Unless otherwise defined herein, all capitalized terms have the meanings given to such terms in the Credit Agreement.

           2. The term "BORROWER" shall include, without limitation, Borrower, Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party hereafter appointed for Borrower or all or substantially all of its assets pursuant to any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Debtor Relief Law from time to time in effect affecting the rights of creditors generally.

           3. The term "GUARANTEED INDEBTEDNESS" means the Obligation as defined in the Credit Agreement, together with any and all costs, attorneys' fees, and expenses reasonably incurred by Agent and Lenders by reason of Borrower's or any Guarantor's default in payment of any of the foregoing indebtedness.

           4. This instrument shall be an absolute and continuing guaranty, and the circumstance that at any time or from time to time the Guaranteed Indebtedness may be paid in full shall not affect the obligation of Guarantors with respect to the Guaranteed Indebtedness of Borrower to Agent and Lenders thereafter incurred.

           5. Notwithstanding any contrary provision herein, each Guarantor's aggregate payments in respect of the Guaranteed Indebtedness shall never exceed the greater of (a) 90% of its net worth (the amount by which the present fair saleable value of its assets exceeds its liabilities on such date, without giving effect to this Guaranty) or (b) the aggregate value of direct and indirect benefits received under the Loan Papers.

           6. If any Guarantor becomes liable for any indebtedness owing by Borrower to Agent or Lenders, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Agent and Lenders hereunder shall be cumulative of any and all other rights that Agent and Lenders may ever have against such Guarantor. The exercise by Agent and Lenders of any right or remedy hereunder or under any other agreement, document, or instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

           7. Upon the occurrence and continuance of a Default, each Guarantor shall, on demand and without further notice of dishonor, without any notice having been given to such Guarantor previous to such demand of the acceptance by Agent and Lenders of this Guaranty, and without any notice having been given to such Guarantor previous to such demand of the creating or incurring of such indebtedness, pay the amount of the Guaranteed Indebtedness then due and payable to Agent and Lenders, and it shall not be necessary for Agent and Lenders, in order to enforce such payment by such Guarantor, first or contemporaneously to institute suit or exhaust remedies against Borrower or others liable on such indebtedness, or to enforce rights against any security ever given to secure such indebtedness.

           8. All principal of and interest on all indebtedness, liabilities, and obligations of Borrower to any Guarantor (the "SUBORDINATED DEBT"), whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, now or hereafter existing, due or to become due to such Guarantor, or held or to be held by such Guarantor, whether created directly or acquired by assignment or otherwise, and whether evidenced by written instrument or not, shall be expressly subordinated to the final payment in full of the Guaranteed Indebtedness. Each Guarantor agrees not to receive or accept any payment from Borrower with respect to the Subordinated Debt at any time a Default has occurred and is continuing; and, in the event any Guarantor receives any payment on the Subordinated Debt in violation of the foregoing, such Guarantor will hold any such payment in trust for Agent and Lenders and forthwith turn it over to Agent and Lenders, in the form received (with any necessary endorsements), to be applied to the Guaranteed Indebtedness.

           9. Until the Obligation is paid and performed in full, no Guarantor shall assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights or liens of Agent and Lenders or any other beneficiary against Borrower or any other obligor on the Guaranteed Indebtedness or any collateral or other security, or (b) any right of recourse, reimbursement, contribution, indemnification, or similar right against Borrower or any other obligor on all or any part of the Guaranteed Indebtedness or any guarantor thereof. Each Guarantor irrevocably waives the benefit of, and any right to participate in, any collateral or other security given to Agent and Lenders or any other beneficiary to secure payment of the Guaranteed Indebtedness.

           10. Each Guarantor hereby agrees that its obligations under the terms of this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any one or more of the following events: (a) Agent's or any Lender's taking or accepting of any other security or guaranty for any or all of the Guaranteed Indebtedness; (b) any release, surrender, exchange, subordination, or loss of any security at any time existing in connection with any or all of the Guaranteed Indebtedness; (c) any partial release of the liability of any Guarantor or the release of any other obligor on the Obligation; (d) the insolvency, bankruptcy, or lack of corporate power of Borrower, any Guarantor, or any party at any time liable for the payment of any or all of the Guaranteed Indebtedness, whether now existing or hereafter occurring; (e) any renewal, extension, or rearrangement of the payment of any or all of the Guaranteed Indebtedness, either with or without notice to or consent of such Guarantor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Agent or Lenders to Borrower, any Guarantor, or any other obligor on the Obligation; (f) any neglect, delay, omission, failure, or refusal of Agent or any Lender to take or prosecute any action for the collection of any or all of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument or agreement evidencing or securing any or all of the Guaranteed Indebtedness; (g) any failure of Agent or any Lender to notify such Guarantor of any renewal, extension, or assignment of any or all of the Guaranteed Indebtedness, or the release of any security or of any other action taken or refrained from being taken by Agent or any Lender against Borrower or any new agreement between Agent or any Lender and Borrower, it being understood that Agent and Lenders shall not be required to give any Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Guaranteed Indebtedness, other than any notice required to be given to Borrower or Guarantors elsewhere herein; (h) the unenforceability of any part of the Guaranteed Indebtedness against Borrower by reason of the Income Tax Assessment Act of 1936 (Australia), as heretofore or hereafter amended, the fact that the Guaranteed Indebtedness exceeds the amount permitted by law, the act of creating the Guaranteed Indebtedness, or any part thereof, is ultra vires, or the officers creating same exceeded their authority or violated their fiduciary duties in connection therewith; or (i) any payment by Borrower to Agent or Lenders is held to constitute a preference under the bankruptcy laws or if for any other reason Agent or any Lender is required to refund such payment or make payment to someone else.

           11. Each Guarantor hereby waives all rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Indebtedness or require suit against Borrower or others, whether arising pursuant to Section 34.02 of the Texas Business and Commerce Code, as amended (regarding a Guarantor's right to require Agent or Lenders to sue Borrower on accrued right of action following a Guarantor's written notice to Agent or Lenders),

Section 17.001 of the Texas Civil Practice and Remedies Code, as amended (allowing suit against a Guarantor without suit against Borrower, but precluding entry of judgment against a Guarantor prior to entry of judgment against Borrower), Rule 31 of the Texas Rules of Civil Procedure, as amended (requiring Agent and Lenders to join Borrower in any suit against a Guarantor unless judgment has been previously entered against Borrower), or otherwise.

           12. Each Guarantor acknowledges that certain representations and warranties in the Credit Agreement are applicable to it and confirms that each such representation and warranty is true and correct. Each Guarantor represents and warrants to Agent and Lenders that the value of the consideration received and to be received by it is reasonably worth at least as much as the liability and obligation of such Guarantor hereunder, and such liability and obligation may reasonably be expected to benefit such Guarantor directly or indirectly.

           13. Each Guarantor acknowledges that certain covenants in the Credit Agreement are applicable to it and agrees to comply with each such covenant.

           14. Each Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting
(a) Borrower's ability to perform under the Credit Agreement and the other Loan Papers to which it is a party or (b) collateral securing all or any part of the Guaranteed Indebtedness.

           15. The Guaranteed Indebtedness shall not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense (except for the defense of payment) of Borrower or any other party against Agent or any Lender or against payment of the Guaranteed Indebtedness, whether such offset, claim, or defense arises in connection with the Guaranteed Indebtedness or otherwise. Such claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability, accord and satisfaction, and usury.

           16. This Guaranty is for the benefit of Agent and Lenders and their respective successors and assigns. Each Guarantor acknowledges that in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty is binding on each Guarantor and its successors and assigns.

           17. This Guaranty is a Loan Paper and, therefore, this Guaranty is subject to the applicable provisions of SECTION 12 of the Credit Agreement, all of which applicable provisions are incorporated herein by reference the same as if set forth herein verbatim.

           This Guaranty is executed as of the first date set forth herein.

The address and fax no. for            POOL ENERGY SERVICES CO.
each of the undersigned is:            POOL ENERGY HOLDING, INC.
                                       POOL COMPANY
10375 Richmond Avenue
Houston, Texas  77042
Attn:  R. A. Johannsen, Treasurer
FAX No.:  (713) 954-3244               By: /s/ E. J. SPILLARD
                                          -------------------------------------
                                          E. J. Spillard, Senior Vice President,
                                          Finance of each of the above Obligors



                                       By: /s/ R. A. JOHANNSEN
                                          --------------------------------------
                                          R. A. Johannsen, Treasurer of each of
                                          the above Obligors

             Solicitors & Notaries

ADDRESS      Level 32, 123 Eagle Street         STATE Queensland

TELEPHONE    3833-3333

FACSIMILE    3832-4233

DX NUMBER           210      CITY Brisbane

--------------------------------------------------------------------------------
                  CHARGE            Corporations Law

                   263,264

--------------------------------------------------------------------------------

CORPORATION NAME      International Sea Drilling Ltd

A.C.N. or A.R.B.N     068 783 264

--------------------------------------------------------------------------------

THIS DEED is made on January 9, 1996.

BETWEEN:

International Sea Drilling Ltd (ARBN 068 783 264) a foreign company incorporated in the Cayman Islands and having its registered office in Australia at Level 27, 530 Collins Street, Melbourne, Victoria (the "Mortgagor");

NationsBank of Texas, N.A., as Agent, a national banking association of 700 Louisiana Street, 8th Floor, Houston, Texas (the "Mortgagee");

BACKGROUND

A. The Mortgagor is the proprietor of the workover rig described in the First Schedule (the "Workover Rig")

B.       The Workover Rig is intended to be operated in Bass Strait in Australia

C. The Mortgagor has requested the Banks to make certain financial accommodation available to the Mortgagor.

D. Banks have agreed to such request, in consideration of this Mortgage being signed and delivered to the Mortgagee as agent for the Banks.

THE PARTIES COVENANT AND AGREE as follows:

1.      DEFINITIONS AND INTERPRETATION

1.1     Definitions

        When used in this Mortgage, the following terms have the following meanings, unless the context otherwise requires:

            "Agreement" means that certain Term Loan Agreement dated as of November 30, 1995 among Mortgagor, Mortgagee and the Banks, as amended, extended or restated;

            "Associated Person" means a person associated with a relevant person or an associate of that person in any of the ways relevant for the purposes of the Corporations Legislation;

            "Australian Dollars" means the lawful currency of Australia;

            "Banks" means NationsBank of Texas, N.A. of 700 Louisiana Street, 8th Floor, Houston, Texas, National Bank of Canada of 2121 San Jacinto, Suite 1850, Dallas, Texas and National Bank of Alaska of 301W. Northern Light Blvd, Anchorage, Alaska severally;

            "Collateral Security" means any Encumbrance, guarantee, indemnity, bond, covenant, negotiable instrument, or other agreement, arrangement or understanding (whether or not recorded in writing), under or as a result of which:

            (a) the Mortgagee is (or will be or may contingently or prospectively be) at any time entitled to sue for, recover, set off or receive payment of the whole or part of the Secured Moneys or any moneys which the Mortgagee may apply towards the Secured Moneys;

            (b) the Mortgagee is entitled to have performed, observed or fulfilled any Obligation for payment of the whole or part of the Secured Moneys; or

            (c) the Mortgagee is entitled to retain or withhold possession of or to exercise any other Right in respect of any form of property until the whole or part of the Secured Moneys have been paid;

            "Corporations Legislation" means legislation relevant to the incorporation, regulation and affairs of corporations generally, in Australia;

            "Co-surety" means a person liable at any time to pay to the Mortgagee part or the whole of the Secured Moneys, (whether jointly or severally with or independently from the Mortgagor and whether such liability is secured or unsecured); in respect of one of several persons comprising the Mortgagor the term includes each other person being a Mortgagor;

            "Encumbrance" means a mortgage, charge, debenture, encumbrance, assignment by way of security, pledge, deposit of title, lien, security, option to acquire, Lease, Licence, caveat, preferential interest, title retention, or other estate, interest, claim or arrangement relating to property, or an agreement to grant, create, allow or register any of the foregoing, whether registered or unregistered and whether statutory, legal or equitable;

            "Event of Default" means each of the events or circumstances defined in this Mortgage as constituting an Event of Default;

                                       3
            "Executive Officer" has the same meaning as in the Corporations Legislation;

            "Government Authority" includes the Crown, a minister, a government department, a corporation or authority constituted for a public purpose, a holder of an office for a public purpose, a local authority and any agent or employee of any of the foregoing;

            "Lease" means a lease, charter, hire purchase or hiring arrangement in respect of property, or any other agreement under which property may be occupied, used, operated or managed by a person other than the owner of that property; the expression includes an agreement for a Lease;

            "Licence" means a licence, franchise, Right of entry, use or occupation or other Right or profit-a-prendre in respect of property; the expression includes an agreement for a Licence;

            "Loan Papers" has the same meaning as in the Agreement;

            "Mortgage" means the fixed charge created by this deed and the terms of this deed;

            "Mortgaged Property" means:

            (a)  the Workover Rig;

            (b) all components acquired in substitution for the components comprised in the Workover Rig;

            (c) all additions, accessories, modifications, substitutions and spares from time to time relating to the foregoing;

            (d) all permits, licences, registrations, approvals, consents and other authorisations of any kind and all other Rights and concessions held in connection with the foregoing; and

            (e) proceeds of all policies of insurance in respect of the Workover Rig;

            The expression also means the whole or any part or parts of such property;

            "Mortgagee" means each person named as such in this Mortgage; the expression includes the executors, administrators, successors and assigns of each such person and any person whom the Mortgagee may appoint as the Mortgagee's agent to exercise all or any of the Mortgagee's Rights; when two or more people are named as or become the Mortgagee, the expression means each of them severally and any two or more of them jointly;

            "Mortgagor" means each person named as such in this Mortgage; the expression includes the permitted assigns and the executors, administrators and successors of each such person; when two or more people are named as or become a Mortgagor:

            (a) "Mortgagor" means each of them severally as well as any two or more of them jointly; and

            (b) the Obligations and agreements on their part bind each of them severally and every two or more of them jointly;

            "Notice" means a notice, demand, request, direction, or other communication from the Mortgagee to the Mortgagor or from the Mortgagor to the Mortgagee as provided in Section 12.3 of the Agreement;

            "Obligation" means any legal, equitable, contractual, statutory or other obligation, commitment, duty, undertaking or liability;

            "Officer of the Mortgagee" means at a particular time an attorney of the Mortgagee appointed to exercise any Rights of the Mortgagee relevant to this Mortgage, a solicitor acting for the Mortgagee, or a person authorised by the Mortgagee or such attorney or solicitor (including by way of ratification) to exercise any relevant Right of the Mortgagee; where the Mortgagee is a corporation, the expression also includes each director, secretary, manager or other Executive Officer of the Mortgagee;

            "Premises" means any location in the Bass Strait, Victoria, Australia at which the Workover Rig is operating or kept from time to time and includes any off-shore platform or ship where the Workover Rig is located from time to time;

            "Receiver" means any receiver or manager or receiver and manager (as the case may be) appointed over the Mortgaged Property by or at the instigation of the Mortgagee; where two or more people are appointed, the expression means each of them severally as well as any two or more of them jointly;

            "Related Body Corporate" has the same meaning as in the Corporations Legislation;

            "Repair" includes properly maintaining Workover Rig and its components and (as necessary) painting and repairing them and keeping them free from damage, structural defects, rust, corrosion, or any other deterioration whatsoever, normal wear and tear excepted;

            "Right" includes any legal, equitable, contractual, statutory or other right, power, authority, benefit, privilege, remedy, discretion, or cause of action;

            "Secured Moneys" means all moneys already, now or in the future advanced or paid by the Banks and all liabilities (direct or contingent) already, now or in the future incurred by the Banks, to, for the use of, on behalf of or at the request of, the Mortgagor (either alone or with any other person) and all moneys otherwise owing or payable already, now or in the future by the Mortgagor (either alone or with any other person) to the Banks pursuant to the Agreement and the Loan Papers; without limiting or being limited by the foregoing "Secured Moneys" includes:

            (a) all moneys already advanced or which the Banks now or in the future advance or become liable to advance to, for the use of, or on behalf of, any other person, where those moneys have been advanced, are advanced or are liable to be advanced on the order, direction, request, nomination or suggestion (express or implied) of the Mortgagor (either alone or with any other person) in connection with the Agreement or the Loan Papers;

            (b) all moneys which the Mortgagor (either alone or with any other person) whether directly or indirectly or contingently or prospectively, and whether by way of debt, contract, guarantee, indemnity, restitution, damages, order of a court or otherwise now or already is or in the future becomes liable to pay to the Banks under this Mortgage, the Agreement or the Loan Papers;

            (c) all moneys which the Banks are liable to pay already, now or in the future for the accommodation of the Mortgagor (either alone or with any other person) because of the Banks entering into any engagement, bond, indemnity, guarantee, letter of credit, letter of comfort, call option, undertaking or other commitment or by accepting, endorsing, drawing, paying, discounting or otherwise becoming liable on any bill of exchange or other negotiable instrument under the Agreement or the Loan Papers, whether such engagement, bond, indemnity, guarantee, letter of credit, letter of comfort, call option, undertaking, or other commitment or negotiable instrument has matured or not, or whether the liability of the Banks under it is contingent, prospective or actual;

            (d) all moneys which the Banks may debit against the Mortgagor (either alone or with any other person) on any account under any present or future judgment, order, understanding, arrangement, custom, practice of the Banks or Right of the Banks, or under the terms of this Mortgage, the Agreement, the Loan Papers or otherwise;

            (e) all moneys already now or in the future owed by the Mortgagor (either alone or with any other person) to the Banks because of the assignment to or acquisition by the Banks of any debt or other Obligation of the Mortgagor under the Agreement or the Loan Papers;;

            (f) all loss or damages suffered by the Banks caused or contributed to by any breach by the Mortgagor of this Mortgage, the Agreement or the Loan Papers;

            (g) all moneys and liabilities defined elsewhere in this Mortgage as comprising part of the Secured Moneys;

            (h) all other moneys intended to be secured under the terms of this Mortgage; and

            (i)  interest on all of the above moneys;

            irrespective of:

            (j) whether the security created by this Mortgage is or remains valid or is released or discharged;

            (k) whether such amounts and liabilities are owing at a particular time or in the future, or whether they are owing actually, prospectively, contingently or otherwise;

                 (l) whether any amount or liability is, at any particular time, ascertained or unascertained;

                 References to the "Secured Moneys" include the whole or any part or parts of such moneys.

                 "Workover Rig" means the workover rig and its components described in the First Schedule;

1.2          Interpretation

             In the interpretation and implementation of this Mortgage, unless the context otherwise requires;

             (a) singular includes plural and vice versa; any gender includes every gender;

             (b) references to people include corporations, associations,
                 Government Authorities and all other legal entities;

                  (c) references to writing include printing, typing, telex, facsimile and other means of reproducing words and/or figures in a visible, tangible form, in English;

                  (d) references to signature and signing include due execution by corporations and other relevant entities;

                  (e) references such as "now", "hereafter", "presently",
                      "previously", "already", "in the future", "in the past" and similar terms refer to the date the Mortgagor signed this Mortgage; references to months mean calendar months;

                  (f) references to statutes include statutes amending,
                      consolidating or replacing the statute referred to and all regulations, orders in council, rules, by-laws, and ordinances made under those statutes; references to sections of statutes refer to corresponding sections in amended, consolidated or replacement statutes;

                  (g) references to clauses, sub-clauses, paragraphs and
                      sub-paragraphs refer to clauses, sub-clauses, paragraphs and sub-paragraphs of this Mortgage;

                  (h) headings and the index are for convenience only, and shall be disregarded;

                  (i) where any word or phrase is given a defined meaning, any other grammatical form of that word or phrase has a corresponding meaning;

                  (j) each paragraph or sub-paragraph in a list is to be read independently from the others in the list;

                  (k) time is of the essence in relation to Obligations of the
                      Mortgagor under this Mortgage, the Agreement and the Loan Papers;

                  (l) the exercise by the Mortgagee, an Officer of the Banks or a Receiver of any of their respective Rights shall be deemed to be at its or his complete discretion and (so far as possible) not to restrict the exercise at any other time of the same or any other Right;

                  (m) if any term of this Mortgage is by law unenforceable or made inapplicable, it shall be severed or read down, but so as to maintain (as far as possible) all other terms of this Mortgage;

                  (n) if any statute requires any notice to be given or the
                      expiration of any time before the exercise of a particular Right of a mortgagee, receiver or manager or the incurring of an Obligation by a mortgagor, such requirement is excluded to the full extent permitted by law; if any such requirement cannot legally be excluded, the same is abridged to the full extent permitted by law or to the period of twenty-four (24) hours (whichever is the greater);

                  (o) all terms of this Mortgage are intended to have full
                      effect, despite any moratorium legislation, events which may otherwise amount to a frustration of contract, or other circumstances which might otherwise terminate, suspend or modify Obligations;

                  (p) those Mortgagee's Rights and Mortgagor's Obligations under this Mortgage that are capable of taking effect after the release or discharge of this Mortgage shall continue after the release or discharge of this Mortgage;

                  (q) all Rights of the Mortgagee and a Receiver are cumulative, and do not exclude or modify any other Rights relating to this Mortgage;

                  (r) nothing in this Mortgage shall merge, extinguish,
                      postpone, lessen or otherwise prejudicially affect any lien or security which the Mortgagee is entitled to because of the deposit of documents of title relating to the Mortgaged Property or any other documents or instruments, or merge any Right of the Mortgagee on any bill of exchange, promissory note or other instrument;

                  (s) all Rights, Obligations and other terms implied under the
                      Bills of Sale and Other Instruments Act 1955 shall apply to this Mortgage, and shall be deemed to be negatived, modified or varied only to the extent that the same shall be inconsistent with the terms of this Mortgage;

                  (t) unless otherwise specifically stated in this Mortgage or required by statute, any authority, approval or consent required from the Mortgagee under the terms of this Mortgage may be given, withheld, or given on terms and conditions, without giving any reasons, but the Mortgagee shall not act arbitrarily or capriciously in that regard;

                  (u) this Mortgage binds each person signing it to the full extent provided in this Mortgage, even if one or more of the persons named as Mortgagor has not signed or never signs it, or if the signing of this Mortgage by any one or more of such persons (other than the person sought to be made liable) is or may become void or voidable.

2.                PAYMENT OF MONEY

2.1               Payment of Secured Moneys

                  The Mortgagor will pay and/or repay (as the case may be) the Secured Moneys to the Mortgagee in accordance with the Agreement and the Loan Papers.

2.2               Interest on Secured Moneys

                  Interest forming part of the Secured Moneys shall be paid by the Mortgagor at the rate or respective rates agreed between the Mortgagee and the Mortgagor in the Agreement and the Loan Papers.

2.3               Unpaid Interest

                  (a) If any payment of interest required under this Mortgage, the Agreement or the Loan Papers is not paid in full on the due date, then interest shall accrue in accordance with the Agreement and the Loan Papers.

                  (b) The Rights of the Mortgagee to charge interest on unpaid interest and/or to capitalise unpaid interest may be exercised:

                      (i) without prejudice to the Right of the Mortgagee to sue for and recover unpaid interest or to the other Rights of the Mortgagee;

                      (ii)   without Notice to the Mortgagor;

                      (iii) despite the death, bankruptcy, liquidation, receivership, assignment for the benefit of creditors, arrangement with creditors, official management or other demise of the Mortgagor;

                      (iv) despite the obtaining of any judgment in relation to the Secured Moneys; and

                      (v) despite the cessation of a relationship between the Mortgagee and the Mortgagor of financier and customer.

2.4               Interest on Judgment

                  If any judgment or order is obtained by the Mortgagee against the Mortgagor in respect of the Secured Moneys, the Mortgagor shall pay interest on the judgment debt or amount ordered to be paid from the date of judgment until payment of that amount. Such interest shall be calculated and payable at the rate (or, if applicable, in accordance with the method of determining a rate) applicable to such debt immediately before judgment or at the rate payable under that judgment (whichever is the higher).

2.5               Manner of Payment

                  (a) The Secured Moneys will be paid to the Mortgagee at such place as may be provided in the Agreement or the Loan Papers.

                  (b) Any remittance or payment (despite the issue of a receipt)
                      shall only constitute payment to the extent that, and on the date when, the same is received by the Mortgagee in legal tender and shall not then or later be required to be repaid, disgorged, set off, or the benefit of it lost.

                  (c) The Mortgagee may require any payment to be made by bank cheque.

                  (d) The Mortgagor will (if required by the Mortgagee) sign a banker's authority directing payments of appropriate amounts owing to the Mortgagee by debiting of the Mortgagor's account and crediting to the Mortgagee's account at a bank nominated by the Mortgagee.

                  (e) If any part of the Secured Moneys is denominated in a
                      currency other than Australian Dollars then, except as provided in the Agreement or any Loan Paper to the contrary:

                      (i) the Mortgagor shall (as the Mortgagee requires) pay to the Mortgagee the Secured Moneys so denominated which are due from time to time in either that other currency or the equivalent in Australian Dollars of those moneys due, adopting an exchange rate nominated by the Mortgagee and current at the time of payment or any other relevant time nominated by the Mortgagee;

                      (ii) where any payment received in reduction of that part of the Secured Moneys is in Australian Dollars (or in any currency other than the currency in which that part of the Secured Moneys is denominated) and the Agreement, the Loan Papers or the terms of this Mortgage require payment in the currency in which the debt is owed, the amount of the payment received shall be computed in the relevant currency in which the relevant debt is owed, using an exchange rate nominated by the Mortgagee and current at the time of receipt or current at any other relevant time nominated by the Mortgagee;

                      (iii) if the whole or any part of the Secured Moneys so denominated is not paid when due, the Mortgagee may (without Notice to the Mortgagor) purchase with Australian Dollars (or any other relevant currency) currency in and equal to the amount due (whether such purchase is at an official rate of exchange or at a premium above such official rate) and apply the currency purchased against the relevant Secured Moneys; the Mortgagor shall indemnify the Mortgagee in Australian Dollars (or the other relevant currency of purchase) for the amount so expended by the Mortgagee and all other costs incurred in respect of such purchase.

                  (f) Each person named or identified as Mortgagor irrevocably appoints each other person named as Mortgagor and (in the case of corporations) each of their own and such other persons' respective directors, secretaries, and Executive Officers, severally to be his attorney to make payments and to give acknowledgments relating to the Secured Moneys. Every payment made on account of the Secured Moneys and every acknowledgment of liability in respect of the Secured Moneys made or given by such appointee (whether expressly as attorney or not) shall be binding as if the appointor under this paragraph had made such payment or given such acknowledgment personally. This paragraph does not make inapplicable the definition of Mortgagor contained elsewhere in this Mortgage.

2.6               Apportionment of Moneys Received

                  (a) Any money paid to the Mortgagee in respect of the Secured
                      Moneys (despite any purported appropriation or condition of payment by the person paying it) may be appropriated by the Mortgagee to any amount or amounts owing by the Mortgagor (actually or contingently) and to principal or interest, as the Mortgagee determines. Such appropriation may be made at the time of payment or at any later time (the Mortgagee being entitled to retain amounts in a suspense account indefinitely).

                  (b) If the Mortgagee receives money from any source (including payment by the Mortgagor, a Receiver, a Co-surety, proceeds from the enforcement of a Right, insurance proceeds, or compensation, resumption or like payment), which may be applied in reduction of the Secured Moneys, but all or part of the Secured Moneys are owing contingently or prospectively or their amount cannot be ascertained, then the Mortgagee may, pending the outcome of the relevant contingency or circumstances or the amount being determined, deposit all or such part of such moneys as the Mortgagee sees fit as security for the payment of the Secured Moneys. Such deposit may be made in an interest bearing account with any person determined by the Mortgagee (including the Mortgagee or any Related Body Corporate of the Mortgagee where the Mortgagee or such Related Body Corporate customarily accepts deposits). The Mortgagor waives in favour of the Mortgagee all Rights (if any) the Mortgagor may have to the benefit of the debt created by the deposit and any interest payable from time to time in respect of it.

                  (c) Where amounts are paid into a running account with the
                      Mortgagee, the application of the assumption that debits first incurred are first repaid is to be excluded, if the effect would be that:

                      (i) the amount of the Secured Moneys for which the Mortgagee would be able to claim priority as against any other Encumbrancee of the Mortgaged Property would be reduced;

                      (ii) the amount of the Secured Moneys for which any Co-surety could be made liable would be reduced; or

                      (iii)  the Mortgagee would otherwise be prejudiced.

                      In such cases payments shall be deemed to have been applied progressively in reduction of later debits, beginning with the latest debit.

2.7               Combination of Accounts

                  (a) The Mortgagee may at any time (subject to any contrary terms of the Agreement), without Notice, combine any two or more accounts held with the Mortgagee by the Mortgagor. The Mortgagee may, to the extent to which it would be so entitled if the combined accounts had at all times been conducted as a single account, decline to make any accommodation available to the Mortgagor.

                  (b) Despite the provisions of the preceding paragraph, in
                      determining any amount owing by the Mortgagor to the Mortgagee and interest payable, the Mortgagee shall not be Obliged to give any credit for any credit balances in any account of the Mortgagor or any other moneys owing by the Mortgagee to the Mortgagor.

2.8               No Set Off

                  The Right to receive amounts under this Mortgage shall be free from any equity, set off, or cross claim which (except for this provision) the Mortgagor would be entitled to claim against the Mortgagee or any intermediate mortgagee or any assignee.

3.                CHARGING PROVISIONS

3.1               Charge

                  The Mortgagor charges to the Mortgagee all the Mortgagor's estate and interest in the whole of the Mortgaged Property, to secure to the Mortgagee the payment in the manner provided in this Mortgage of the Secured Moneys and the due and punctual performance of all Obligations of the Mortgagor in this Mortgage, the Agreement and the Loan Papers.

3.2               Separate Charges:  Consents

                  (a) Notwithstanding the preceding sub-clause or any warranties given to the Mortgagee under this Mortgage:

                      (i) the charge under this Mortgage is a separate and distinct charge of each item comprised in the Mortgaged Property; each charge is severable from the others, and the charge shall not extend to property which by statute is prohibited from being charged (either in the form of this Mortgage or at all);

                      (ii) where failure to obtain a consent or approval from a
                           relevant Government Authority or other person prior to the charge being given under this Mortgage would, in respect of a relevant part of the Mortgaged Property, result in an ineffective charge over, or forfeiture, revocation, surrender or other loss of, or (in the opinion of the Mortgagee) other material prejudice to, that part of the Mortgaged Property, the charge under this Mortgage shall not extend to that part of the Mortgaged Property unless and until such consent or approval is obtained; the charge shall then operate in respect of that part of the Mortgaged Property from the time that such consent or approval is obtained or such earlier time as may be allowed by or implicit in the terms of such consent or approval (being not earlier than the date of signing of this Mortgage).

                  (b) The Mortgagor shall immediately do all things required on the Mortgagor's behalf to have any consent or approval referred to in the preceding paragraph given at the earliest possible time, and the Mortgagor will at all times fully inform the Mortgagee as to all matters concerning application for the same.

3.3               Fixed Charge

                  The charge created by this Mortgage is intended to operate as a fixed charge in relation to the Mortgaged Property.

3.4               No Competing Mortgages

                  The Mortgagor will not create any mortgage or charge which in respect of any part of the Mortgaged Property rank in priority or pari passu with this Mortgage except with the consent in writing of the Mortgagee first had and obtained.

4.                WARRANTIES AND ACKNOWLEDGMENTS

4.1               Indefeasible Title

                  (a) The Mortgagor warrants that the Mortgagor has (or is
                      immediately entitled to and able to obtain) and will at all times in the future have an absolute and indefeasible title to the Mortgaged Property, and that the Mortgaged Property is not subject to any:

                      (i)    Encumbrance;

                      (ii)   adverse possession;

                      (iii)  restriction on use;

                      (iv) notice of pending revocation, compulsory acquisition or limitation;

                      (v) litigation, arbitration, administrative proceeding or threatened litigation, arbitration or administrative proceeding; or

                      (vii) other claim or interest having priority over or competing with or likely to affect this Mortgage,

                      except as is specifically described in this Mortgage or has been unequivocally accepted in writing by the Mortgagee.

                  (b) The Mortgagor warrants that, to the best of the
                      Mortgagor's knowledge, no person alleges or makes or will allege or make any claim to any interest referred to in the preceding paragraph or intends or has threatened to commence any proceedings or other action in respect of such claim.

4.2               Enforceability, Capacity and Disclosure

                  The Mortgagor acknowledges and re-affirms the representations and warranties contained in the Agreement and further warrants that:

                  (a) the Mortgagor has full power to sign and deliver this
                      Mortgage and perform the Mortgagor's Obligations under this Mortgage and to receive accommodation from the Mortgagee and/or the Banks in the manner contemplated in this Mortgage, the Agreement and the Loan Papers, and that any necessary corporate, shareholder and other action has been taken and any necessary ratifications of shareholders, beneficiaries and others have been given to authorise such signature, delivery and performance;

                  (b) all Obligations of the Mortgagor in this Mortgage are
                      legally binding and enforceable in accordance with their terms;

                  (c) the signing and delivery of and the performance of
                      Obligations under this Mortgage by the Mortgagor will not:

                      (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Mortgagor is subject;

                      (ii) conflict with or constitute a default under any agreement or arrangement to which the Mortgagor is a party or is subject or by which it or any of its property is bound; or

                      (iii) contravene (if applicable) any provision of the Mortgagor's memorandum and articles of association or other constitutional documents or any relevant trust;

                  (d) no event or circumstance which constitutes or which (with the giving of notice or lapse of time or both) would constitute an Event of Default has occurred and is continuing;

                  (e) the Obligations of the Mortgagor under this Mortgage are direct, general and unconditional Obligations of the Mortgagor;

                  (f) the giving of this Mortgage is made in good faith without any intention to delay or defraud any existing or future creditor of the Mortgagor; the Mortgagor is presently able to pay the Mortgagor's debts from the Mortgagor's own money as such debts fall due;

                  (g) this Mortgage is not signed or accommodation obtained
                      relying on any representation, promise or statement by the Mortgagee and/or the Banks or any person on behalf of the Mortgagee and/or the Banks (including representations, promises or statements as to availability of future accommodation, accommodation charges, financial conditions, currency fluctuations, business prospects or such like) other than as is specifically contained in this Mortgage, the Loan Papers or the Agreement.

4.3               Continuing Warranties

                  Each of the warranties by the Mortgagor in this Mortgage shall be deemed to have been re-affirmed to the Mortgagee immediately prior to each provision of accommodation comprising part of the Secured Moneys being made available by the Mortgagee and/or the Banks, except to the extent that the Mortgagee shall have been specifically notified in writing by the Mortgagor to the contrary.

5.                GENERAL COVENANTS

                  The Mortgagor acknowledges and re-affirms the covenants contained in the Agreement and the Loan Papers and further covenants a follows:

5.1               Maintain and Protect Mortgaged Property

                  (a) The Mortgagor will throughout the duration of this
                      Mortgage fully maintain and protect the Mortgaged
                      Property.

                  (b) In the case of tangible property, the Mortgagor will keep the Mortgaged Property in good and substantial Repair and condition, and Repair the Mortgaged Property immediately, if requested by the Mortgagee. The Mortgagor will replace any components of the Workover Rig which are worn out, stolen, destroyed or lost. Such replacement will be with items of at least equal value.

                  (c) In the case of intangible property, the Mortgagor will keep the Mortgaged Property in good standing and do everything necessary or desirable to maintain its maximum value.

5.2               Renew Permits, Licences Etc.

                  (a) The Mortgagor will in each year during the continuance of this Mortgage at least twenty-one (21) days before the last time prescribed for so doing duly furnish or cause to be furnished to all relevant Government Authorities such returns, notices and other forms and declarations or applications and all fees, imposts, duties, levies and other payments as may be prescribed or necessary to lead to the renewal, extending or maintaining of all permits, licences, registrations, consents, approvals or other authorisations granted to the Mortgagor in respect of the Mortgaged Property, if any, and generally to do or cause to be done everything else necessary for maintaining such permits, licences, registrations, consents, approvals and authorisations.

                  (b) The Mortgagor will immediately on the request of the
                      Mortgagee sign and deliver or cause to be signed and delivered to the Mortgagee such applications, forms, consents or approvals as the Mortgagee shall require for obtaining, extending or renewing permits, licences, registrations, approvals, consents or authorisations relating to the Mortgaged Property in such manner as the Mortgagee shall think fit or for the obtaining of any necessary permits, licences, registrations, consents, approvals or other authorisations to enable the Workover Rig to be effectively operated. The Mortgagor will also sign and deliver such transfers, authorities, securities and other documents as the Mortgagee shall require to enable the Mortgagee, a Receiver, or an Officer of the Mortgagee to effect or obtain in their own name or the name of the Mortgagor all such requisite permits, licences, consents, registrations, approvals or other authorisations, if any.

5.3               Observe Terms of Leases

                  The Mortgagor will duly and punctually pay all rents and perform and observe all covenants and conditions on the part of the lessee or licensee contained or implied in any Lease or Licence for the time being and from time to time held by the Mortgagor and in any way relating to the Mortgaged Property or its location, and will immediately upon demand deliver to the Mortgagee the receipt for every such payment.

5.4               Pay Mortgagee's Outgoings on Demand

                  (a) The Mortgagor will pay to the Mortgagee on demand all
                      costs, charges and expenses incurred by the Mortgagee in connection with the Secured Moneys, this Mortgage, the Agreement or any Loan Paper, including but not limited to:

                      (i) costs in respect of the preservation or protection of the Mortgaged Property or this Mortgage, or which in the Mortgagee's opinion may be necessary or desirable to protect or safeguard or in any way to aid assist or advantage the Rights, title and interest of the Mortgagee or the Mortgagor in relation to the Mortgaged Property;

                      (ii) costs (including legal costs on a full indemnity (solicitor and own client) basis and reasonable administration charges imposed by the Mortgagee) which the Mortgagee incurs in connection with the negotiation, preparation, signing, stamping, registration, renewal, release, variation or transfer of this Mortgage or in connection with any documentation, advice, requests for consent, enquiries, mortgages, covenants, contracts, orders, requirements and other matters of any nature affecting the Mortgaged Property, the Mortgagor or any Co-surety, or the transactions secured by this Mortgage;

                      (iii) costs (including legal costs on a full indemnity (solicitor and own client) basis and reasonable administration charges imposed by the Mortgagee) incurred:

                           (A) in connection with any actual or attempted exercise of any Right of the Mortgagee or a Receiver,

                           (B)      as a result of any Event of Default;

                           (C) in respect of any dispute or proceedings commenced by any person (including the Mortgagee) which relate directly or indirectly to this Mortgage, the Mortgaged Property, the Mortgagee, the Mortgagor or any Co-surety or otherwise, and

                           (D) otherwise arising out of the Mortgagee being the mortgagee under this Mortgage; and

                      (v) stamp duty, financial institutions duty, taxes, registration fees, imposts, fees, fines, penalties, and charges in connection with this Mortgage, the Agreement, and the Loan Papers secured by this Mortgage.

                  (b) The Mortgagor consents to all orders for costs made by a court against the Mortgagor in favour of the Mortgagee being on a full indemnity (solicitor and own client) basis. The Mortgagor shall indemnify the Mortgagee on such a basis for all costs incurred by the Mortgagee, even though a court may only award party and party costs or may award costs against any person (other than the Mortgagee).

5.5               Insurance

                  The Mortgagor will insure such of the Mortgaged Property as is of an insurable nature against risks nominated from time to time by the Mortgagee pursuant to the terms of the Agreement.

5.6               Not alter, affix etc.

                  The Mortgagor will not at any time throughout the duration of this Mortgage without the Mortgagee's prior written consent alter, modify, demolish, remove or dispose of any part of the Mortgaged Property or affix it to any land, fixture or fitting or sell, assign, dispose of, Encumber, demolish or alter any of the same or any other significant property used or enjoyed in connection with the Mortgaged Property (whether the same is legally part of the Mortgaged Property or not) where to do so would materially diminish the value of the Mortgaged Property. The Mortgagor will not allow or facilitate any of the foregoing to occur without such consent.

5.7               No Leases, Sales etc Without Consent

                  (a) The Mortgagor will not sell, assign, dedicate, dispose of, abandon, forfeit, render worthless or of a reduced value, Lease, sub-Lease, grant Licences or other Rights over, or otherwise Encumber or deal with the Mortgaged Property, or vary or surrender or consent to any assignment of any Lease or Licence of the Mortgaged Property, or agree to do any of the foregoing or allow the same to take place, without the prior consent of the Mortgagee in writing. This paragraph is subject to any specific contrary provision in this Mortgage, the Agreement or the Loan Papers, and subject to the provisions of any statute expressly allowing any such dealing with the Mortgaged Property.

                  (b) Nothing in this sub-clause prohibits an Encumbrance
                      created by:

                      (i)  statute in respect of rates or taxes; or

                      (ii) workmen's liens;

                      where such Encumbrance is created on usual commercial terms in the ordinary course of business and where payment is not overdue.

                  (c) If the Mortgagor creates a subsequent mortgage or charge over the Mortgaged Property ("such security") then prior to or immediately after creation of such security, before any request is made to the Mortgagee to produce the relevant instrument of title for registration of such security and before any moneys are secured (actually or contingently) by such security, the Mortgagor will cause the person entitled to such security to enter into a priority and subordination agreement with the Mortgagee, so as to preserve and/or confirm the Mortgagee's position as mortgagee ranking in priority to the mortgagee under such security for an amount and on terms wholly satisfactory to the Mortgagee.

5.8               No Assignment of Income from Mortgaged Property

                  Except as provided in the Agreement or the Loan Papers, the Mortgagor will not for the duration of this Mortgage, without the prior consent in writing of the Mortgagee:

                  (a) assign or Encumber;

                  (b) attempt or purport to assign or Encumber; or

                  (c) cause or permit any other person to have,

                  any Right to receive any present or future rents, profits or any other legal or beneficial Rights in the income from time to time of the Mortgaged Property or income otherwise derived from the Mortgaged Property from time to time.

5.9               No Removal of Workover Rig from Jurisdiction

                  The Mortgagor shall not, without the prior consent in writing of the Mortgagee, remove or suffer or allow the removal of the Workover Rig from Australia.

5.10              Mortgagor to Give Notice of Certain Events

                  The Mortgagor shall immediately give Notice to the Mortgagee if any of the following become known to the Mortgagor:

                  (a) the occurrence of any Event of Default;

                  (b) any circumstances where an insurer may be liable to pay any moneys in relation to the Mortgaged Property;

                  (c) any event or circumstance where an Encumbrance is granted or arises in relation to the Mortgaged Property other than a "Permitted Lien" as defined in the Agreement;

                  (d) any actual or proposed compulsory acquisition, purchase or forfeiture of the Mortgaged Property;

                  (e) any actual or threatened litigation, arbitration or
                      administrative proceedings relating to the Mortgaged Property or the Mortgagor which might have a material adverse effect in relation to the value of the Mortgaged Property or the ability of the Mortgagor to perform or observe the Mortgagor's Obligations under this Mortgage or any Collateral Security;

                  (f) any circumstances where the value of the Mortgaged
                      Property is or may be substantially reduced;

                  (g) any other circumstances or information that the Mortgagee may from time to time reasonably specify in respect of the Mortgagor, this Mortgage or the Mortgaged Property.

5.11              Consent of Lessors and Mortgagees of Premises

                  Where the Mortgagor is not the registered owner of any Premises, or where the owner of any Premises (whether or not the Mortgagor) has mortgaged them to a person, the Mortgagor shall or at such time as required by the Mortgagee make reasonable efforts to procure from each relevant owner and mortgagee in favour of the Mortgagee a consent to this Mortgage, a permit to enter such Premises, a consent to the exercise by the Mortgagee or a Receiver of all their respective Rights under this Mortgage, an acknowledgement that neither the giving of this Mortgage nor the exercise of Rights of enforcement shall (as such) breach any relevant Lease or mortgage, and such other covenants relating to this Mortgage and such Premises as the Mortgagee requires to assist it in respect of this Mortgage.

5.12              Further Assurances

                  The Mortgagor will at all times sign all further documents and amendments to documents and do other things as may be reasonably requested by the Mortgagee to enable this Mortgage to be registered and (if required by the Mortgagee) for further or better securing the Rights and interests of the Mortgagee over the Mortgaged Property to secure payment of the Secured Moneys and performance of all Obligations of the Mortgagor. In particular, the Mortgagor will sign such legal mortgages, assignments by way of security, applications, authorities, assurances and other documents with respect to the Mortgaged Property as the Mortgagee may reasonably require to perfect or improve the security afforded by this Mortgage. The Mortgagor shall pay to the Mortgagee on demand all costs incurred by the Mortgagee in respect of this sub-clause and the same shall form part of the Secured Moneys.

6.                PRIOR AND SUBSEQUENT MORTGAGES

6.1               Prior and Subsequent Mortgages

                  The Mortgaged Property is not or shall not become subject to a prior or subsequent mortgage or charge without the prior written consent of the Mortgagee.

7.                DEFAULT

7.1               Events of Default

                  An Event of Default for purposes of this Mortgage means the occurrence of a "Default," as defined in the Agreement. If an Event of Default occurs and is continuing; THEN, if the Mortgagee elects,the Secured Moneys shall become immediately payable to the Mortgagee as if the time for payment or repayment of the same had arrived. The Mortgagee need not notify the Mortgagor of such election. If there is any outstanding Obligation of the Mortgagee and/or the Banks to the Mortgagor pursuant to the Agreement (including any commitment to advance any accommodation) the Mortgagee and/or the Banks may also decline to meet such Obligation.

8.                POWERS OF MORTGAGEE

8.1               Mortgagee May Remedy Default

                  If the Mortgagor defaults in any Obligation to the Mortgagee, or if any statement, warranty or representation of the Mortgagor made or deemed to be made to the Mortgagee is untrue or misleading, the Mortgagee may (but shall not be Obliged to), do all acts and things which the Mortgagee considers necessary to make good such default or rectify the circumstances stated warranted or represented or deemed so to be. All expenses incurred by the Mortgagee shall, upon being incurred, be added to and form part of the Secured Moneys and bear interest accordingly. Such expenses shall be payable by the Mortgagor to the Mortgagee on demand. The Mortgagor indemnifies the Mortgagee against any loss, damage, cost or expense arising or incurred by the Mortgagee by reason of any default of the Mortgagor. The Mortgagee shall incur no liability for failing or declining to exercise any Right under this sub-clause.

8.2               Statutory Powers on Occurrence of Event of Default

                  All the Rights of a mortgagee in any statute or at law may be exercised by the Mortgagee in respect of the Mortgaged Property at any time an Event of Default occurs and is continuing, despite any subsequent acceptance of payment of any part of the Secured Moneys.

8.3               Power of Sale

                  (a) At any time an Event of Default occurs and is continuing, the Mortgagee may, provided it does so in a commercially reasonable manner, sell and assign the Mortgaged Property free from any equity of redemption or other interest on the part of the Mortgagor. Such sale may be by public auction, tender, private contract, transfer without contract or any combinations of the foregoing. The Mortgaged Property may be sold as one parcel or (if applicable) separately or in lots. It may be sold subject to any special stipulations, for cash, on credit, by way of set-off or exchange, at a discount or otherwise, or in any combinations of the foregoing. In the case of credit, the sale may be made with or without charging interest (and if with interest, at such rate as the Mortgagee determines) and with or without taking security for the purchase money. The Mortgagee may buy in at any auction, refuse any tenders and rescind or vary any contract of sale and resell the property, without being liable for any loss.

                  (b) The Mortgagee may in its discretion, provided it does so in a commercially reasonable manner, use any conditions of auction, tender or sale and exercise all the powers of a beneficial owner in the same manner as if this Mortgage had vested the absolute ownership of the Mortgaged Property in the Mortgagee.

                  (c) Provided it is done in a commercially reasonable manner, unless prohibited by statute, the Mortgaged Property need not in the first instance be submitted for sale at public auction.

                  (d) Provided it does so in a commercially reasonable manner, at any time after the power of sale has become exercisable by the Mortgagee, the Mortgagee may grant to any person an option to purchase the Mortgaged Property on any terms. If the Mortgagor subsequently redeems this Mortgage, the Mortgagor shall be bound by such option as if the Mortgagor had granted it. The Mortgagor indemnifies the Mortgagee for any liability incurred by the Mortgagee as a result of any failure by the Mortgagor to strictly observe the terms of any such option.

                  (e) The preceding provisions of this sub-clause are in
                      addition to any powers conferred by statute, but are subject to the giving of any notices required by statute prior to or after the exercise of any power of sale, to the extent that such notices cannot be dispensed with by consent. To the extent that the requirement for such notices can be so dispensed with, it is dispensed with.

8.4               Further Powers of Mortgagee After Occurrence of Event of
                  Default

                  (a) After the occurrence of an Event of Default which is
                      continuing, the Mortgagee may also, without making demand or giving any notice to the Mortgagor (unless compelled by law to do so), do any of the following in a commercially reasonable manner:

                      (i) take possession and control of, and use the Mortgaged Property;

                      (ii) enter into receipt of the rents and profits of the Mortgaged Property;

                      (iii) grant or accept Leases or Licences relating to the Mortgaged Property or renew Leases or Licences for any purposes, for such periods and upon such terms as the Mortgageee thinks fit (including the assumption of unusual Obligations); the Mortgagor shall be bound by and shall, upon any resumption of possession of the Mortgaged Property by it, observe as owner all the provisions of any Lease or Licence entered into by the Mortgagee until the expiration of the term of such Lease or Licence and any options of renewal which may be exercised.

                       (iv) exercise all other Rights vested in the Mortgagee by this Mortgage, any statute, the common law or the rules of equity, and deal with the Mortgaged Property in as full and ample a manner as if it were the owner of the Mortgaged Property;

                  (b) A person dealing with the Mortgagee need not enquire
                      whether any Event of Default or other circumstance has occurred to authorise the Mortgagee to act, or to see to the application of any moneys paid to the Mortgagee.

                  (c) If the Mortgagee gives notice to any person demanding to enter into receipt of the rents and profits of the Mortgaged Property, all Rights of the Mortgagor under Leases and Licences or otherwise with respect to rents and profits of the Mortgaged Property shall be exercisable by the Mortgagee to the exclusion of the Mortgagor until the notice of the Mortgagee is withdrawn or a discharge of this Mortgage is given.

                  (d) All costs and expenses incurred by the Mortgagee as a
                      result of exercising any of the foregoing Rights shall, immediately upon being incurred, be added to and form part of the Secured Moneys. They shall bear interest accordingly and shall be payable to the Mortgagee on demand.

                  (e) If any loss is made in the exercise of the Mortgagee's
                      Rights, other than losses resulting from the gross negligence or willful misconduct of the Mortgagee, such loss shall be borne by the Mortgagor. It shall be added to the Secured Moneys, bear interest accordingly and shall be payable to the Mortgagee on demand.

8.5               Attorney of the Mortgagor

                  (a) The Mortgagor irrevocably appoints the Mortgagee, every
                      Officer of the Mortgagee, every Receiver, and every person from time to time appointed by the Mortgagee for the purposes of this sub-clause severally its attorney and the attorney of its heirs, executors, administrators, successors and assigns (the "Attorney") for the use and benefit of the Mortgagee to do:

                      (i) all acts and things required to be done by the Mortgagor under this Mortgage, any Loan Paper or the Agreement; and

                      (ii) all acts which the Mortgagee is by virtue of this
                           Mortgage, the Agreement or any Loan Paper authorised or empowered to do during the continuance of any Event of Default.

                  (b) Without limiting the above, an Attorney may:

                      (i) take steps and proceedings and sign documents for securing, perfecting or improving (as the Mortgagee or an Attorney thinks fit) the security constituted by this Mortgage, and sign in favour of the Mortgagee all further legal mortgages, transfers, assignments and other assurances of all or any part of the Mortgaged Property required to be signed by the Mortgagor under this Mortgage, the Loan Papers or the Agreement;

                      (ii) in the name of and on behalf of the Mortgagor or in the name of the Mortgagee or an Attorney demand, sue or institute bankruptcy proceedings for, prove in estates for, recover, receive, give effectual receipts for or make compromises in respect of the Mortgaged Property;

                      (iii) institute proceedings and do all such other things as may be necessary to procure the removal of any adverse interest noted against or registered over the Mortgaged Property;

                      (iv) exercise each Right of the Mortgagor under any and every Lease, Licence, contract, arrangement or understanding and any guarantees relating to them which the Mortgagor or any predecessor in title has entered into in respect of the Mortgaged Property, and assign to any purchaser of the Mortgaged Property the benefit of such Leases, Licences, contracts, arrangements or understandings and any guarantees relating to them;

                      (v) make, enforce, settle or compromise any claim, and demand, sue for, recover, negotiate, receive and give discharges for all moneys payable under any insurance policy relating to the Mortgaged Property, irrespective of whether such policy is in the name of the Mortgagee or the Mortgagor or both or any other person and whether or not it covers any other property;

                      (vi) make, enforce, settle or compromise any claim and demand, sue for, recover, receive and give discharges for all moneys payable in respect of any compulsory sale or acquisition of the Mortgaged Property;

                      (vii) apply for and do all things to expeditiously obtain any permit, licence, registration, approval, consent or authority in respect of the Mortgaged Property or any use or proposed use of the Mortgaged Property; and

                      (viii) appoint a substitute or substitutes for all or any
                             of the above purposes.

                  (c) The Attorney may register this power of attorney under any statute and do whatever he considers necessary to give validity and effect to the same.

                  (d) Except as the result of the gross negligence or willful misconduct of the Attorney, the Attorney shall not be responsible for any loss which may happen in the exercise of the above powers.

                  (e) A certificate by the Mortgagee signed by an Officer of the
                      Mortgagee or a Receiver as to the occurrence of an Event of Default may be relied on by any person in respect of this sub-clause without further enquiry.

8.6               Appointment of Receiver

                  (a) After an Event of Default occurs and is continuing (even though the power of sale of the Mortgagee may not yet be exercisable) the Mortgagee may in writing appoint a person (or two or more persons acting jointly and/or severally) to be receiver or receiver and manager (the term "Receiver" including a receiver or a receiver and manager, as applicable) of the Mortgaged Property or its income. No prior notice or demand need be given by the Mortgagee before the Rights in this sub-clause are exercised.

                  (b) The provisions of any relevant statute dealing with
                      Receivers shall be varied to the extent provided in this sub-clause.

                  (c) The Mortgagee may from time to time revoke any appointment of a Receiver under this Mortgage and/or appoint another Receiver.

                  (d) A Receiver will, in addition to all other Rights elsewhere in this Mortgage and at law, have power to:

                      (i) do, carry out and perform all Rights in relation to the Mortgaged Property as the Mortgagee could (whether prior to or after the occurrence of an Event of Default), and receive all like benefits entitlements and protections conferred on the Mortgagee in relation to the exercise of such Rights (but the Receiver shall not be bound by any requirement as to notice or any other procedure regulating or restricting the power of a mortgagee before exercising any Rights of the Mortgagee);

                      (ii) do, carry out and perform all things in relation to
                           the Mortgaged Property:

                           (A) as the Mortgagor could have lawfully done if this Mortgage had not been signed; and

                           (B) if the Mortgagor is a corporation, as the Mortgagor's directors could have lawfully done if this Mortgage had not been signed.

                  (e) A person dealing with the Receiver need not enquire as to the authority of the Receiver to act or to see to the application of any moneys paid to the Receiver.

                  (f) If any loss is made in carrying on any business in
                      connection with the Mortgaged Property or in the exercise of the Receiver's Rights, such loss shall be borne by the Mortgagor and be added to the Secured Moneys, bear interest accordingly and be payable to the Mortgagee on demand.

                  (g) The Receiver shall be entitled to such reasonable
                      remuneration as is specified by or negotiated with the Mortgagee, which may be on the basis of a percentage of the gross amount of moneys received or hourly rates plus disbursements or otherwise.

                  (h) Subject to any statutory or other Obligations on the part of the Mortgagee or the Receiver to the contrary, the Receiver shall apply all moneys received by the Receiver in the following order:

                      (i) firstly, in payment of all rates, taxes and outgoings affecting the Mortgaged Property;

                      (ii) secondly, in payment of all moneys borrowed or raised, costs and expenses incurred in the exercise of any Rights or the performance or attempted performance of the Receiver's Obligations (including the discharge of all statutory Obligations in relation to the Receivership);

                      (iii) thirdly, in payment to the Receiver of his remuneration;

                      (iv) fourthly, in payment of any of the debts of the Mortgagor which the Receiver is required by law to pay in priority to the Secured Moneys;

                      (v) fifthly, in payment to the Mortgagee of the Secured Moneys; and

                      (vi) thereafter the surplus (if any) shall be paid to the person who, but for the exercise of the Rights conferred on the Receiver, would have been entitled to receive the income or proceeds of the Mortgaged Property; alternatively, the same may be paid to the Mortgagee to be dealt with in accordance with the Mortgagee's Rights and Obligations as to distribution of excess proceeds received by it.

                  (i) Irrespective of the appointment of a Receiver or the
                      exercise of any Right conferred on a Receiver, the Mortgagee shall at all times be entitled to exercise its Rights under this Mortgage.

8.7               Conflicts of Interests, Duties etc.

                  The Mortgagee, a Receiver and any Officer of the Mortgagee may exercise Rights under this Mortgage even though such exercise may involve:

                  (a) a conflict between any duty owed to the Mortgagor and any duty owed to any other person;

                  (b) a conflict between a duty owed to the Mortgagor and any interests of the Mortgagee, the Receiver or Officer of the Mortgagee; or

                  (c) any other conflict of duties or interests or duty and
                      interest.

                  No action taken or contract entered into or consequence otherwise arising because of such exercise of Rights by the Mortgagee, a Receiver or Officer of the Mortgagee shall be void, voidable or otherwise unenforceable or able to be restrained by virtue of any such conflict. Neither the Mortgagee, a Receiver nor any Officer of the Mortgagee shall be liable to account to the Mortgagor or any other person for any benefit or gain arising out of any such conflict.

8.8               Waiver

                  (a) All Rights of the Mortgagee and a Receiver under this
                      Mortgage, any Collateral Security, the Agreement, any Loan Paper, by statute, at law and in equity may be exercised, despite any forbearance or delay in their enforcement.

                  (b) No employee or agent of the Mortgagee or a Receiver has authority to waive any such Right or to represent that such Right will not be exercised (either temporarily or permanently) or to give any warranty, consent or promise or to agree to any variation, except in a document signed by such employee or agent.

                  (c) Any waiver, representation, warranty, consent, promise or agreement duly given shall be effective only in the specific instance to which it relates and for the specific purpose for which it is given.

                  (d) No waiver, representation, warranty, consent, promise or agreement shall be implied from conduct or failure to act on the part of the Mortgagee, a Receiver or any Officer of the Mortgagee.

9.                PROCEEDS ETC

9.1               Mortgagee May Claim Compensation etc.

                  (a) Any moneys which become payable by way of purchase or
                      compensation in respect of the Mortgaged Property (as a result of compulsory acquisition, resumption, requisition, damages for breaches of contract, tort or other loss or otherwise payable concerning the Mortgaged Property) shall be payable to the Mortgagee. Any such moneys received by the Mortgagor shall be held by the Mortgagor in trust for the Mortgagee.

                  (b) The Mortgagee may make claim for all such moneys and
                      enforce and receive payment of such moneys. The Mortgagee may also compromise and agree and settle amounts (both for the Mortgagee and for the Mortgagor) and execute releases (both in the name of the Mortgagor and the Mortgagee).

                  (c) The Mortgagor assigns its Rights to claim and negotiate amounts referred to above, to the Mortgagee.

                  (d) The provisions of this sub-clause are subject to any
                      statute which necessarily requires otherwise.

9.2               Proceeds from Sale, Lease, etc.

                  Subject to any contrary statutory Obligations or other provisions of this Mortgage or the Agreement, the Mortgagee shall apply proceeds received by it in respect of the Mortgaged Property (whether by collection of rents and profits, sale, compensation or otherwise):

                  (a) firstly to pay all moneys expended or outstanding in
                      respect of the Mortgaged Property, including costs charges and expenses incurred in the exercise of any of the Mortgagee's Rights;

                  (b) secondly in payment of the Secured Moneys (to the extent that the same are not paid under the preceding paragraph) irrespective of whether they would otherwise be due or owing at the time of such application, but without prejudice to the Mortgagee's Right to place moneys received in a suspense account indefinitely if any of the Secured Moneys are owing contingently or prospectively, or otherwise pending apportionment;

                  (c) thirdly to pay appropriate amounts to subsequent
                      mortgagees or other persons entitled to amounts, in order of priority; and

                  (d) fourthly to pay any surplus to the person entitled to give receipt for rents and profits or the proceeds of sale of the Mortgaged Property, upon obtaining a full and final discharge for such amount to the satisfaction of the Mortgagee; the Mortgagee shall pay the surplus to an account specified by the Mortgagor and the Mortgagee shall then be under no liability in respect of such surplus or for interest on it.

9.3               Reduction of Secured Moneys on Foreclosure

                  If the Mortgagee exercises any remedy of foreclosure under this Mortgage, the exercise of such Right shall not affect any Right of the Mortgagee to payment of the Secured Moneys under any Collateral Security, the Agreement, any Loan Paper or this Mortgage with respect to any part of the Mortgaged Property not foreclosed.

10.               LIABILITY OF THE MORTGAGEE AND INDEMNITIES

10.1              No Liability for Loss

                  Neither the Mortgagee nor any Receiver nor any Officer of the Mortgagee nor their respective employees or agents shall, except in the case of gross negligence or willful misconduct of the Mortgagee or any Receiver or Officer of the Mortgagee, be responsible for any loss which may happen or for any outstanding moneys following the exercise or attempted exercise or non-exercise of any Right incidental to this Mortgage, any Loan Paper or the Agreement. This sub-clause is subject to any statutory provisions to the contrary.

10.2              No Liability for Inspections, Valuations etc.

                  All inspections, valuations, reports, opinions or certificates relating to the Mortgaged Property made or received by the Mortgagee or a Receiver are for the Mortgagee's purposes. All such inspections, valuations, reports, opinions or certificates (other than privileged client communications) paid for by the Mortgagor shall be required to be disclosed to the Mortgagor, but shall not be a representation or warranty by the Mortgagee or a Receiver as to the state or value of the Mortgaged Property, the financial position of any person, or any other matter. Neither the Mortgagee nor a Receiver shall be responsible for any false, negligent, defamatory or misleading statements in such documents or statements should the same become known to or relied on by the Mortgagor.

10.3              Indemnities

                  The Mortgagor, except in the case of gross negligence or willful misconduct of the Mortgagee, indemnifies the Mortgagee, every Receiver and every Officer of the Mortgagee and their respective agents and employees against all liabilities, claims, actions, suits, costs, losses and expenses (including claims by the Mortgagor) incurred by or arising against the Mortgagee or any such person arising out of:

                  (a) any act or omission of the Mortgagee or such person
                      concerning this Mortgage, any Loan Paper or the Agreement; or

                  (b) the exercise, attempted exercise or non-exercise of any
                      Rights in or incidental to this Mortgage, any Loan Paper or the Agreement.

11.               CONTINUING SECURITY:  DISCHARGE

11.1              Continuing Security

                  This Mortgage is a continuing security. It shall not be completely or partially discharged merely by the payment at any time of any of the Secured Moneys or by any settlement of account. This Mortgage shall continue to apply to the present and any future balance of the Secured Moneys until a final discharge of this Mortgage has been given to the Mortgagor. The Mortgagor shall not be entitled to a final discharge of this Mortgage whilst:

                  (a) there is any debt or other Obligation of the Mortgagor
                      (either alone or with any other person) to the Mortgagee under the Agreement or the Loan Papers, either actual, contingent, prospective or otherwise reasonably apprehended by the Mortgagee (even if it cannot be quantified); or

                  (b) there is any liability or other Obligation on the part of the Mortgagee under the Agreement or the Loan Papers, for or on behalf of or in respect of the Mortgagor (either alone or with

                                       24
                      any other person) either actual, contingent, prospective or reasonably apprehended by the Mortgagee (even if it cannot be quantified).

                  The Mortgagee shall be deemed to reasonably apprehend a liability on the part of the Mortgagor in circumstances (amongst others) where litigation has been threatened or commenced or a dispute exists which, if resolved or settled in a particular way, would result in a liability or costs or expenses being incurred by the Mortgagee or an amount becoming owing to the Mortgagee, which would be recoverable in whole or in part from the Mortgagor.

11.2              Premature Discharge of Mortgage

                  If the Mortgagee, due to a preferential payment subsequently repaid under any applicable insolvency laws, receives an amount less than it would have otherwise required in exchange for a release or partial release of this Mortgage, then the Rights of the Mortgagee against the Mortgagor in respect of the Mortgaged Property shall be the same as if this Mortgage had not been released or partially released (as the case may be) and as if the Mortgagor had no Right of release. In such case the Mortgagor will do all things required by the Mortgagee (including, if necessary, signing a further mortgage on such terms as the Mortgagee requires over the Mortgaged Property released or any property nominated by the Mortgagee of approximately equal value) to restore to the Mortgagee its full benefits had this Mortgage not been released or partially released (as the case may be) and had the Mortgagee been under no Obligation to release it.

11.3              Form of Discharge

                  Any discharge or release of this Mortgage when given may be in such form as the Mortgagee reasonably requires (including a specific provision or excluding optional words, so that the release of this Mortgage shall operate only as a release of the security created over the Mortgaged Property, but reserving all Rights against the Mortgagor on personal covenants contained or implied in this Mortgage in respect of the payment of money or otherwise) so as to fully discharge the Mortgaged Property (or such part of the Mortgaged Property as is relevant) from this Mortgage. In the absence of anything express to the contrary in any discharge, partial discharge, release or partial release of this Mortgage, such discharge, partial discharge, release or partial release shall be deemed to have been given so as to effect only a release of the security over the Mortgaged Property (or such part of the Mortgaged Property as is relevant) and not so as to (then or upon registration) release the Mortgagor from the Mortgagor's Obligations under the personal covenants in this Mortgage.

12.               POSSESSION AND PRODUCTION OF TITLE DOCUMENTS, ETC.

12.1              Possession of Title Documents and Leases

                  (a) The Mortgagor shall deliver to the Mortgagee, and the
                      Mortgagee shall be entitled to possession of the original of this Mortgage and all licences, permits, certificates of registration, approvals and other indicia of title relating to the Mortgaged Property (except where the same are required by law to be held by the Mortgagor or at a particular place). The Mortgagee may keep such indicia of title at any location within Australia and unless specifically Obliged by statute, the Mortgagee may refuse to produce such documents to any person for any reason. The Mortgagor agrees to make no application to any official or to a court to compel or to dispense with the production of such documents.

                  (b) The Mortgagee shall be entitled to retain and the
                      Mortgagor shall deliver to the Mortgagee on request the Mortgagor's copies of all Leases and Licences from time to time relating to the Mortgaged Property and all guarantees and other collateral agreements. The Mortgagor will whenever requested by the Mortgagee, deliver to the Mortgagee and verify in such manner as the Mortgagee requires, full particulars of all Leases sub-Leases or Licences relating to the Mortgaged Property.

12.2              Production of Documents by Mortgagee

                  If the Mortgagee is bound by statute to produce any document, the Mortgagee shall do this within a reasonable time after being requested to do so in writing, upon receiving payment of its reasonable costs and expenses from the Mortgagor. The Mortgagee shall be entitled to full particulars of any further mortgage or other dealing relating to the Mortgaged Property and any transaction pursuant to which any further mortgage or dealing is given (including a copy of every document relevant to such transaction).

13.               MISCELLANEOUS

13.1              Mortgage not Affected by Intervening Circumstances

                  This Mortgage, the Obligations of the Mortgagor under this Mortgage, the Loan Papers, the Agreement or any other arrangement, and the Mortgagee's Rights against the Mortgagor will not be discharged, terminated, reduced, modified or otherwise affected by any of the following:

                  (a) the giving by any person of or terms of any Collateral
                      Security from time to time;

                  (b) any delay, failure, neglect or refusal by the Mortgagee to exercise Rights or to recover any of the Secured Moneys under this Mortgage, any Collateral Security, the Agreement, any Loan Paper, judgment or specialty;

                  (c) the failure to obtain, register or perfect, or loss,
                      inadequacy, invalidity or unenforceability of any Collateral Security or other Obligation, whether given at the time of this Mortgage or otherwise;

                  (d) the granting to the Mortgagor or any Co-surety of any
                      time, credit, forbearance, indulgence, or other concession (either for or without consideration or by operation of law);

                  (e) any partial or absolute release, discharge, abandonment, surrender, waiver, variation, transfer, exchange, relinquishment or renewal (either with or without consideration) of Rights against a Co-surety;

                  (f) the Mortgagee becoming party to or bound by any
                      compromise, assignment of property, scheme of arrangement, composition of debts, scheme of reconstruction or other arrangement relating to the Mortgagor, a Co-surety or any other person;

                  (g) any variation of this Mortgage or of any Collateral
                      Security, or any variation of, termination of the Agreement, any Loan Paper, or any arrangement or understanding between the Mortgagee, the Mortgagor, or a Co-surety or any two or more of the foregoing persons (with or without others), except to the extent that the same is unequivocally expressed to amend or overrule this Mortgage;

                  (h) any acquiescence or delay on the part of the Mortgagee or the Banks;

                  (i) any payment to the Mortgagee of, or any Obligation to pay, the Secured Moneys becoming void, voidable or otherwise unenforceable;

                  (j) any Collateral Security becoming void, voidable or
                      otherwise unenforceable in whole or in part;

                  (k) the death, mental incapacity, bankruptcy, assignment for the benefit of creditors, arrangement with creditors, winding up, reconstruction, official management, receivership or other incapacity, insolvency or demise of the Mortgagor or a Co-surety or (where the Mortgagor is or becomes a partnership or firm) any change that may be made, whether by death, winding up, dissolution, retirement or otherwise in the partnership or firm or any persons now or in the future constituting or trading under the name of the firm (but the Mortgagee may at its discretion discontinue all or any transactions with the Mortgagor or with the partnership or firm and may decline to make available any accommodation or to meet any Obligations to, for or on account of the Mortgagor or of the partnership or firm without notice to the Mortgagor or to such partnership or firm upon receipt of notice of any such change);

                  (l) the Mortgagor or any Co-surety not being or ceasing to be authorised or empowered to enter into this Mortgage, the Agreement, the Loan Papers, a Collateral Security or any relevant transaction;

                  (m) the transfer or assignment by the Mortgagee of this
                      Mortgage or any Collateral Security; subject, however, to the provisions of Section 13.3;

                  (n) obtaining judgment against the Mortgagor or a Co-surety;

                  (o) any check or other instrument issued in payment of the
                      Secured Moneys, while such check or instrument is outstanding;

                  (p) any circumstances which may affect the nature, description or other characteristics of the Mortgaged Property; or

                  (q) any variation in or alteration to the status, nature or composition (including takeover, merger, amalgamation and reconstruction) of the Mortgagee, the Mortgagor, a Co-surety or any other person or the memorandum of association, articles of association, constitution, rules, trusts or other documents relating to the Mortgagee, Mortgagor, a Co-surety or any other person.

13.2              Mortgagee May Enter and Inspect

                  Subject to the terms of the Agreement to the contrary and subject to the consent of Esso, if applicable, the Mortgagee, a Receiver or any Officer of the Mortgagee or any person authorised by them may enter any Premises or any other land or buildings relevant to the Mortgaged Property upon reasonable notice at all reasonable times, to inspect the state and condition of the Mortgaged Property. Pursuant to the terms of the Agreement, the Mortgagor shall also produce to that person on demand all books, records and other documents relating in any way to the Mortgaged Property. The Mortgagor will permit and assist such inspection.

13.3              Mortgagee May Assign

                  Subject to the terms of the Agreement to the contrary, the Mortgagee may assign to any person this Mortgage, the Secured Moneys, the Rights, title and interest of the Mortgagee to the Mortgaged Property, the benefit of any term of this Mortgage (irrespective of whether it touches or concerns the Mortgaged Property), the benefit of any surety provisions contained in or relating to this Mortgage or the benefit of any indemnity under this Mortgage, irrespective of whether all or any of the foregoing would not otherwise be assignable. The Mortgagor will (at the expense of any assignee requiring the same) enter into any further mortgages, deeds or other agreements for securing or re-affirming to the satisfaction of such assignee the benefit of this Mortgage and the benefit of and entitlement to all Rights of the Mortgagee and Obligations of the Mortgagor under this Mortgage.

13.4              Notices

                  (a) Any Notice required under this Mortgage shall be given or made pursuant to the terms of Section 12.3 of the Agreement.

13.5              Court Proceedings

                  To the extent that the Mortgagor is legally able to do so, the Mortgagor irrevocably:

                  (a) submits to the non-exclusive jurisdiction of the Courts of the State of Victoria in respect to any legal proceedings in connection with this Mortgage;

                  (b) consents to the service of process out of any Courts in such legal proceedings by the mailing, telexing or facsimile transmission of a copy or notice of the relevant process to the Mortgagor in the manner provided for in this Mortgage for service of Notices on the Mortgagor;

                  (c) waives any objection the Mortgagor may have to the laying of venue of any such legal proceedings in any of such Courts and any claim that legal proceedings have been brought in an inconvenient forum; and

                  (d) agrees that nothing in this Mortgage shall affect service of process in any other manner permitted by law or preclude the Right of the Mortgagee to bring proceedings in any other court or courts of competent jurisdiction as the Mortgagee may elect, and that legal proceedings in any one or more jurisdictions shall not preclude legal proceedings in any other jurisdiction.

13.6              Governing Law

                  This Mortgage shall be governed and construed in all respects in accordance with the law of the State of Victoria.

13.7              Authority to Date and Complete

                  The Mortgagor irrevocably authorises the Mortgagee and every Officer of the Mortgagee:

                  (a) to date this Mortgage and complete any other blanks left uncompleted pending advancing of accommodation or for any other reason; and

                  (b) as irrevocable attorney of the Mortgagor to rectify any manifest error to this Mortgage in order to procure its registration.

13.8              Certificate of the Mortgagee is Evidence

                  A certificate signed by the Mortgagee or any Officer of the Mortgagee stating the amount of the Secured Moneys at the date mentioned in any such certificate or any other fact, matter or circumstance shall be, absent manifest error, prima facie evidence against the Mortgagor as to the matters certified.

13.9              Limitation of Secured Moneys

                  Despite any other provision in this Mortgage to the contrary, the Mortgagee may not recover from the Mortgagor under this Mortgage in respect of the Secured Moneys an amount in excess of the Australian Dollar equivalent from time to time of US $6,500,000.00, together with all interest on the Secured Moneys and the cost of enforcing this Mortgage or any Collateral Security.

13.10             Conflicts with the Agreement

                  Any conflict or ambiguity between the terms and provisions of this Mortgage and the terms and provisions of the Agreement is controlled by the terms and provisions of the Agreement for all purposes.

IN WITNESS this Mortgage has been signed.

THE COMMON SEAL of                 )       /s/ E. J. SPILLARD
International Sea Drilling Ltd     )       ------------------------------
as Mortgagor was duly affixed      )                             Director
in accordance with the             )
Articles of Association of the     )       /s/ G. G. ARMS
Company in the presence of a       )       ------------------------------
Director and the Secretary of      )                            Secretary
the Company signing opposite,      )
who certify that they are the      )       /s/ R. A. JOHANNSEN
proper officers to affix such      )       ------------------------------
seal, and also in the presence     )                            Treasurer
of:


Independent Witness  /s/ SUSAN DOUGHERTY
                     -------------------

                               THE FIRST SCHEDULE

    (Description of Workover Rig comprising part of the Mortgaged Property)


                         INTERNATIONAL SEA DRILLING LTD.
                                     RIG 453
                       1,000 H.P. WORKOVER/COMPLETION RIG
--------------------------------------------------------------------------------
         A conventional offshore platform workover/completion rig incorporating the following structures and equipment:

I.       STRUCTURES

         A.       Mast

                  DRECO 133' vertically telescoping triple mast designed per API Spec. 4F Q1 for 428 kip static hook load; racking capacity for 19,530' of 3-1/2" drillpipe and eight stands of 8" collars.

         B.       Substructure and Skidding System

                  Two single girder strongback beams spanning dual foundation boxes, accommodating skid beam centers from 30' to 40'; lift and roll hydraulic skidding system to skid rig assembly and integrated rig floor laterally on rig strongback beams.

         C.       Mud Tanks

                  505 bbl. total capacity mud tanks, including (i) 465 bbl. built into foundation boxes consisting of: 25 bbl. sand trap, two 75 bbl. active tanks, two 20 bbl. trip tanks, and two 125 bbl. reserve tanks with electric mixers and mud guns, and (ii) two 20 bbl. mixing tanks skid mounted with two 30 h.p. 3 x 4 mixing pumps and one 50 h.p. 5 x 6 charging pump.

         D.       Pipe Rack

                  Elevated 40' x 50' pipe rack with 300 kip capacity.

II.      EQUIPMENT

         A.       Drawworks

                  DRECO Model 1000E drawworks powered by GE 752 traction motor; right angle rotary drive, Dretech Model 7RD 150 electric brake and hydraulic makeup and breakout catheads mounted in lower mast end; twin hydraulic winches mounted on drawworks shelter.

         B.       Rotary Table

                  IDECO Model 27.5 rotary table.

         C.       Mud Pumps

                  Two DRECO Model 6K-500 triplex pumps, powered by GE 752 traction motors, with 4-1/2" liners, discharge valves, pulsation dampener and pressure relief valve.

         D.       Generators/Electrical

                  Three 545 KW Caterpillar Model 3412 DITA diesel powered generators; one SCR/MCC generator control building containing Ross Hill Model 1000 SCR system.

         E.       Accumulator

                  Shaffer Koomey six station control system with nine 11-gallon, 3,000 psi separator bladder type accumulators; 25 H.P. electric triplex pump and dual air pumps.

         F.       Blowout Preventers

                  1.       One Shaffer 11"5M Annular BOP
                  2.       One Shaffer 11"5M Double BOP
                  3.       One Shaffer 11"5M Single BOP
                  4. Drilling Spool 11"5M with outlets for choke and kill valves

         G.       Drillwater and Fuel Tanks

                  1.       Two 150 bbl drill water tanks
                  2.       One 120 bbl diesel fuel tank

                                TABLE OF CONTENTS

1.       DEFINITIONS AND INTERPRETATION.................................   2
         1.1      Definitions...........................................   2
         1.2      Interpretation........................................   5

2.       PAYMENT OF MONEY...............................................   7
         2.1      Payment of Secured Moneys.............................   7
         2.2      Interest on Secured Moneys............................   7
         2.3      Unpaid Interest.......................................   7
         2.4      Interest on Judgment..................................   8
         2.5      Manner of Payment.....................................   8
         2.6      Apportionment of Moneys Received......................   9
         2.7      Combination of Accounts...............................   9
         2.8      No Set Off............................................  10

3.       CHARGING PROVISIONS............................................  10
         3.1      Charge................................................  10
         3.2      Separate Charges:  Consents...........................  10
         3.3      Fixed Charge..........................................  10
         3.4      No Competing Mortgages................................  11

4.       WARRANTIES AND ACKNOWLEDGMENTS.................................  11
         4.1      Indefeasible Title....................................  11
         4.2      Enforceability, Capacity and Disclosure...............  11
         4.3      Continuing Warranties.................................  12

5.       GENERAL COVENANTS..............................................  12
         5.1      Maintain and Protect Mortgaged Property...............  12
         5.2      Renew Permits, Licences Etc...........................  13
         5.3      Observe Terms of Leases...............................  13
         5.4      Pay Mortgagee's Outgoings on Demand...................  13
         5.5      Insurance.............................................  14
         5.6      Not alter, affix etc..................................  14
         5.7      No Leases, Sales etc Without Consent..................  14
         5.8      No Assignment of Income from Mortgaged Property.......  15
         5.9      No Removal of Workover Rig from Jurisdiction..........  15
         5.10     Mortgagor to Give Notice of Certain Events............  15
         5.11     Consent of Lessors and Mortgagees of Premises.........  16
         5.12     Further Assurances....................................  16

6.       PRIOR AND SUBSEQUENT MORTGAGES.................................  16
         6.1      Prior and Subsequent Mortgages........................  16

7.       DEFAULT........................................................  16
         7.1      Events of Default.....................................  16

8.       POWERS OF MORTGAGEE............................................  17
         8.1      Mortgagee May Remedy Default..........................  17
         8.2      Statutory Powers on Occurrence of Event of Default....  17
         8.3      Power of Sale.........................................  17
         8.4      Further Powers of Mortgagee After Occurrence of
                    Event of Default....................................  18
         8.5      Attorney of the Mortgagor.............................  18

         8.6      Appointment of Receiver...............................  20
         8.7      Conflicts of Interests, Duties etc....................  21
         8.8      Waiver................................................  21

9.       PROCEEDS ETC...................................................  22
         9.1      Mortgagee May Claim Compensation etc..................  22
         9.2      Proceeds from Sale, Lease, etc........................  22
         9.3      Reduction of Secured Moneys on Foreclosure............  22

10.      LIABILITY OF THE MORTGAGEE AND INDEMNITIES.....................  23
         10.1     No Liability for Loss.................................  23
         10.2     No Liability for Inspections, Valuations etc..........  23
         10.3     Indemnities...........................................  23

11.      CONTINUING SECURITY:  DISCHARGE................................  23
         11.1     Continuing Security...................................  23
         11.2     Premature Discharge of Mortgage.......................  24
         11.3     Form of Discharge.....................................  24

12.      POSSESSION AND PRODUCTION OF TITLE DOCUMENTS, ETC..............  24
         12.1     Possession of Title Documents and Leases..............  24
         12.2     Production of Documents by Mortgagee..................  25

13.      MISCELLANEOUS..................................................  25
         13.1     Mortgage not Affected by Intervening Circumstances....  25
         13.2     Mortgagee May Enter and Inspect ......................  26
         13.3     Mortgagee May Assign..................................  26
         13.4     Notices...............................................  27
         13.5     Court Proceedings.....................................  27
         13.6     Governing Law.........................................  27
         13.7     Authority to Date and Complete........................  27
         13.8     Certificate of the Mortgagee is Evidence..............  27
         13.9     Limitation of Secured Moneys..........................  27
lodging party           FEEZ RUTHNING                      (Ref RJE)
                        Solicitors & Notaries

address                 Level 32, 123 Eagle Street         state Queensland

telephone               3833-3333

facsimile               3832-4233

DX number               210                                city Brisbane

--------------------------------------------------------------------------------

                        ASSIGNMENT OF CONTRACT
                        Corporations Law
                                                                      263,264

--------------------------------------------------------------------------------

corporation name        International Sea Drilling Ltd

ARBN                    068 783 264

--------------------------------------------------------------------------------


THIS DEED is made on January 9, 1996.

BETWEEN:

International Sea Drilling Ltd (ARBN 068 783 264) a foreign company incorporated in the Cayman Islands and having its registered office in Australia at Level 27, 530 Collins Street, Melbourne, Victoria (the "Mortgagor")

NationsBank of Texas, N.A., as Agent, a national banking association of 700 Louisiana Street, 8th Floor, Houston, Texas (the "Mortgagee")

BACKGROUND:

A. The Mortgagor has entered into a contract with Esso Australia Limited (ACN 000 018 566) for the provision of well workover services.

B. The Mortgagor has requested the Banks to provide financial accommodation to the Mortgagor

C. The Banks have agreed to such request in consideration of this Mortgage being signed and delivered to the Mortgagee as Agent for the Banks

THE PARTIES AGREE as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1      Definitions

         When used in this Mortgage, the following terms have the following meanings, unless the context otherwise requires:

                  "Agreement" means that certain Term Loan Agreement dated as of November 30, 1995 among Mortgagor, Mortgagee and the Banks, as amended, extended or restated;

                  "Associated Person" means a person associated with a relevant person or an associate of that person in any of the ways relevant for the purposes of the Corporations Legislation;

                  "Australian Dollars" means the lawful currency of Australia;

                  "Banks" means NationsBank of Texas, N.A. of 700 Louisiana Street, 8th Floor, Houston, Texas, National Bank of Canada of 2121 San Jacinto, Suite 1850, Dallas, Texas and National Bank of Alaska of 301W. Northern Light Blvd, Anchorage, Alaska severally;

                  "Collateral Security" means any Encumbrance, guarantee, indemnity, bond, covenant, negotiable instrument, or other agreement, arrangement or understanding (whether or not recorded in writing), under or as a result of which:

                  (a) the Mortgagee is (or will be or may contingently or prospectively be) at any time entitled to sue for, recover, set off or receive payment of the whole or part of the Secured Moneys or any moneys which the Mortgagee may apply towards the Secured Moneys;

                  (b) the Mortgagee is entitled to have performed, observed or fulfilled any Obligation for payment of the whole or part of the Secured Moneys; or

                  (c) the Mortgagee is entitled to retain or withhold possession of or to exercise any other Right in respect of any form of property until the whole or part of the Secured Moneys have been paid;

                  "Contract" means the Contract between the Mortgagor and Esso Australia Limited (ACN 000 018 566) dated 19 June 1995 for the Provision of Well Workover Services, as the same may be amended from time to time;

                  "Corporations Legislation" means legislation relevant to the incorporation, regulation and affairs of corporations generally, in Australia;

                  "Co-surety" means a person liable at any time to pay to the Mortgagee part or the whole of the Secured Moneys, (whether jointly or severally with or independently from the Mortgagor, and whether such liability is secured or unsecured); in respect of one of several persons comprising the Mortgagor the term includes each other person being a Mortgagor;

                  "Encumbrance" means a mortgage, charge, debenture, encumbrance, assignment by way of security, pledge, deposit of title, lien, security, option to acquire, lease, licence, caveat, preferential interest, title retention, or other estate, interest, claim or arrangement relating to property, or an agreement to grant, create, allow or register any of the foregoing, whether registered or unregistered and whether statutory, legal or equitable;

                  "Event of Default" means each of the events or circumstances defined in this Mortgage as constituting an Event of Default;

                  "Executive Officer" has the same meaning as in the Corporations Legislation;

                  "Government Authority" includes the Crown, a minister, a government department, a corporation or authority constituted for a public purpose, a holder of an office for a public purpose, a local authority and any agent or employee of any of the foregoing;

                  "Loan Papers" has the same meaning as in the Agreement;

                  "Mortgage" means the mortgage effected by the assignment to the Mortgagee in this document by way of security, and it also means (where the context allows) this document;

                  "Mortgaged Property" means all the Mortgagor's Rights and interest under the Contract to receive payment of money or any other benefit including (but not limited to) the rates, fees and reimbursement charges the Mortgagor is entitled to receive for the provision of services as specified in clause 5 of the Contract together with any compensation, proceeds of policies of insurance and other payments which are or may become due to the Mortgagor under the Contract;

                  "Mortgagee" means each person named as such in this Mortgage; the expression includes the executors, administrators, successors and assigns of each such person and any person whom the Mortgagee may appoint as the Mortgagee's agent to exercise all or any of the Mortgagee's Rights; when two or more people are named as or become the Mortgagee, the expression means each of them severally and any two or more of them jointly;

                  "Mortgagor" means each person named as such in this Mortgage; the expression includes the permitted assigns and the executors, administrators and successors of each such person; when two or more people are named as or become a Mortgagor:

                  (a) "Mortgagor" means each of them severally as well as any two or more of them jointly; and

                  (b) the Obligations and agreements on their part bind each of them severally and every two or more of them jointly;

                  "Notice" means a notice, demand, request, direction, or other communication from the Mortgagee to the Mortgagor or from the Mortgagor to the Mortgagee as provided in Section 12.3 of the Agreement;

                  "Obligation" means any legal, equitable, contractual, statutory or other obligation, commitment, duty, undertaking or liability;

                  "Officer of the Mortgagee" means at a particular time an attorney of the Mortgagee appointed to exercise any Rights of the Mortgagee relevant to this Mortgage, a solicitor acting for the Mortgagee, or a person authorised by the Mortgagee or such attorney or solicitor (including by way of ratification) to exercise any relevant Right of the Mortgagee; where the Mortgagee is a corporation, the expression also includes each director, secretary, manager or other Executive Officer of the Mortgagee;

                  "Related Body Corporate" has the same meaning as in the Corporations Legislation;

                  "Right" includes any legal, equitable, contractual, statutory or other right, power, authority, benefit, privilege, remedy, discretion, or cause of action;

                  "Secured Moneys" means all moneys already, now or in the future advanced or paid by the Banks and all liabilities (direct or contingent) already, now or in the future incurred by the

                  Banks, to, for the use of, on behalf of or at the request of, the Mortgagor (either alone or with any other person) and all moneys otherwise owing or payable already, now or in the future by the Mortgagor (either alone or with any other person) to the Banks pursuant to the Agreement or the Loan Papers; without limiting or being limited by the foregoing "Secured Moneys" includes:

                  (a) all moneys already advanced or which the Banks now or in the future advance or become liable to advance to, for the use of, or on behalf of, any other person, where those moneys have been advanced, are advanced or are liable to be advanced on the order, direction, request, nomination or suggestion (express or implied) of the Mortgagor (either alone or with any other person) in connection with the Agreement or the Loan Papers;

                  (b) all moneys which the Mortgagor (either alone or with any other person) whether directly or indirectly or contingently or prospectively, and whether by way of debt, contract, guarantee, indemnity, restitution, damages, order of a court or otherwise now or already is or in the future becomes liable to pay to the Banks under this Mortgage, the Agreement or the Loan Papers;

                  (c) all moneys which the Banks are liable to pay already, now or in the future for the accommodation of the Mortgagor (either alone or with any other person) because of the Banks entering into any engagement, bond, indemnity, guarantee, letter of credit, letter of comfort, call option, undertaking or other commitment or by accepting, endorsing, drawing, paying, discounting or otherwise becoming liable on any bill of exchange or other negotiable instrument under the Agreement or the Loan Papers, whether such engagement, bond, indemnity, guarantee, letter of credit, letter of comfort, call option, undertaking, or other commitment or negotiable instrument has matured or not, or whether the liability of the Banks under it is contingent, prospective or actual;

                  (d) all moneys which the Banks may debit against the Mortgagor (either alone or with any other person) on any account under any present or future judgment, order, understanding, arrangement, custom, practice of the Banks or Right of the Banks, or under the terms of this Mortgage, the Agreement, the Loan Papers or otherwise;

                  (e) all moneys already now or in the future owed by the Mortgagor (either alone or with any other person) to the Banks because of the assignment to or acquisition by the Banks of any debt or other Obligation of the Mortgagor under the Agreement or the Loan Papers;

                  (f) all loss or damages suffered by the Banks caused or contributed to by any breach by the Mortgagor of this Mortgage, the Agreement or the Loan Papers;

                  (g) all moneys and liabilities defined elsewhere in this Mortgage as comprising part of the Secured Moneys;

                  (h) all other moneys intended to be secured under the terms of this Mortgage; and

                  (i)      interest on all of the above moneys;

                  irrespective of:

                  (j) whether the security created by this Mortgage is or remains valid or is released or discharged;

                  (k) whether such amounts and liabilities are owing at a particular time or in the future, or whether they are owing actually, prospectively, contingently or otherwise;

                  (l) whether any amount or liability is, at any particular time, ascertained or unascertained;

                  References to the "Secured Moneys" include the whole or any part or parts of such moneys.

1.2      Interpretation

         In the interpretation and implementation of this Mortgage, unless the context otherwise requires;

         (a) singular includes plural and vice versa; any gender includes every gender;

         (b) references to people include corporations, associations, Government Authorities and all other legal entities;

         (c) references to writing include printing, typing, telex, facsimile and other means of reproducing words and/or figures in a visible, tangible form, in English;

         (d) references to signature and signing include due execution by corporations and other relevant entities;

         (e)      references to months mean calendar months;

         (f) references to statutes include statutes amending, consolidating or replacing the statute referred to and all regulations, orders in council, rules, by-laws and ordinances made under those statutes; references to sections of statutes refer to corresponding sections in amended, consolidated or replacement statutes;

         (g) references to clauses, sub-clauses, paragraphs and sub-paragraphs refer to clauses, sub-clauses, paragraphs and sub-paragraphs of this Mortgage;

         (h) headings and the index are for convenience only, and shall be disregarded;

         (i) where any word or phrase is given a defined meaning, any other grammatical form of that word or phrase has a corresponding meaning;

         (j) each paragraph or sub-paragraph in a list is to be read independently from the others in the list;

         (k) time is of the essence in relation to Obligations of the Mortgagor under this Mortgage, the Agreement and the Loan Papers;

         (l) the exercise by the Mortgagee or an Officer of the Mortgagee of any of their respective Rights shall be deemed to be at its or his complete discretion and (so far as possible) not to restrict the exercise at any other time of the same or any other Right;

         (m) if any term of this Mortgage is by law unenforceable or made inapplicable, it shall be severed or read down, but so as to maintain (as far as possible) all other terms of this Mortgage;

         (n) if any statute requires any notice to be given or the expiration of any time before the exercise of a particular Right of a mortgagee or the incurring of an Obligation by a mortgagor, such requirement is excluded to the full extent permitted by law; if any such requirement cannot legally be excluded, the same is abridged to the full extent permitted by law or to the period of twenty-four (24) hours (whichever is the greater);

         (o) all terms of this Mortgage are intended to have full effect, despite any moratorium legislation, events which may otherwise amount to a frustration of contract, or other circumstances which might otherwise terminate, suspend or modify Obligations;

         (p) those Mortgagee's Rights and Mortgagor's Obligations under this Mortgage that are capable of taking effect after the release or discharge of this Mortgage shall continue after the release or discharge of this Mortgage;

         (q) all Rights of the Mortgagee are cumulative, and do not exclude or modify any other Rights relating to this Mortgage;

         (r) nothing in this Mortgage shall merge, extinguish, postpone, lessen or otherwise prejudicially affect any lien or security which the Mortgagee is entitled to because of the deposit of documents relating to the Mortgaged Property or any other documents or instruments, or merge any Right of the Mortgagee on any bill of exchange, promissory note or other instrument;

         (s) unless otherwise specifically stated in this Mortgage or required by statute, any authority, approval or consent required from the Mortgagee under the terms of this Mortgage may be given, withheld, or given on terms and conditions, without giving any reasons, but the Mortgagee shall not act arbitrarily or capriciously in that regard;

         (t) this Mortgage binds each person signing it to the full extent provided in this Mortgage, even if one or more of the persons named as Mortgagor has not signed or never signs it, or if the signing of this Mortgage by any one or more of such persons (other than the person sought to be made liable) is or may become void or voidable;

2.       PAYMENT OF MONEY

2.1      Payment of Secured Moneys

         The Mortgagor will pay and/or repay (as the case may be) the Secured Moneys to the Mortgagee in accordance with the Agreement and the Loan Papers.

2.2      Interest on Secured Moneys

         Interest forming part of the Secured Moneys shall be paid by the Mortgagor at the rate or respective rates agreed between the Mortgagee and the Mortgagor in the Agreement and the Loan Papers.

2.3      Unpaid Interest

         (a) If any payment of interest required under this Mortgage, the Agreement or the Loan Papers is not paid in full on the due date, then interest shall accrue in accordance with the Agreement and the Loan Papers.

         (b) The Rights of the Mortgagee to charge interest on unpaid interest and/or to capitalize unpaid interest may be exercised:

                  (i) without prejudice to the Right of the Mortgagee to sue for and recover unpaid interest or to the other Rights of the Mortgagee;

                  (ii)     without Notice to the Mortgagor;

                  (iii) despite the death, bankruptcy, liquidation, receivership, assignment for the benefit of creditors, arrangement with creditors, official management or other demise of the Mortgagor;

                  (iv) despite the obtaining of any judgment in relation to the Secured Moneys; and

                  (v) despite the cessation of a relationship between the Mortgagee and the Mortgagor of financier and customer.

2.4      Interest on Judgment

         If any judgment or order is obtained by the Mortgagee against the Mortgagor in respect of the Secured Moneys, the Mortgagor shall pay interest on the judgment debt or amount ordered to be paid from the date of judgment until payment of that amount. Such interest shall be calculated and payable at the rate (or, if applicable, in accordance with the method of determining a rate) applicable to such debt immediately before judgment or at the rate payable under that judgment (whichever is the higher).

2.5      Manner of Payment

         (a) The Secured Moneys will be paid to the Mortgagee at such place and at such time as may be provided in the Agreement or the Loan Papers.

         (b) Any remittance or payment (despite the issue of a receipt) shall only constitute payment to the extent that, and on the date when, the same is received by the Mortgagee in legal tender and shall not then or later be required to be repaid, disgorged, set off, or the benefit of it lost.

         (c) The Mortgagee may require any payment to be made by bank cheque.

         (d) The Mortgagor will (if required by the Mortgagee) sign a banker's authority directing payments of appropriate amounts owing to the Mortgagee by debiting of the drawer's account and crediting to the Mortgagee's account at a bank nominated by the Mortgagee.

         (e) If any part of the Secured Moneys is denominated in a currency other than Australian Dollars then, except as provided in the Agreement or any Loan Paper to the contrary:

                  (i) the Mortgagor shall (as the Mortgagee requires) pay to the Mortgagee the Secured Moneys so denominated which are due from time to time in either that other currency or the equivalent in Australian Dollars of those moneys due, adopting an exchange rate nominated by the Mortgagee and current at the time of payment or any other relevant time nominated by the Mortgagee;

                  (ii) where any payment received in reduction of that part of the Secured Moneys is in Australian Dollars (or in any currency other than the currency in which that part of the Secured Moneys is denominated) and the Agreement, the Loan Papers or the terms of this Mortgage require payment in the currency in which the debt is owed, the amount of the payment received shall be computed in the relevant currency in which the relevant debt is owed, using an exchange rate nominated by the Mortgagee and current at the time of receipt or current at any other relevant time nominated by the Mortgagee;

                  (iii) if the whole or any part of the Secured Moneys so denominated is not paid when due, the Mortgagee may (without Notice to the Mortgagor) purchase with Australian Dollars (or any other relevant currency) currency in and equal to the amount due (whether such purchase is at an official rate of exchange or at a premium above such official rate) and apply the currency purchased against the relevant Secured Moneys; the

                           Mortgagor shall indemnify the Mortgagee in Australian Dollars (or the other relevant currency of purchase) for the amount so expended by the Mortgagee and all other costs incurred in respect of such purchase.

         (f) Each person named or identified as Mortgagor irrevocably appoints each other Mortgagor and (in the case of corporations) each of their own and such other persons' respective directors, secretaries, and Executive Officers, severally to be his attorney to make payments and to give acknowledgements relating to the Secured Moneys. Every payment made on account of the Secured Moneys and every acknowledgment of liability in respect of the Secured Moneys made or given by such appointee (whether expressly as attorney or not) shall be binding as if the appointor under this paragraph had made such payment or given such acknowledgment personally. This paragraph does not make inapplicable the definition of Mortgagor contained elsewhere in this Mortgage.

2.6      Apportionment of Moneys Received

         (a) Any money paid to the Mortgagee in respect of the Secured Moneys or the Mortgaged Property (despite any purported appropriation or condition of payment by the person paying it) may be appropriated by the Mortgagee to any amount or amounts owing by the Mortgagor (actually or contingently) and to principal or interest, as the Mortgagee determines. Such appropriation may be made at the time of payment or at any later time (the Mortgagee being entitled to retain amounts in a suspense account indefinitely).

         (b) If the Mortgagee receives money from any source (including payment by the Mortgagor, a Co-surety, proceeds from the enforcement of a Right, a payment by reason of the Mortgagee being entitled to proceeds or damages in respect of the Mortgaged Property or like payment), which may be applied in reduction of the Secured Moneys, but all or part of the Secured Moneys are owing contingently or prospectively or their amount cannot be ascertained, then the Mortgagee may, pending the outcome of the relevant contingency or circumstances or the amount being determined, deposit all or such part of such moneys as the Mortgagee sees fit as security for the payment of the Secured Moneys. Such deposit may be made in an interest bearing account with any person determined by the Mortgagee (including the Mortgagee or any Related Body Corporate of the Mortgagee where the Mortgagee or such Related Body Corporate customarily accepts deposits). The Mortgagor waives in favour of the Mortgagee all Rights (if any) the Mortgagor may have to the benefit of the debt created by the deposit and any interest payable from time to time in respect of it.

         (c) Where amounts are paid into a running account with the Mortgagee, the application of the assumption that debits first incurred are first repaid is to be excluded, if the effect would be that:

                  (i) the amount of the Secured Moneys for which the Mortgagee would be able to claim priority as against any other Encumbrancee of the Mortgaged Property would be reduced;

                  (ii) the amount of the Secured Moneys for which any Co-surety could be made liable would be reduced; or

                  (iii)    the Mortgagee would otherwise be prejudiced.

                  In such cases payments shall be deemed to have been applied progressively in reduction of later debits, beginning with the latest debit.

2.7      Combination of Accounts

         (a) The Mortgagee may at any time (subject to any contrary terms of the Agreement), without Notice, combine any two or more accounts held with the Mortgagee by the same person or persons comprising the Mortgagor. The Mortgagee may, to the extent to which it would be so entitled if the combined accounts had at all times been conducted as a single account, decline to make any accommodation available to the Mortgagor (as the case may be).

         (b) Despite the provisions of the preceding paragraph, in determining any amount owing by the Mortgagor to the Mortgagee and interest payable, the Mortgagee shall not be Obliged to give any credit for any credit balances in any account of the Mortgagor or any other moneys owing by the Mortgagee to the Mortgagor.

2.8      No Set Off

         The Right to receive amounts under this Mortgage shall be free from any equity, set off, or cross claim which (except for this provision) the Mortgagor would be entitled to claim against the Mortgagee or any intermediate mortgagee or any assignee.

2.9      Receipts by Mortgagor

         If the Mortgagor receives any payment in respect of the Mortgaged Property during the term of this Mortgage, the Mortgagor shall be deemed to have received the same as agent of the Mortgagee, and shall hold the same in trust for the Mortgagee to the extent the same is due and payable to the Mortgagee under the Agreement and the Loan Papers. In such event, the Mortgagor shall immediately after receipt of such payment account for that payment to the Mortgagee.

3.       MORTGAGING PROVISIONS

3.1      Assignment by way of Security

         The Mortgagor assigns the Mortgaged Property to the Mortgagee by way of security to the Mortgagee for the due and punctual payment of the Secured Moneys and the due and punctual performance of all other Obligations of the Mortgagor to the Mortgagee in this Mortgage, the Agreement and the Loan Papers.

3.2      Mortgagee may Act as Absolute Owner of Mortgaged Property

         During the continuance of an Event of Default, and except as provided in the Agreement to the contrary, the Mortgagee may act in all respects as if it were the absolute owner of the Mortgaged Property, and the Mortgagee may without restriction exercise all Rights and enjoy all entitlements of an absolute owner of the Mortgaged Property. Without limiting the foregoing, the Mortgagee may:

         (a) exercise and enforce all Rights in respect of the Mortgaged Property from time to time as if the Contract had originally been entered into by the Mortgagee in lieu of the Mortgagor;

         (b) make demand for all moneys payable in respect of the Contract, retain all moneys received in respect of the Contract, and apply the same in reduction of the Secured Moneys; and

         (c) exercise or refrain from exercising or waive any Rights relating to the Mortgaged Property, institute proceedings in respect of the Mortgaged Property, make variations to the Contract, terminate the Contract, or enter into any compromise or other arrangement with any person relating to the Mortgaged Property which the Mortgagee considers to be appropriate; the

                  Mortgagor shall be bound by such exercise, refrainer, waiver, arrangement, variation, termination or compromise.

4.       WARRANTIES AND ACKNOWLEDGEMENTS

4.1      Indefeasible Title

         (a) The Mortgagor warrants that the Mortgagor has an absolute and indefeasible title to the Mortgaged Property and that the Mortgaged Property is not subject to any:

                  (i)      Encumbrance;

                  (ii) restriction, defeasance, liability to be rescinded or otherwise determined;

                  (iii) unenforceability in accordance with its terms, for any reason;

                  (iv) breach, alleged breach, dispute, litigation, arbitration, administrative proceeding or threatened litigation, arbitration or administrative proceeding; or

                  (v) other claim or interest having priority over or competing with or likely to affect this Mortgage,

                  except as is specifically described in this Mortgage or has been unequivocally accepted in writing by the Mortgagee.

4.2      Enforceability, Capacity and Disclosure

         The Mortgagor acknowledges and re-affirms the representations and warranties contained in the Agreement and further warrants that:

         (a) the Mortgagor has full power to sign and deliver this Mortgage and perform its Obligations under this Mortgage and to receive accommodation from the Mortgagee and/or the Banks in the manner contemplated in this Mortgage, the Agreement, and the Loan Papers, and that any necessary corporate, shareholder and other action has been taken and any necessary ratifications of shareholders, beneficiaries and others have been given to authorise such signature, delivery and performance;

         (b) all Obligations of the Mortgagor in this Mortgage are legally binding and enforceable in accordance with their terms;

         (c) the signing and delivery of and the performance of its Obligations under this Mortgage will not:

                  (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Mortgagor is subject;

                  (ii) conflict with or constitute a default under the Contract or any other agreement or arrangement to which the Mortgagor is a party or is subject or by which it or any of its property is bound; or

                  (iii) contravene (if applicable) any provision of the Mortgagor's memorandum and articles of association or other constitutional documents or any relevant trust;

         (d) no event or circumstance which constitutes or which (with the giving of notice or lapse of time or both) would constitute an Event of Default has occurred and is continuing;

         (e) the Obligations of the Mortgagor under this Mortgage are direct, general and unconditional Obligations of the Mortgagor;

         (f) the giving of this Mortgage is made in good faith without any intention to delay or defraud any existing or future creditor of the Mortgagor; the Mortgagor is presently able to pay its debts from its own money as such debts fall due;

         (g) this Mortgage is not signed or accommodation obtained relying on any representation, promise or statement by the Mortgagee and/or the Banks or any person on behalf of the Mortgagee and/or the Banks (including representations, promises or statements as to availability of future accommodation, accommodation charges, financial conditions, currency fluctuations, business prospects or such like) other than as is specifically contained in this Mortgage, the Agreement or the Loan Papers.

4.3      Warranties as to Nature of Contract

         The Mortgagor warrants that:

         (a) the details of the Contract as described in this Mortgage are at the time of the giving of this Mortgage true and correct;

         (b) the full terms of the Contract and of all collateral arrangements, variations, representations, arrangements, understandings, warranties and other relevant matters relating to the Contract have been disclosed to the Mortgagee;

         (c) except as otherwise disclosed to the Mortgagee, all conditions (if any) to which the Contract is subject have been or will be fully satisfied and complied with as required by the Contract.

4.4      Continuing Warranties

         Each of the warranties by the Mortgagor in this Mortgage shall be deemed to have been re-affirmed to the Mortgagee immediately prior to each provision of accommodation comprising part of the Secured Moneys being made available by the Mortgagee and/or the Banks, except to the extent that the Mortgagee shall have been specifically notified in writing by the Mortgagor to the contrary.

5.       GENERAL COVENANTS

         The Mortgagee acknowledges and re-affirms the covenants contained in the Agreement and the Loan Papers and further covenants as follows:

5.1      Pay Outgoings on Mortgaged Property

         The Mortgagor will, throughout the duration of this Mortgage, punctually pay all amounts required to be or (in the opinion of the Mortgagee) desirable to be paid or expended in respect of the Mortgaged Property (including expenditure incurred by the Mortgagee) in order to maintain its maximum value and to comply with the Mortgagor's obligations under the Contract. Without limiting the foregoing, the Mortgagor will expend any amounts necessary to undertake legal proceedings to enforce the performance of Obligations by other persons in respect of the Mortgaged Property, and expend such amounts as are necessary to discharge the Obligations undertaken by the Mortgagor in respect of the Mortgaged Property. The Mortgagor indemnifies the Mortgagee against all liability in respect of such amounts and will immediately produce relevant receipts whenever requested by the Mortgagee.

5.2      Pay Mortgagee's Outgoings on Demand

         (a) The Mortgagor will pay to the Mortgagee on demand all costs, charges and expenses incurred by the Mortgagee in connection with the Secured Moneys, this Mortgage, the Loan Papers or the Agreement, including but not limited to:

                  (i) costs in respect of the preservation or protection of the Mortgaged Property or this Mortgage, or which in the Mortgagee's opinion may be necessary or desirable to protect or safeguard or in any way to aid assist or advantage the Rights, title and interest of the Mortgagee or the Mortgagor in relation to the Mortgaged Property;

                  (ii) costs (including legal costs on a full indemnity (solicitor and own client) basis and reasonable administration charges imposed by the Mortgagee) which the Mortgagee incurs in connection with the negotiation, preparation, signing, stamping, registration, release, variation or transfer of this Mortgage or in connection with any other matters of any nature affecting the Mortgaged Property, the Mortgagor and/or any Co-surety, or the transactions secured by this Mortgage;

                  (iii) costs (including legal costs on a full indemnity (solicitor and own client) basis and reasonable administration charges imposed by the Mortgagee) incurred:

                           (A) in connection with any actual or attempted exercise of any Right of the Mortgagee,

                           (B)      as a result of any Event of Default,

                           (C) in respect of any dispute or proceedings commenced by any person (including the Mortgagee) which relate directly or indirectly to this Mortgage, the Mortgaged Property, the Mortgagee, the Mortgagor or any Co-surety or otherwise, and

                           (D) otherwise arising out of the Mortgagee being the assignee of the Mortgaged Property; and

                  (v) stamp duty, financial institutions duty, taxes, registration fees, imposts, fees, fines, penalties, and charges in connection with this Mortgage, the transactions, the Loan Papers and the Agreement secured by this Mortgage.

         (b) The Mortgagor consents to all orders for costs made by a court against the Mortgagor in favour of the Mortgagee being on a full indemnity (solicitor and own client) basis. The Mortgagor shall indemnify the Mortgagee on such a basis for all costs incurred by the Mortgagee, even though a court may only award party and party costs or may award costs against any person (other than the Mortgagee).

5.3      Mortgagor to Exercise Rights

         (a) The Mortgagor will duly and punctually exercise all the Mortgagor's Rights and discharge all of the Mortgagor's Obligations in respect of the Mortgaged Property as if it had not been assigned to the Mortgagee, so as to at all times maintain the full value and enforceability of the Mortgaged Property in the best interests of the Mortgagee.

         (b) The Mortgagor shall not, in respect of the Contract, without the prior consent in writing of the Mortgagee:

                  (i)      waive any Rights;

                  (ii)     enter into any compromise or arrangement;

                  (iii)    terminate or purport to terminate it; or

                  (iv) vary or purport to vary the terms of it or otherwise do anything which could prejudice the position of the Mortgagor or the Mortgagee;

                  , provided, however, that the Mortgagor may, in respect of the Contract, waive Rights, enter into any compromise or arrangement or vary its terms if such action does not materially alter the amount or timing of any payments due the Mortgagor thereunder.

         (c) The Mortgagor will at all times when required by the Mortgagee provide to the Mortgagee particulars and any other information requested by the Mortgagee in relation to the Mortgaged Property, copies of all correspondence and full details of all other communications relating to the Mortgaged Property and the Mortgagor's dealings with it.

5.4      No Dealings Without Consent

         (a) The Mortgagor will not assign, dispose of, forfeit, or otherwise Encumber the Mortgaged Property, or the Mortgagor's equity of redemption in it, or agree to do any of the foregoing or allow the same to take place, without the prior consent of the Mortgagee in writing. This paragraph is subject to any specific contrary provision in this Mortgage, the Agreement or the Loan Papers.

         (b) If the Mortgagor creates a subsequent mortgage or charge over the Mortgaged Property ("such security"), then prior to or immediately after creation of such security, and before any moneys are secured (actually or contingently) by such security, the Mortgagor will cause the person entitled to such security to enter into a priority and subordination agreement with the Mortgagee, so as to preserve and/or confirm the Mortgagee's position as mortgagee ranking in priority to the mortgagee under such security for an amount and on terms wholly satisfactory to the Mortgagee.

5.5      No Assignment of Payments under Mortgaged Property

         The Mortgagor will not for the duration of this Mortgage, without the prior consent in writing of the Mortgagee:

         (a)      assign or Encumber;

         (b)      attempt or purport to assign or Encumber; or

         (c)      cause or permit any other person to have,

         any Right to receive any present or future payments or any other legal or beneficial Rights from time to time in respect of the Mortgaged Property.

5.6      Mortgagor to Give Notice of Certain Events

         The Mortgagor shall immediately give Notice to the Mortgagee if any of the following become known to the Mortgagor (as the case may be):

         (a)      the occurrence of any Event of Default;

         (b) any event or circumstance where an Encumbrance is granted or arises in relation to the Mortgaged Property, other than a "Permitted Lien" as defined in the Agreement;

         (c)      any breach of the Contract by any party to it;

         (d) any actual or threatened litigation, arbitration or administrative proceedings relating to the Mortgaged Property or the Mortgagor which might have a material adverse effect in relation to the value of the Mortgaged Property or the ability of the Mortgagor to perform or observe its Obligations under this Mortgage or any Collateral Security;

         (e) any circumstances where the value of the Mortgaged Property is or may be substantially reduced; or

         (f) any other circumstances or information that the Mortgagee may from time to time reasonably specify in respect of the Mortgagor, this Mortgage or the Mortgaged Property.

5.7      Further Assurances

         The Mortgagor will at all times sign all further documents and amendments to documents and do other things as may be reasonably requested by the Mortgagee for further or better securing the Rights and interests of the Mortgagee over the Mortgaged Property to secure payment of the Secured Moneys. The Mortgagor shall pay to the Mortgagee on demand all costs incurred by the Mortgagee in respect of this sub-clause and the same shall form part of the Secured Moneys.

6.       DEFAULT

6.1      Events of Default

         An Event of Default for purposes of this Mortgage means the occurrence of a "Default", as defined in the Agreement. If an Event of Default occurs and is continuing; THEN, if the Mortgagee elects, the Secured Moneys shall become immediately payable to the Mortgagee as if the time for payment or repayment of the same had arrived. The Mortgagee need not notify the Mortgagor of such election. If there is any outstanding Obligation of the Mortgagee and/or the Banks to the Mortgagor pursuant to the Agreement (including any commitment to advance any accommodation) the Mortgagee and/or the Banks may also decline to meet such Obligation.

7.       POWERS OF MORTGAGEE

7.1      Mortgagee May Remedy Default

         If the Mortgagor defaults in any Obligation to the Mortgagee, or if any statement, warranty or representation of the Mortgagor made or deemed to be made to the Mortgagee is untrue or misleading, the Mortgagee may (but shall not be Obliged to), do all acts and things which the Mortgagee considers necessary to make good such default or rectify the circumstances stated warranted or represented or deemed so to be. All expenses incurred by the Mortgagee shall, upon being incurred, be added to and form part of the Secured Moneys and bear interest accordingly. Such expenses shall be payable by the Mortgagor to the Mortgagee on demand. The Mortgagor indemnifies the Mortgagee against any loss, damage, cost or expense arising or incurred by the Mortgagee by reason of any default of the Mortgagor. The Mortgagee shall incur no liability for failing or declining to exercise any Right under this sub-clause.

7.2      Statutory Powers on Occurrence of Event of Default

         All the Rights of a mortgagee in any statute or at law may be exercised by the Mortgagee in respect of the Mortgaged Property at any time an Event of Default occurs and is continuing.

7.3      Further Powers of Mortgagee After Occurrence of Event of Default

         (a) After the occurrence of an Event of Default which is continuing, the Mortgagee may also, without making demand or giving any Notice to the Mortgagor (unless compelled by law to do so):

                  (i) exercise all other Rights vested in the Mortgagee by this Mortgage, any statute, the common law or the rules of equity, and deal with the Mortgaged Property in as full and ample a manner as if it were the owner of the Mortgaged Property free from any equity of redemption;

                  (ii) apply all proceeds and other amounts received by the Mortgagee in respect of the Mortgaged Property in the manner contemplated in this Mortgage;

                  (iii) delegate to any person as the Mortgagee's agent the performance or enjoyment of all or any of the Mortgagee's Rights;

                  (iv) employ or engage solicitors, accountants, advisers, managers, workmen, agents or other employees or agents as the Mortgagee considers necessary in relation to any of its Rights; and

                  (v) exercise all the foregoing Rights in conjunction with the Mortgagee's Rights relating to any other property mortgaged or charged to or owned by it, and apportion all costs, expenses, sale moneys, rent, fees and other outgoings and receipts amongst the properties so dealt with as the Mortgagee thinks fit.

         (b) A person dealing with the Mortgagee need not enquire whether any Event of Default or other circumstance has occurred to authorise the Mortgagee to act, or to see to the application of any moneys paid to the Mortgagee.

         (c) All costs and expenses incurred by the Mortgagee as a result of exercising any of the foregoing Rights shall, immediately upon being incurred, be added to and form part of the Secured Moneys. They shall bear interest accordingly and shall be payable to the Mortgagee on demand.

         (d) If any loss is made in the exercise of the Mortgagee's Rights, other than losses resulting from the gross negligence or willful misconduct of the Mortgagee, such loss shall be borne by the Mortgagor. It shall be added to the Secured Moneys, bear interest accordingly and shall be payable to the Mortgagee on demand.

7.4      Attorney of the Mortgagor

         (a) The Mortgagor irrevocably appoints the Mortgagee, every Officer of the Mortgagee, and every person from time to time appointed by the Mortgagee for the purposes of this sub-clause severally its attorney and the attorney of its heirs, executors, administrators, successors and assigns (the "Attorney") for the use and benefit of the Mortgagee to do:

                  (i) all acts and things required to be done by the Mortgagor under this Mortgage, any Loan Paper or the Agreement; and

                  (ii) all acts which the Mortgagee is by virtue of this Mortgage, the Agreement or the Loan Papers authorised or empowered to do during the continuance of any Event of Default.

         (b)      Without limiting the above, an Attorney may:

                  (i) take steps and proceedings and sign documents for securing or perfecting (as the Mortgagee or an Attorney thinks fit) the security constituted by this Mortgage, and sign in favour of the Mortgagee all further legal mortgages, transfers, assignments and other assurances of all or any part of the Mortgaged Property required to be signed by the Mortgagor under this Mortgage, the Loan Papers or the Agreement;

                  (ii) in the name of and on behalf of the Mortgagor or in the name of the Mortgagee or an Attorney exercise all Rights of the Mortgagor under or in any way relating to the Mortgaged Property, sign documents correct for the purposes of registration, sign declarations and other documents of any kind, and ask, demand, sue for, recover and receive of and from any person and to give effectual receipts in respect of any part of the Mortgaged Property; and

                  (iii) appoint a substitute or substitutes for all or any of the above purposes.

         (c) The Attorney may register this power of attorney under any statute and do whatever he considers necessary to give validity and effect to the same.

         (d) Except as the result of the gross negligence or willful misconduct of the Attorney, the Attorney shall not be responsible for any loss which may happen in the exercise of the above powers.

         (e) A certificate by the Mortgagee signed by an Officer of the Mortgagee as to the occurrence of an Event of Default may be relied on by any person in respect of this sub-clause without further enquiry.

7.5      Appointment of Receiver

         (a) After an Event of Default occurs and is continuing (even though the power of sale of the Mortgagee may not yet be exercisable) the Mortgagee may in writing appoint a person (or two or more persons acting jointly and/or severally) to be receiver or receiver and manager (the term "Receiver" including a receiver or a receiver and manager, as applicable) of the Mortgaged Property. No prior notice or demand need be given by the Mortgagee before the Rights in this sub-clause are exercised.

         (b) The provisions of any relevant statute dealing with Receivers shall be varied to the extent provided in this sub-clause.

         (c) The Mortgagee may from time to time revoke any appointment of a Receiver under this Mortgage and/or appoint another Receiver.

         (d) A Receiver will, in addition to all other Rights elsewhere in this Mortgage and at law, have power to:

                  (i) do, carry out and perform all Rights in relation to the Mortgaged Property as the Mortgagee could (whether prior to or after the occurrence of an Event of Default), and receive all like benefits entitlements and protections conferred on the Mortgagee in relation to the exercise of such Rights (but the Receiver shall not be bound by any requirement as to notice or any other procedure regulating or restricting the power of a mortgagee before exercising any Rights of the Mortgagee);

                  (ii) do, carry out and perform all things in relation to the Mortgaged Property:

                           (A) as the Mortgagor could have lawfully done if this Mortgage had not been signed; and

                           (B) if the Mortgagor is a corporation, as the Mortgagor's directors could have lawfully done if this Mortgage had not been signed.

         (f) A person dealing with the Receiver need not enquire as to the authority of the Receiver to act or to see to the application of any moneys paid to the Receiver.

         (g) If, other than as a result of the gross negligence or willful misconduct of the Mortgagee or the Receiver, any loss is made in carrying on any business in connection with the Mortgaged Property or in the exercise of the Receiver's Rights, such loss shall be borne by the Mortgagor and be added to the Secured Moneys, bear interest accordingly and be payable to the Mortgagee on demand.

         (h) The Receiver shall be entitled to such reasonable remuneration as is specified by or negotiated with the Mortgagee, which may be on the basis of a percentage of the gross amount of moneys received or hourly rates plus disbursements or otherwise.

         (i) Subject to any statutory or other Obligations on the part of the Mortgagee or the Receiver to the contrary, the Receiver shall apply all moneys received by the Receiver in the following order:

                  (i) firstly, in payment of all outgoings affecting the Mortgaged Property;

                  (ii) secondly, in payment of all moneys borrowed or raised, costs and expenses incurred in the exercise of any Rights or the performance or attempted performance of the Receiver's Obligations (including the discharge of all statutory Obligations in relation to the Receivership);

                  (iii) thirdly, in payment to the Receiver of his remuneration;

                  (iv) fourthly, in payment of any of the debts of the Mortgagor which the Receiver is required by law to pay in priority to the Secured Moneys;

                  (v) fifthly, in payment to the Mortgagee of the Secured Moneys; and

                  (vi) thereafter the surplus (if any) shall be paid to the person who, but for the exercise of the Rights conferred on the Receiver, would have been entitled to receive the income or proceeds of the Mortgaged Property; alternatively, the same may be paid to the Mortgagee to be dealt with in accordance with the Mortgagee's Rights and Obligations as to distribution of excess proceeds received by it.

         (j) Irrespective of the appointment of a Receiver or the exercise of any Right conferred on a Receiver, the Mortgagee shall at all times be entitled to exercise its Rights under this Mortgage.

7.6      Conflicts of Interests, Duties etc.

         The Mortgagee, a Receiver and any Officer of the Mortgagee may exercise Rights under this Mortgage even though such exercise may involve:

         (a) a conflict between any duty owed to the Mortgagor and any duty owed to any other person;

         (b) a conflict between a duty owed to the Mortgagor and any interests of the Mortgagee, the Receiver or Officer of the Mortgagee; or

         (c) any other conflict of duties or interests or duty and interest.

         No action taken or contract entered into or consequence otherwise arising because of such exercise of Rights by the Mortgagee, a Receiver or Officer of the Mortgagee shall be void, voidable or otherwise unenforceable or able to be restrained by virtue of any such conflict. Neither the Mortgagee, a Receiver nor any Officer of the Mortgagee shall be liable to account to the Mortgagor or any other person for any benefit or gain arising out of any such conflict.

7.7      Waiver

         (a) All Rights of the Mortgagee and a Receiver under this Mortgage, any Collateral Security, the Agreement, or any Loan Paper, by statute, at law and in equity may be exercised, despite any forbearance or delay in their enforcement.

         (b) No employee or agent of the Mortgagee or a Receiver has authority to waive any such Right or to represent that such Right will not be exercised (either temporarily or permanently) or to give any warranty, consent or promise or to agree to any variation, except in a document signed by such employee or agent.

         (c) Any waiver, representation, warranty, consent, promise or agreement duly given shall be effective only in the specific instance to which it relates and for the specific purpose for which it is given.

         (d) No waiver, representation, warranty, consent, promise or agreement shall be implied from conduct or failure to act on the part of the Mortgagee, a Receiver or any Officer of the Mortgagee.

8.       PROCEEDS ETC

8.1      Proceeds from Sale, etc.

         Subject to any contrary statutory Obligations or other provisions of this Mortgage or the Agreement, the Mortgagee shall apply proceeds received by it in respect of the Mortgaged Property:

         (a) firstly to pay all moneys expended or outstanding in respect of the Mortgaged Property, including costs charges and expenses incurred in the exercise of any of the Mortgagee's Rights;

         (b) secondly in payment of the Secured Moneys (to the extent that the same are not paid under the preceding paragraph) irrespective of whether they would otherwise be due or owing at the time of such application, but without prejudice to the Mortgagee's Right to place moneys received in a suspense account indefinitely if any of the Secured Moneys are owing contingently or prospectively, or otherwise pending apportionment;

         (c) thirdly to pay appropriate amounts to subsequent mortgagees or other persons entitled to amounts, in order of priority; and

         (d) fourthly to pay any surplus to the person entitled to give receipt for rents and profits or the proceeds of sale of the Mortgaged Property, upon obtaining a full and final discharge for such amount to the satisfaction of the Mortgagee; the Mortgagee shall pay the surplus to an account specified by the Mortgagor, and the Mortgagee shall then be under no liability in respect of such surplus or for interest on it.

9.       LIABILITY OF THE MORTGAGEE AND INDEMNITIES

9.1      No Liability for Loss

         Neither the Mortgagee nor any Officer of the Mortgagee nor their respective employees or agents shall, except in the case of gross negligence or willful misconduct of the Mortgagee or any Officer of the Mortgagee, be responsible for any loss which may happen or for any outstanding moneys following the exercise or attempted exercise or non-exercise of any Right incidental to this Mortgage, the Loan Papers or the Agreement.

9.2      Indemnities

         The Mortgagor, except in the case of gross negligence or willful misconduct of the Mortgagee or any Officer of the Mortgagee, indemnifies the Mortgagee and every Officer of the Mortgagee and their respective agents and employees against all liabilities, claims, actions, suits, costs, losses and expenses (including claims by the Mortgagor) incurred by or arising against the Mortgagee or any such person arising out of:

         (a) any act or omission of the Mortgagee or such person concerning this Mortgage, any Loan Paper or the Agreement; or

         (b) the exercise, attempted exercise or non-exercise of any Rights in or incidental to this Mortgage, any Loan Paper or the Agreement.

10.      CONTINUING SECURITY:  DISCHARGE

10.1     Continuing Security

         This Mortgage is a continuing security. It shall not be completely or partially discharged merely by the payment at any time of any of the Secured Moneys or by any settlement of account. This Mortgage shall continue to apply to the present and any future balance of the Secured Moneys until a final discharge of this Mortgage has been given to the Mortgagor. The Mortgagor shall not be entitled to a final discharge of this Mortgage whilst:

         (a) there is any debt or other Obligation of the Mortgagor (either alone or with any other person) to the Mortgagee under this Mortgage, the Agreement or the Loan Papers, either actual, contingent, prospective or otherwise reasonably apprehended by the Mortgagee (even if it cannot be quantified); or

         (b) there is any liability or other Obligation on the part of the Mortgagee under the Agreement or the Loan Papers for or on behalf of or in respect of the Mortgagor (either alone or with any other person) either actual, contingent, prospective or reasonably apprehended by the Mortgagee (even if it cannot be quantified).

         The Mortgagee shall be deemed to reasonably apprehend a liability on the part of the Mortgagor in circumstances (amongst others) where litigation has been threatened or commenced or a dispute exists which, if resolved or settled in a particular way, would result in a liability or costs or expenses being incurred by the Mortgagee or an amount becoming owing to the Mortgagee, which would be recoverable in whole or in part from the Mortgagor.

10.2     Premature Discharge of Mortgage

         If the Mortgagee, due to a preferential payment subsequently repaid under any applicable insolvency laws, receives an amount less than it would have otherwise required in exchange for a release or partial release of this Mortgage, then the Rights of the Mortgagee against the Mortgagor in respect of the Mortgaged Property shall be the same as if this Mortgage had not been released or partially released (as the case may be) and as if the Mortgagor had no Right of release. In such case the Mortgagor will do all things required by the Mortgagee (including, if necessary, signing a further mortgage and consenting to a caveat on such terms as the Mortgagee requires over the Mortgaged Property released or any property nominated by the Mortgagee of approximately equal value) to restore to the Mortgagee its full benefits had this Mortgage not been released or partially released (as the case may be) and had the Mortgagee been under no Obligation to release it.

10.3     Form of Discharge

         Any discharge or release of this Mortgage when given may be in such form as the Mortgagee reasonably requires (including a specific provision or excluding optional words, so that the release of this Mortgage shall operate only as a release of the security created over the Mortgaged Property, but reserving all Rights against the Mortgagor on personal covenants contained or implied in this Mortgage in respect of the payment of money or otherwise) so as to fully discharge the Mortgaged Property (or such part of the Mortgaged Property as is relevant) from this Mortgage. In the absence of anything express to the contrary in any discharge, partial discharge, release or partial release of this Mortgage, such discharge, partial discharge, release or partial release shall be deemed to have been given so as to effect only a release of the security over the Mortgaged Property (or such part of the Mortgaged Property as is relevant) and not so as to (then or upon registration) release the Mortgagor from its Obligations under the personal covenants in this Mortgage.

10.4     References to "Discharge"

         References in this Mortgage to "discharge" or "release" of this Mortgage include a re-conveyance to the Mortgagor of the Mortgaged Property.

11.      MISCELLANEOUS

11.1     Mortgage not Affected by Intervening Circumstances

         This Mortgage, the Obligations of the Mortgagor under this Mortgage, the Loan Papers, the Agreement or any other arrangement, and the Mortgagee's Rights against the Mortgagor will not be discharged, terminated, reduced, modified or otherwise affected by any of the following:

         (a) the giving by any person of or terms of any Collateral security from time to time;

         (b) any delay, failure, neglect or refusal by the Mortgagee to exercise Rights or to recover any of the Secured Moneys under this Mortgage, any Collateral Security, the Agreement, any Loan Paper, judgment or specialty;

         (c) the failure to obtain, register or perfect, or loss, inadequacy, invalidity or unenforceability of any Collateral Security or other Obligation, whether given at the time of this Mortgage or otherwise;

         (d) the granting to the Mortgagor or any Co-surety of any time, credit, forbearance, indulgence, or other concession (either for or without consideration or by operation of law);

         (e) any partial or absolute release, discharge, abandonment, surrender, waiver, variation, transfer, exchange, relinquishment or renewal (either with or without consideration) of Rights against a Co-surety;

         (f) the Mortgagee becoming party to or bound by any compromise, assignment of property, scheme of arrangement, composition of debts, scheme of reconstruction or other arrangement relating to the Mortgagor, a Co-surety or any other person;

         (g) any variation of this Mortgage or of any Collateral Security, or any variation of, or termination of the Agreement, any Loan Paper or any arrangement or understanding or any additional agreement, arrangement or understanding between the Mortgagee, the Mortgagor, or a Co-surety or any two or more of the foregoing persons (with or without others), except to the extent that the same is unequivocally expressed to amend or overrule this Mortgage;

         (h) any acquiescence or delay on the part of the Mortgagee or the Banks;

         (i) any payment to the Mortgagee of, or any Obligation to pay, the Secured Moneys becoming void, voidable or otherwise unenforceable;

         (j) any Collateral Security becoming void, voidable or otherwise unenforceable in whole or in part;

         (k) the death, mental incapacity, bankruptcy, assignment for the benefit of creditors, arrangement with creditors, winding up, reconstruction, official management, receivership or other incapacity, insolvency or demise of the Mortgagor and/or a Co-surety or (where the Mortgagor is or becomes a partnership or firm) any change that may be made, whether by death, winding up, dissolution, retirement or otherwise in the partnership or firm or any persons now or in the future constituting or trading under the name of the firm (but the Mortgagee may at its discretion discontinue all or any transactions with the Mortgagor with the partnership or firm and may decline to make available any accommodation or to meet any Obligations to, for or on account of the Mortgagor or of the partnership or firm without notice to the Mortgagor or to such partnership or firm upon receipt of notice of any such change);

         (l) the Mortgagor or any Co-surety not being or ceasing to be authorised or empowered to enter into this Mortgage, the Agreement, any Loan Paper, a Collateral Security or any relevant transaction;

         (m) the transfer or assignment by the Mortgagee of this Mortgage or any Collateral Security, subject, however, to the provisions of Section 11.2;

         (n)      obtaining judgment against the Mortgagor or a Co-surety;

         (o) any check or other instrument issued in payment of the Secured Moneys, while such check or instrument is outstanding;

         (p) any circumstances which may affect the nature, description or other characteristics of the Mortgaged Property; or

         (q) any variation in or alteration to the status, nature or composition (including takeover, merger, amalgamation and reconstruction) of the Mortgagee, the Mortgagor, a Co-surety or any other person or the memorandum of association, articles of association, constitution, rules, trusts or other documents relating to the Mortgagee, Mortgagor, a Co-surety or any other person.

11.2     Mortgagee May Assign

         Subject to the terms of the Agreement to the contrary, the Mortgagee may assign to any person this Mortgage (including the Mortgaged Property, but subject to the Rights of redemption in this Mortgage), the benefit of any term of this Mortgage (irrespective of whether it touches or concerns the Mortgaged Property), the benefit of any surety provisions contained in or relating to this Mortgage or the benefit of any indemnity under this Mortgage, irrespective of whether all or any of the foregoing would not otherwise be assignable. The Mortgagor will (at the expense of any assignee requiring the same) enter into any further mortgages, deeds or other agreements for securing or re-affirming to the satisfaction of such assignee the benefit of this Mortgage and the benefit of and entitlement to all Rights of the Mortgagee and Obligations of the Mortgagor under this Mortgage.

11.3     Notices

         (a) Any Notice required under this Mortgage shall be given or made pursuant to the terms of Section 12.3 of the Agreement, except to the extent of statutory requirements to the contrary; and

         (b) Any method of service of notice shall be effective even though, at the date of such service, the Recipient may be mentally ill or mentally defective, dead, bankrupt or absent from a relevant state, country or place or (in the case of a corporation) in the course of liquidation, receivership, official management, scheme of arrangement, or being wound up or struck off, and despite any other circumstances.

11.4     Court Proceedings

         To the extent that the Mortgagor is legally able to do so, the Mortgagor irrevocably:

         (a) submits to the non-exclusive jurisdiction of the Courts of the State of Victoria in respect to any legal proceedings in connection with this Mortgage;

         (b) consents to the service of process out of any Courts in such legal proceedings by the mailing, telexing or facsimile transmission of a copy or notice of the relevant process to the Mortgagor in the manner provided for in this Mortgage for service of Notices on the Mortgagor;

         (c) waives any objection the Mortgagor may have to the laying of venue of any such legal proceedings in any of such Courts and any claim that they may have that legal proceedings have been brought in an inconvenient forum; and

         (d) agrees that nothing in this Mortgage shall affect service of process in any other manner permitted by law or preclude the Right of the Mortgagee to bring proceedings in any other court or courts of competent jurisdiction as the Mortgagee may elect, and that legal proceedings in any one or more jurisdictions shall not preclude legal proceedings in any other jurisdiction.

11.5     Governing Law

         This Mortgage shall be governed and construed in all respects in accordance with the law of the State of Victoria.

11.6     Authority to Date and Complete

         The Mortgagor irrevocably authorises the Mortgagee and every Officer of the Mortgagee:

         (a) to date this Mortgage and complete any blanks left uncompleted pending advancing of accommodation or for any other reason; and

         (b) as irrevocable attorney of the Mortgagor to rectify any manifest error in this Mortgage.

11.7     Certificate of the Mortgagee is Evidence

         A certificate signed by the Mortgagee or any Officer of the Mortgagee stating the amount of the Secured Moneys at the date mentioned in any such certificate or any other fact, matter or circumstance shall be, absent manifest error, prima facie evidence against the Mortgagor as to the matters certified.

11.8     Limitation of Secured Moneys

         Despite any other provision in this Mortgage to the contrary, the Mortgagee may not recover from the Mortgagor under this Mortgage in respect of the Secured Moneys an amount in excess of the Australian Dollar equivalent from time to time of US$6,500,000.00 together with all interest on the Secured Moneys and the cost of enforcing this Mortgage and any Collateral Security.

11.9     Conflicts with the Agreement

         Any conflict or ambiguity between the terms and provisions of this Mortgage and the terms and provisions of the Agreement is controlled by the terms and provisions of the Agreement for all purposes. To the extent that any provision of this Mortgage is inconsistent with the Agreement, it shall not be operable.

        [Remainder of page intentionally blank; Signature page follows]

In Witness this Deed has been signed




THE COMMON SEAL of International Sea        )                /S/ E. J. SPILLARD
Drilling Ltd as Mortgagor was duly          )                -------------------
affixed in accordance with the Articles     )                           Director
of Association of the Company in the        )
presence of a Director and the Secretary    )                  /S/ G. G. ARMS
of the Company signing opposite, who        )                -------------------
certify that they are the proper            )                          Secretary
officers to affix such seal, and also in    )
the presence of:                            )                /S/ R. A. JOHANNSEN
                                            )                -------------------
                                            )                          Treasurer


Witness   /S/ SUSAN DOUGHERTY
          --------------------





(C)   Feez Ruthning

                               TABLE OF CONTENTS

1.       DEFINITIONS AND INTERPRETATION.............................................   2
         1.1      Definitions.......................................................   2
         1.2      Interpretation....................................................   5

2.       PAYMENT OF MONEY...........................................................   6
         2.1      Payment of Secured Moneys.........................................   6
         2.2      Interest on Secured Moneys........................................   6
         2.3      Unpaid Interest...................................................   6
         2.4      Interest on Judgment..............................................   7
         2.5      Manner of Payment.................................................   7
         2.6      Apportionment of Moneys Received..................................   8
         2.7      Combination of Accounts...........................................   9
         2.8      No Set Off........................................................   9
         2.9      Receipts by Mortgagor.............................................   9

3.       MORTGAGING PROVISIONS......................................................   9
         3.1      Assignment by way of Security.....................................   9
         3.2      Mortgagee may Act as Absolute Owner of Mortgaged Property.........   9

4.       WARRANTIES AND ACKNOWLEDGEMENTS............................................  10
         4.1      Indefeasible Title................................................  10
         4.2      Enforceability, Capacity and Disclosure...........................  10
         4.3      Warranties as to Nature of Contract...............................  11
         4.4      Continuing Warranties.............................................  11

5.       GENERAL COVENANTS..........................................................  11
         5.1      Pay Outgoings on Mortgaged Property...............................  11
         5.2      Pay Mortgagee's Outgoings on Demand...............................  12
         5.3      Mortgagor to Exercise Rights......................................  12
         5.4      No Dealings Without Consent.......................................  13
         5.5      No Assignment of Payments under Mortgaged Property................  13
         5.6      Mortgagor to Give Notice of Certain Events........................  13
         5.7      Further Assurances................................................  14

6.       DEFAULT....................................................................  14
         6.1      Events of Default.................................................  14

7.       POWERS OF MORTGAGEE........................................................  14
         7.1      Mortgagee May Remedy Default......................................  14
         7.2      Statutory Powers on Occurrence of Event of Default................  14
         7.3      Further Powers of Mortgagee After Occurrence of Event of Default..  15
         7.4      Attorney of the Mortgagor.........................................  15
         7.5      Appointment of Receiver...........................................  16
         7.6      Conflicts of Interests, Duties etc................................  17
         7.7      Waiver............................................................  18

8.       PROCEEDS ETC...............................................................  18
         8.1      Proceeds from Sale, etc...........................................  18

9.       LIABILITY OF THE MORTGAGEE AND INDEMNITIES.........................  19
         9.1      No Liability for Loss.....................................  19
         9.2      Indemnities...............................................  19

10.      CONTINUING SECURITY:  DISCHARGE....................................  19
         10.1     Continuing Security.......................................  19
         10.2     Premature Discharge of Mortgage...........................  19
         10.3     Form of Discharge.........................................  20
         10.4     References to "Discharge".................................  20

11.      MISCELLANEOUS......................................................  20
         11.1     Mortgage not Affected by Intervening Circumstances........  20
         11.2     Mortgagee May Assign......................................  21
         11.3     Notices...................................................  22
         11.4     Court Proceedings.........................................  22
         11.5     Governing Law.............................................  22
         11.6     Authority to Date and Complete............................  22
         11.7     Certificate of the Mortgagee is Evidence..................  23
         11.8     Limitation of Secured Moneys..............................  23
         11.9     Conflicts with the Agreement..............................  23

lodging party        FEEZ RUTHNING                     (Ref RJE)
                     Solicitors & Notaries

address              Level 32, 123 Eagle Street        state Queensland

telephone            3833-3333

facsimile            3832-4233

DX number            210                               city Brisbane

================================================================================

                     ASSIGNMENT OF DEPOSIT
                     Corporations Law 263,264

================================================================================

corporation name     International Sea Drilling Ltd

ARBN                 068 783 264

================================================================================




THIS DEED is made on January 9, 1996.


BETWEEN:

International Sea Drilling Ltd (ARBN 068 783 264), a foreign company incorporated in the Cayman Islands and having its registered office in Australian at Level 27, 530 Collins Street, Melbourne Victoria (the "Mortgagor");


NationsBank of Texas, N.A., as Agent, a national banking association of 700 Louisiana Street, 8th Floor, Houston, Texas (the "Mortgagee").


WHEREAS

A.       The Mortgagor is the owner of the deposit described in the Schedule.

B. The Mortgagor has requested the Banks to make certain financial accommodation available to the Mortgagor.

C. The Banks have agreed to such request, subject to this Mortgage being signed and delivered to the Mortgagee as Agent for the Banks.

The Mortgagee and the Mortgagor agree as follows:


1.       DEFINITIONS AND INTERPRETATION

1.1      Definitions

         When used in this Mortgage, the following terms have the following meanings, unless the context otherwise requires:

1.2 "Agreement" means that certain Term Loan Agreement dated as of November 30, 1995 among Mortgagor, Mortgagee and the Banks, as amended, extended or restated;

                 "Associated Person" means a person associated with a relevant person or an associate of that person in any of the ways relevant for the purposes of the Corporations Legislation;

                 "Australian Dollars" means the lawful currency of Australia;

                 "Banks" means NationsBank of Texas, N.A. of 700 Louisiana Street, 8th Floor, Houston, Texas, National Bank of Canada of 2121 San Jacinto, Suite 1850, Dallas, Texas and National Bank of Alaska of 301W. Northern Light Blvd, Anchorage, Alaska severally;

                 "Collateral Security" means any Encumbrance, guarantee, indemnity, bond, covenant, negotiable instrument, or other agreement, arrangement or understanding (whether or not recorded in writing), under or as a result of which:

                 (a) the Mortgagee is (or will be or may contingently or prospectively be) at any time entitled to sue for, recover, set off or receive payment of the whole or part of the Secured Moneys or any moneys which the Mortgagee may apply towards the Secured Moneys;

                 (b) the Mortgagee is entitled to have performed, observed or fulfilled any Obligation for payment of the whole or part of the Secured Moneys; or

                 (c) the Mortgagee is entitled to retain or withhold possession of or to exercise any other Right in respect of any form of property until the whole or part of the Secured Moneys have been paid;

                 "Corporations Legislation" means legislation relevant to the incorporation, regulation and affairs of corporations generally, in Australia;

                 "Co-surety" means a person liable at any time to pay to the Mortgagee part or the whole of the Secured Moneys, (whether jointly or severally with or independently from the Mortgagor and whether such liability is secured or unsecured); in respect of one of several persons comprising the Mortgagor the term includes each other person being a Mortgagor;

                 "Deposit" means the deposit or deposits described in the Schedule to this Mortgage, and any deposit or other investment in renewal of or substitution for such deposit or deposits (including reinvestment together with accrued interest);

                 "Encumbrance" means a mortgage, charge, debenture, encumbrance, assignment by way of security, pledge, deposit of title, lien, security, option to acquire, caveat, preferential interest, title retention, liability to forfeiture or other estate, interest, claim or arrangement relating to property, or an agreement to grant, create, allow or register any of the foregoing, whether registered or unregistered and whether statutory, legal or equitable;

                 "Event of Default" means each of the events or circumstances defined in this Mortgage as constituting an Event of Default;

                 "Executive Officer" has the same meaning as in the Corporations Legislation;

                 "Loan Papers" has the same meaning as in the Agreement;

                 "Mortgage" or "this Mortgage" means the mortgage created by this deed and the terms of this deed;

                 "Mortgaged Property" means:

                 (a)      the Deposit;

                 (b) interest and other benefits accruing in respect of the Deposit;

                 (c) all Rights arising out of or associated with the foregoing;

                 (d) all certificates of deposit, passbooks or other evidence of title relating to the foregoing; and

                 (e)      where the context permits, any part of the foregoing;

                 "Mortgagee" means each person named as such in this Mortgage; the expression includes the executors, administrators, successors and assigns of each such person and any person whom the Mortgagee may appoint as the Mortgagee's agent to exercise all or any of the Mortgagee's Rights; when two or more people are named as or become the Mortgagee, the expression means each of them severally and any two or more of them jointly;

                 "Mortgagor" means each person named as such in this Mortgage; the expression includes the permitted assigns and the executors, administrators and successors of each such person; when two or more people are named as or become a Mortgagor:

                 (a) "Mortgagor" means each of them severally as well as any two or more of them jointly; and

                 (b) the Obligations and agreements on their part bind each of them severally and every two or more of them jointly;

                 "Notice" means a notice, demand, request, direction, or other communication from the Mortgagee to the Mortgagor or from the Mortgagor to the Mortgagee as provided in Section 12.3 of the Agreement;

                 "Obligation" means any legal, equitable, contractual, statutory or other obligation, commitment, duty, undertaking or liability;

                 "Officer of the Mortgagee" means at a particular time an attorney of the Mortgagee appointed to exercise any Rights of the Mortgagee relevant to this Mortgage, a solicitor acting for the Mortgagee, or a person authorised by the Mortgagee or such attorney or solicitor (including by way of ratification) to exercise any relevant Right of the Mortgagee; where the Mortgagee is a corporation, the expression also includes each director, secretary, manager or other Executive Officer of the Mortgagee;

                 "Related Body Corporate" has the same meaning as in the Corporations Legislation;

                 "Right" includes any legal, equitable, contractual, statutory or other right, power, authority, benefit, privilege, remedy, discretion, or cause of action;

                 "Secured Moneys" means all moneys already, now or in the future advanced or paid by the Banks and all liabilities (direct or contingent) already, now or in the future incurred by the Banks, to, for the use of, on behalf of or at the request of, the Mortgagor (either alone or with any other person) and all moneys otherwise owing or payable already, now or in the future by the Mortgagor (either alone or with any other person) to the Banks pursuant to the Agreement or the Loan Papers; without limiting or being limited by the foregoing "Secured Moneys" includes:

                 (a) all moneys already advanced or which the Banks now or in the future advance or become liable to advance to, for the use of, or on behalf of, any other person, where those moneys have been advanced, are advanced or are liable to be advanced on the order, direction, request, nomination or suggestion (express or implied) of the Mortgagor (either alone or with any other person) in connection with the Agreement or the Loan Papers;

                 (b) all moneys which the Mortgagor (either alone or with any other person) whether directly or indirectly or contingently or prospectively, and whether by way of debt, contract, guarantee, indemnity, restitution, damages, order of a court or otherwise now or already is or in the future becomes liable to pay to the Banks under this Mortgage, the Agreement or the Loan Papers;

                 (c) all moneys which the Banks are liable to pay already, now or in the future for the accommodation of the Mortgagor (either alone or with any other person) because of the Banks entering into any engagement, bond, indemnity, guarantee, letter of credit, letter of comfort, call option, undertaking or other commitment or by accepting, endorsing, drawing, paying, discounting or otherwise becoming liable on any bill of exchange or other negotiable instrument under the Agreement or the Loan Papers, whether such engagement, bond, indemnity, guarantee, letter of credit, letter of comfort, call option, undertaking, or other commitment or negotiable instrument has matured or not, or whether the liability of the Banks under it is contingent, prospective or actual;

                 (d) all moneys which the Banks may debit against the Mortgagor (either alone or with any other person) on any account under any present or future judgment, order, understanding, arrangement, custom, practice of the Banks or Right of the Banks, or under the terms of this Mortgage, the Agreement, the Loan Papers or otherwise;

                 (e) all moneys already now or in the future owed by the Mortgagor (either alone or with any other person) to the Banks because of the assignment to or acquisition by the Banks of any debt or other Obligation of the Mortgagor under the Agreement or the Loan Papers;

                 (f) all loss or damages suffered by the Banks caused or contributed to by any breach by the Mortgagor of this Mortgage, the Agreement or the Loan Papers;

                 (g) all moneys and liabilities defined elsewhere in this Mortgage as comprising part of the Secured Moneys;

                 (h) all other moneys intended to be secured under the terms of this Mortgage; and

                 (i)      interest on all of the above moneys;

                 irrespective of:

                 (j) whether the security created by this Mortgage is or remains valid or is released or discharged;

                 (k) whether such amounts and liabilities are owing at a particular time or in the future, or whether they are owing actually, prospectively, contingently or otherwise;

                 (l) whether any amount or liability is, at any particular time, ascertained or unascertained;

                 References to the "Secured Moneys" include the whole or any part or parts of such moneys.

1.3      Interpretation

         In the interpretation and implementation of this Mortgage, unless the context otherwise requires;

         (a) singular includes plural and vice versa; any gender includes every gender;

         (b) references to people include corporations, associations and all other legal entities;

         (c) references to writing include printing, typing, telex, facsimile and other means of reproducing words and/or figures in a visible, tangible form, in English;

         (d) references to statutes include statutes amending, consolidating or replacing the statute referred to and all regulations, orders in council, rules, by-laws and ordinances made under those statutes; references to sections of statutes refer to corresponding sections in amended, consolidated or replacement statutes;

         (e) references to clauses, sub-clauses, paragraphs and sub-paragraphs refer to clauses, sub-clauses, paragraphs and sub-paragraphs of this Mortgage;

         (f) headings and the index are for convenience only, and shall be disregarded;

         (g) where any word or phrase is given a defined meaning, any other grammatical form of that word or phrase has a corresponding meaning;

         (h) each paragraph or sub-paragraph in a list is to be read independently from the others in the list;

         (i) time is of the essence in relation to Obligations of the Mortgagor under this Mortgage, the Agreement and the Loan Papers;

         (j) the exercise by the Mortgagee or an Officer of the Mortgagee of any of their respective Rights shall be deemed to be at its or his complete discretion and (so far as possible) not to restrict the exercise at any other time of the same or any other Right;

         (k) if any term of this Mortgage is by law unenforceable or made inapplicable, it shall be severed or read down, but so as to maintain (as far as possible) all other terms of this Mortgage;

         (l) if any statute requires any notice to be given or the expiration of any time before the exercise of a particular Right of a mortgagee, receiver or manager or the incurring of an Obligation by a mortgagor, such requirement is excluded to the full extent permitted by law; if any such requirement cannot legally be excluded, the same is abridged to the full extent permitted by law or to the period of twenty-four (24) hours (whichever is the greater);

         (m) all terms of this Mortgage are intended to have full effect, despite any moratorium legislation, events which may otherwise amount to a frustration of contract, or other circumstances which might otherwise terminate, suspend or modify Obligations;

         (n) those Mortgagee's Rights and Mortgagor's Obligations under this Mortgage that are capable of taking effect after the release or discharge of this Mortgage shall continue after the release or discharge of this Mortgage;

         (o) all Rights of the Mortgagee are cumulative, and do not exclude or modify any other Rights relating to this Mortgage;

         (p) nothing in this Mortgage shall merge, extinguish, postpone, lessen or otherwise prejudicially affect any lien or security which the Mortgagee is entitled to because of the deposit of documents of title relating to the Mortgaged Property or any other documents or instruments, or merge any Right of the Mortgagee on any bill of exchange, promissory note or other instrument;

         (q) unless otherwise specifically stated in this Mortgage or required by statute, any authority, approval or consent required from the Mortgagee under the terms of this Mortgage may be given, withheld, or given on terms and conditions, without giving any reasons, but the Mortgagee shall not act arbitrarily or capriciously in that regard;

         (r) this Mortgage binds each person signing it to the full extent provided in this Mortgage, even if one or more of the persons named as Mortgagor has not signed or never signs it, or if the signing of this Mortgage by any one or more of such persons (other than the person sought to be made liable) is or may become void or voidable;


2.       PAYMENT OF MONEY

2.1      Payment of Secured Moneys

         The Mortgagor will pay and/or repay (as the case may be) the Secured Moneys to the Mortgagee in accordance with the Agreement and the Loan Papers.

2.2      Interest on Secured Moneys

         Interest forming part of the Secured Moneys shall be paid by the Mortgagor at the rate or respective rates agreed between the Mortgagee and the Mortgagor in the Agreement and the Loan Papers.

2.3      Unpaid Interest

         (a) If any payment of interest required under this Mortgage, the Agreement or the Loan Papers is not paid in full on the due date, then interest shall accrue in accordance with the Agreement and the Loan Papers.

         (b) The Rights of the Mortgagee to charge interest on unpaid interest and/or to capitalise unpaid interest may be exercised:

                 (i) without prejudice to the Right of the Mortgagee to sue for and recover unpaid interest or to the other Rights of the Mortgagee;

                 (ii)     without Notice to the Mortgagor;

                 (iii) despite the death, bankruptcy, liquidation, receivership, assignment for the benefit of creditors, arrangement with creditors, official management or other demise of the Mortgagor;

                 (iv) despite the obtaining of any judgment in relation to the Secured Moneys; and

                 (v) despite the cessation of a relationship between the Mortgagee and the Mortgagor of financier and customer.

2.4      Interest on Judgment

         If any judgment or order is obtained by the Mortgagee against the Mortgagor in respect of the Secured Moneys, the Mortgagor shall pay interest on the judgment debt or amount ordered to be paid from the date of judgment until payment of that amount. Such interest shall be calculated and payable at the rate (or, if applicable, in accordance with the method of determining a rate) applicable to such debt immediately before judgment or at the rate payable under that judgment (whichever is the higher).

2.5      Manner of Payment

         (a) The Secured Moneys will be paid to the Mortgagee at such place and at such time as may be provided in the Agreement or the Loan Papers.

         (b) Any remittance or payment (despite the issue of a receipt) shall only constitute payment to the extent that, and on the date when, the same is received by the Mortgagee in legal tender and shall not then or later be required to be repaid, disgorged, set off, or the benefit of it lost.

         (c) The Mortgagee may require any payment to be made by bank cheque.

         (d) The Mortgagor will (if required by the Mortgagee) sign a banker's authority directing payments of appropriate amounts owing to the Mortgagee by debiting of the Mortgagor's account and crediting to the Mortgagee's account at a bank nominated by the Mortgagee.

         (e) If any part of the Secured Moneys is denominated in a currency other than Australian Dollars then, except as provided in the Agreement or any Loan Paper to the contrary:

                 (i) the Mortgagor shall (as the Mortgagee requires) pay to the Mortgagee the Secured Moneys so denominated which are due from time to time in either that other currency or the equivalent in Australian Dollars of those moneys due, adopting an exchange rate nominated by the Mortgagee and current at the time of payment or any other relevant time nominated by the Mortgagee;

                 (ii) where any payment received in reduction of that part of the Secured Moneys is in Australian Dollars (or in any currency other than the currency in which that part of the Secured Moneys is denominated) and the Agreement, the Loan Papers or the terms of this Mortgage require payment in the currency in which the debt is owed, the amount of the payment received shall be computed in the relevant currency in which the relevant debt is owed, using an exchange rate nominated by the Mortgagee and current at the time of receipt or current at any other relevant time nominated by the Mortgagee;

                 (iii) if the whole or any part of the Secured Moneys so denominated is not paid when due, the Mortgagee may (without Notice to the Mortgagor) purchase with Australian Dollars (or any other relevant currency) currency in and equal to the amount due (whether such purchase is at an official rate of exchange or at a premium above such official rate) and apply the currency purchased against the relevant Secured Moneys; the Mortgagor shall indemnify the Mortgagee in Australian Dollars (or the other relevant currency of purchase) for the amount so expended by the Mortgagee and all other costs incurred in respect of such purchase.

         (f) Each person named or identified as Mortgagor irrevocably appoints each other person named as Mortgagor and (in the case of corporations) each of their own and such other persons' respective directors, secretaries, and Executive Officers, severally to be his attorney to make payments and to give acknowledgments relating to the Secured Moneys. Every payment made on account of the Secured Moneys and every acknowledgment of liability in respect of the Secured Moneys made or given by such appointee (whether expressly as attorney or not) shall be binding as if the appointor under this paragraph had made such payment or given such acknowledgment personally. This paragraph does not make inapplicable the definition of Mortgagor contained elsewhere in this Mortgage.

2.6      Apportionment of Moneys Received

         (a) Any money paid to the Mortgagee in respect of the Secured Moneys (despite any purported appropriation or condition of payment by the person paying it) may be appropriated by the Mortgagee to any amount or amounts owing by the Mortgagor (actually or contingently) and to principal or interest, as the Mortgagee determines. Such appropriation may be made at the time of payment or at any later time (the Mortgagee being entitled to retain amounts in a suspense account indefinitely).

         (b) If the Mortgagee receives money from any source (including payment by the Mortgagor or a Co-surety, or proceeds from the enforcement of a Right which may be applied in reduction of the Secured Moneys, but all or part of the Secured Moneys are owing contingently or prospectively or their amount cannot be ascertained, then the Mortgagee may, pending the outcome of the relevant contingency or circumstances or the amount being determined, deposit all or such part of such moneys as the Mortgagee sees fit as security for the payment of the Secured Moneys. Such deposit may be made in an interest bearing account with any person determined by the Mortgagee (including the Mortgagee or any Related Body Corporate of the Mortgagee where the Mortgagee or such Related Body Corporate customarily accepts deposits). The Mortgagor waives in favour of the Mortgagee all Rights (if any) the Mortgagor may have to the benefit of the debt created by the deposit and any interest payable from time to time in respect of it.

                 (c) Where amounts are paid into a running account with the Mortgagee, the application of the assumption that debits first incurred are first repaid is to be excluded, if the effect would be that:

                 (i) the amount of the Secured Moneys for which the Mortgagee would be able to claim priority as against any other Encumbrancee of the Mortgaged Property would be reduced;

                 (ii) the amount of the Secured Moneys for which any Co-surety could be made liable would be reduced; or

                 (iii)    the Mortgagee would otherwise be prejudiced.

                 In such cases payments shall be deemed to have been applied progressively in reduction of later debits, beginning with the latest debit.

2.7      Combination of Accounts

         (a) The Mortgagee may at any time (subject to any contrary terms of the Agreement), without Notice, combine any two or more accounts held with the Mortgagee by the Mortgagor. The Mortgagee may, to the extent to which it would be so entitled if the combined accounts had at all times been conducted as a single account, decline to make any accommodation available to the Mortgagor.

         (b) Despite the provisions of the preceding paragraph, in determining any amount owing by the Mortgagor to the Mortgagee and interest payable, the Mortgagee shall not be Obliged to give any credit for any credit balances in any account of the Mortgagor or any other moneys owing by the Mortgagee to the Mortgagor.

2.8      No Set Off

         The Right to receive amounts under this Mortgage shall be free from any equity, set off, or cross claim which (except for this provision) the Mortgagor would be entitled to claim against the Mortgagee or any intermediate mortgagee or any assignee.


3.       MORTGAGING PROVISIONS

3.1      Mortgage

         The Mortgagor assigns to the Mortgagee all the Mortgagor's estate and interest in the Mortgaged Property to secure to the Mortgagee the due and punctual payment of the Secured Moneys and the due and punctual performance of all other Obligations of the Mortgagor in this Mortgage, the Agreement and the Loan Papers.

3.2      Registration and Priority of Mortgage

         This Mortgage is signed with the intention that it shall be registered as soon as practicable, and shall have priority over all other Encumbrances affecting the Mortgaged Property (other than any Encumbrance to which this Mortgage is expressly made subject). The Mortgagor will promptly sign all such further amendments to this Mortgage, forms, undertakings, notifications, declarations, and other documents and do all things the Mortgagee reasonably requires in order to effect the registration of this Mortgage as expeditiously as possible and to ensure and maintain such priority.

3.3      Transfer Mortgaged Property to Mortgagee if Required

         At any time following an Event of Default which is continuing:

         (a) If the Mortgagee elects, the Mortgagee shall be entitled to have the Mortgaged Property transferred to the Mortgagee or a nominee of the Mortgagee.

         (b) Upon request by the Mortgagee, the Mortgagor will immediately sign and deliver to the Mortgagee such transfers and other documents and do all other things necessary to effect a transfer of the Mortgaged Property to the Mortgagee (or the nominee of the Mortgagee) as soon as practicable.

         (c) After such a request has been made and prior to the completion of a transfer of the Mortgaged Property, the Mortgagor shall stand possessed of the Mortgaged Property in trust for the Mortgagee (subject to such equity of redemption as shall from time to time subsist under the terms of this Mortgage).

         (d) Any transfer to the Mortgagee or a nominee of the Mortgagee pursuant to this sub-clause shall be by way of Mortgage only, and the Mortgagor shall be entitled to a retransfer of the Mortgaged Property upon becoming entitled to a discharge of this Mortgage.


4.       WARRANTIES AND ACKNOWLEDGMENTS

4.1      Indefeasible Title and Status

         (a) The Mortgagor warrants that the Mortgagor has (or is immediately entitled to and able to obtain) an indefeasible title to the Mortgaged Property and that the Mortgaged Property is not subject to any:

                 (i) Encumbrance, or Right of set off, amalgamation with a debit account or like Right;

                 (ii) liability to be forfeited, surrendered, or have Rights suspended or affected in any way;

                 (iii) postponement or deferment of Rights to receive interest;

                 (iv) litigation, arbitration, administrative proceeding or threatened litigation, arbitration or administrative proceeding; or

                 (v) other claim or interest having priority over or competing with or likely to affect this Mortgage,

                 except as is specifically described in this Mortgage or has been unequivocally accepted in writing by the Mortgagee.

         (b) The Mortgagor warrants that, to the best of the Mortgagor's knowledge, no person alleges or makes or will allege or make any claim contrary to the warranties referred to in the preceding paragraph or intends or has threatened to commence any proceedings in respect of such claim.

4.2      Enforceability, Capacity and Disclosure

         The Mortgagor acknowledges and re-affirms the representations and warranties contained in the Agreement and further warrants that:

         (a) the Mortgagor has full power to sign and deliver this Mortgage and perform the Mortgagor's Obligations under this Mortgage and to receive accommodation from the Mortgagee and/or the Banks in the manner contemplated in this Mortgage, the Agreement and the Loan Papers, and that any necessary corporate, shareholder and other action has been taken and any necessary ratifications of shareholders, beneficiaries and others have been given to authorise such signature, delivery and performance;

         (b) all Obligations of the Mortgagor in this Mortgage are legally binding and enforceable in accordance with their terms;

         (c) the signing and delivery of and the performance of Obligations under this Mortgage by the Mortgagor will not:

                 (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Mortgagor is subject;

                 (ii) conflict with or constitute a default under any agreement or arrangement to which the Mortgagor is a party or is subject or by which it or any of its property is bound;

                 (iii) contravene (if applicable) any provision of the Mortgagor's memorandum and articles of association or other constitutional documents or any relevant trust; or

                 (iv) result in the creation or imposition of or Obligation to create any Encumbrance;

         (d) no event or circumstance which constitutes or which (with the giving of notice or lapse of time or both) would constitute an Event of Default has occurred and is continuing;

         (e) the Obligations of the Mortgagor under this Mortgage are direct, general and unconditional Obligations of the Mortgagor;

         (f) the giving of this Mortgage is made in good faith without any intention to delay or defraud any existing or future creditor of the Mortgagor; the Mortgagor is presently able to pay the Mortgagor's debts from the Mortgagor's own money as such debts fall due;

         (g) this Mortgage is not signed or accommodation obtained relying on any representation, promise or statement by the Mortgagee and/or the Banks or any person on behalf of the Mortgagee and/or the Banks (including representations, promises or statements as to availability of future accommodation, accommodation charges, financial conditions, currency fluctuations, business prospects or such like) other than as is specifically contained in this Mortgage, the Loan Papers or the Agreement.

4.3      Continuing Warranties

         Each of the warranties by the Mortgagor in this Mortgage shall be deemed to have been re-affirmed to the Mortgagee immediately prior to each provision of accommodation comprising part of the Secured Moneys being made available by the Mortgagee and/or the Banks, except to the extent that the Mortgagee shall have been specifically notified in writing by the Mortgagor to the contrary.


5.       GENERAL COVENANTS

         The Mortgagor acknowledges and re-affirms the covenants contained in the Agreement and the Loan Papers and further covenants as follows:

5.1      Mortgagor to Protect Mortgaged Property

         Except as provided in the Agreement or the Loan Papers, the Mortgagor will not commit, participate in, permit or omit to do any act, matter or thing which will or may:

         (a)     decrease the value of the Mortgaged Property;

         (b) cause the Mortgaged Property to be liable to forfeiture, set off, amalgamation with a debit account, reduction on any other basis, or other adverse circumstances (except to the extent that such Rights are exercisable by the Mortgagee under this Mortgage or on any other basis); or

         (c) postpone the payment of any interest or other amount in respect of the Mortgaged Property.

5.2      Receipt of Interest

         Unless and until any Event of Default occurs and is continuing, and the Mortgagee elects to exercise its Right to apply interest in reduction of the Secured Moneys and subject to any specific contrary provision in the Agreement and the Loan Papers, all interest actually paid in respect of the Mortgaged Property shall belong to the Mortgagor.

5.3      Pay Mortgagee's Outgoings on Demand

         (a) The Mortgagor will pay to the Mortgagee on demand all costs, charges and expenses incurred by the Mortgagee in connection with the Secured Moneys, this Mortgage, the Loan Papers or the Agreement, including but not limited to:

                 (i) costs in respect of the preservation or protection of the Mortgaged Property or this Mortgage, or which in the Mortgagee's opinion may be necessary or desirable to protect or safeguard or in any way to aid assist or advantage the Rights, title and interest of the Mortgagee or the Mortgagor in relation to the Mortgaged Property;

                 (ii) costs (including legal costs on a full indemnity (solicitor and own client) basis and reasonable administration charges imposed by the Mortgagee) which the Mortgagee incurs in connection with the negotiation, preparation, signing, stamping, registration, release, variation or transfer of this Mortgage or in connection with any documentation, advice, requests for consent, enquiries and other matters of any nature affecting the Mortgaged Property, the Mortgagor or the transactions secured by this Mortgage;

                 (iii) costs (including legal costs on a full indemnity (solicitor and own client) basis and reasonable administration charges imposed by the Mortgagee) incurred:

                          (A) in connection with any actual or attempted exercise of any Right of the Mortgagee,

                          (B)     as a result of any Event of Default;

                          (C) in respect of any dispute or proceedings commenced by any person (including the Mortgagee) which relate directly or indirectly to this Mortgage, the Mortgaged Property, the Mortgagee, the Mortgagor or any Co-surety or otherwise, and

                          (D) otherwise arising out of the Mortgagee being the mortgagee under this Mortgage; and

                 (v) stamp duty, financial institutions duty, taxes, registration fees, imposts, fees, fines, penalties, and charges in connection with this Mortgage, the Agreement and the Loan Papers secured by this Mortgage.

         (b) The Mortgagor consents to all orders for costs made by a court against the Mortgagor in favour of the Mortgagee being on a full indemnity (solicitor and own client) basis. The Mortgagor shall indemnify the Mortgagee on such a basis for all costs incurred by the Mortgagee, even though a court may only award party and party costs or may award costs against any person (other than the Mortgagee).

5.4      No Assignment etc Without Consent

         (a) The Mortgagor will not assign, dispose of, forfeit, or otherwise Encumber the Mortgaged Property, or agree to do any of the foregoing or allow the same to take place, without the prior consent of the Mortgagee in writing. This paragraph is subject to any specific contrary provision in this Mortgage or in the Agreement.

         (b) If the Mortgagor creates a subsequent mortgage or charge over the Mortgaged Property ("such security") then prior to or immediately after creation of such security, and before any moneys are secured (actually or contingently) by such security, the Mortgagor will cause the person entitled to such security to enter into a priority and subordination agreement with the Mortgagee, so as to preserve and/or confirm the Mortgagee's position as mortgagee ranking in priority to the mortgagee under such security for an amount and on terms wholly satisfactory to the Mortgagee.

5.5      Mortgagor to Give Notice of Certain Events

         The Mortgagor shall immediately give Notice to the Mortgagee if any of the following become known to the Mortgagor:

         (a)     the occurrence of any Event of Default;

         (b) any event or circumstance where an Encumbrance is granted or arises in relation to the Mortgaged Property, other than a "Permitted Lien," as defined in the Agreement;

         (c) any actual or threatened litigation, arbitration or administrative proceedings relating to the Mortgaged Property or the Mortgagor which might have a material adverse effect in relation to the value of the Mortgaged Property or the ability of the Mortgagor to perform or observe the Mortgagor's Obligations under this Mortgage or any Collateral Security;

         (d) any circumstances where the value of the Mortgaged Property is or may be substantially reduced; or

         (e) any other circumstances or information that the Mortgagee may from time to time reasonably specify in respect of the Mortgagor, this Mortgage or the Mortgaged Property.

5.6      Further Assurances

         The Mortgagor will at all times sign all further transfers, requests, other documents and amendments to documents and do other things as may be reasonably requested by the Mortgagee to enable this Mortgage to be registered (if applicable), or for further or better securing the Rights and interests of the Mortgagee over the Mortgaged Property to secure payment of the Secured Moneys. The Mortgagor shall pay to the Mortgagee on demand all costs incurred by the Mortgagee in respect of this sub-clause and the same shall form part of the Secured Moneys.


6.       PRIOR AND SUBSEQUENT MORTGAGES

6.1      Prior and Subsequent Mortgages

         The Mortgaged Property is not or shall not become subject to a prior or subsequent mortgage or charge without the prior written consent of the Mortgagee.


7.       DEFAULT

7.1      Events of Default

         An Event of Default for purposes of this Mortgage means the occurrence of a "Default," as defined in the Agreement. If an Event of Default occurs and is continuing; THEN, if the Mortgagee elects, the Secured Moneys shall become immediately payable to the Mortgagee as if the time for payment or repayment of the same had arrived. The Mortgagee need not notify the Mortgagor of such election. If there is any outstanding Obligation of the Mortgagee and/or the Banks to the Mortgagor pursuant to the Agreement (including any commitment to advance any accommodation) the Mortgagee and/or the Banks may also decline to meet such Obligation.


8.       POWERS OF MORTGAGEE

8.1      Mortgagee May Remedy Default

         If the Mortgagor defaults in any Obligation to the Mortgagee, or if any statement, warranty or representation of the Mortgagor made or deemed to be made to the Mortgagee is untrue or misleading, the Mortgagee may (but shall not be Obliged to), do all acts and things which the Mortgagee considers necessary to make good such default or rectify the circumstances stated warranted or represented or deemed so to be. All expenses incurred by the Mortgagee shall, upon being incurred, be added to and form part of the Secured Moneys and bear interest accordingly. Such expenses shall be payable by the Mortgagor to the Mortgagee on demand. The Mortgagor indemnifies the Mortgagee against any loss, damage, cost or expense arising or incurred by the Mortgagee by reason of any default of the Mortgagor. The Mortgagee shall incur no liability for failing or declining to exercise any Right under this sub-clause.

8.2      Statutory Powers on Occurrence of Event of Default

         All the Rights of a mortgagee in any statute or at law may be exercised by the Mortgagee in respect of the Mortgaged Property at any time an Event of Default occurs and is continuing.

8.3      Power of Sale

         At any time an Event of Default occurs and is continuing, the Mortgagee may sell and assign the Mortgaged Property to any person free from any equity of redemption or other interest on the part of the Mortgagor, subject to the giving of any notices required by statute prior to or after the exercise of any power of sale.

8.4      Further Powers of Mortgagee After Occurrence of Event of Default

         (a) After the occurrence of an Event of Default which is continuing, the Mortgagee may also, without making demand or giving any notice to the Mortgagor (unless compelled by law to do so), do any of the following:

                 (i) receive and apply to itself (free from any equity of redemption or other interest on the part of the Mortgagor) the capital and all interest and other moneys of any kind comprised in or arising out of the Mortgaged Property;

                 (ii) exercise all Rights attaching to or arising out of the Mortgaged Property;

                 (iii) institute proceedings against, bankrupt, attend meetings of creditors of or make any arrangement or compromise or concession with any person which relates in any way to the Mortgaged Property;

                 (iv) institute, prosecute or defend any proceedings (either in the name of the Mortgagor or the Mortgagee) in any court or tribunal in respect of any thing referred to in this sub-clause;

                 (v) carry out and enforce in the name of and as attorney or agent of the Mortgagor specific performance of or otherwise obtain the benefit of all contracts, arrangements and understandings entered into or held by the Mortgagor relating to or affecting the Mortgaged Property;

                 (vi) compel the signing by the Mortgagor or its trustee, liquidator or receiver of any documents which the Mortgagee considers desirable for the purpose of achieving any sale, disposition or agreement made by the Mortgagee in accordance with the Rights of the Mortgagee;

                 (vii) delegate to any person as the Mortgagee's agent the performance or enjoyment of all or any of the Mortgagee's Rights;

                 (viii) employ or engage solicitors, accountants, employees or agents as the Mortgagee considers necessary in relation to any of its Rights; and

                 (ix) exercise all the foregoing Rights in conjunction with the Mortgagee's Rights relating to any other property mortgaged or charged to or owned by it, and apportion all costs, expenses, sale moneys, fees and other outgoings and receipts amongst the properties so dealt with as the Mortgagee thinks fit.

         (b) A person dealing with the Mortgagee need not enquire whether any Event of Default or other circumstance has occurred to authorise the Mortgagee to act, or to see to the application of any moneys paid to the Mortgagee.

         (c) All costs and expenses incurred by the Mortgagee as a result of exercising any of the foregoing Rights shall, immediately upon being incurred, be added to and form part of the Secured Moneys. They shall bear interest accordingly and shall be payable to the Mortgagee on demand.

8.5      Attorney of the Mortgagor

         (a) The Mortgagor irrevocably appoints the Mortgagee, every Officer of the Mortgagee, and every person from time to time appointed by the Mortgagee for the purposes of this sub-clause severally the Mortgagor's attorney and the attorney of the Mortgagor's heirs, executors, administrators, successors and assigns (the "Attorney") for the use and benefit of the Mortgagee to do:

                 (i) all acts and things required to be done by the Mortgagor under this Mortgage, any Loan Paper or the Agreement; and

                 (ii) all acts which the Mortgagee is by virtue of this Mortgage, the Agreement or the Loan Papers authorised or empowered to do during the continuance of any Event of Default.

         (b)     Without limiting the above, an Attorney may:

                 (i) take steps and proceedings and sign documents for securing or perfecting (as the Mortgagee or an Attorney thinks fit) the security constituted by this Mortgage, and sign in favour of the Mortgagee all further legal mortgages, transfers, assignments and other assurances of all or any part of the Mortgaged Property required to be signed by the Mortgagor under this Mortgage, the Loan Papers or the Agreement;

                 (ii) in the name of and on behalf of the Mortgagor or in the name of the Mortgagee or an Attorney demand, sue or institute bankruptcy proceedings for, prove in estates for, recover, receive, give effectual receipts for or make compromises in respect of the Mortgaged Property;

                 (iii) make, enforce, settle or compromise any claim, and demand, sue for, recover, receive and give discharges for moneys payable in respect of the Mortgaged Property; and

                 (iv) appoint a substitute or substitutes for all or any of the above purposes.

         (c) The Attorney may register this power of attorney under any statute and do whatever he considers necessary to give validity and effect to the same.

         (d) Except as the result of the gross negligence or willful misconduct of the Attorney, the Attorney shall not be responsible for any loss which may happen in the exercise of the above powers.

         (e) A certificate by the Mortgagee signed by an Officer of the Mortgagee as to the occurrence of an Event of Default may be relied on by any person in respect of this sub-clause without further enquiry.

8.6      Conflicts of Interests, Duties etc.

         The Mortgagee and any Officer of the Mortgagee may exercise Rights under this Mortgage even though such exercise may involve:

         (a) a conflict between any duty owed to the Mortgagor and any duty owed to any other person;

         (b) a conflict between a duty owed to the Mortgagor and any interests of the Mortgagee or Officer of the Mortgagee; or

         (c) any other conflict of duties or interests or duty and interest.

         No action taken or contract entered into or consequence otherwise arising because of such exercise of Rights by the Mortgagee or Officer of the Mortgagee shall be void, voidable or otherwise unenforceable or able to be restrained by virtue of any such conflict. Neither the Mortgagee nor any Officer of the Mortgagee shall be liable to account to the Mortgagor or any other person for any benefit or gain arising out of any such conflict.

8.7      Waiver

         (a) All Rights of the Mortgagee under this Mortgage, any Collateral Security, the Agreement, the Loan Papers, by statute, at law and in equity may be exercised, despite any forbearance or delay in their enforcement.

         (b) No employee or agent of the Mortgagee has authority to waive any such Right or to represent that such Right will not be exercised (either temporarily or permanently) or to give any warranty, consent or promise or to agree to any variation, except in a document signed by such employee or agent.

         (c) Any waiver, representation, warranty, consent, promise or agreement duly given shall be effective only in the specific instance to which it relates and for the specific purpose for which it is given.

         (d) No waiver, representation, warranty, consent, promise or agreement shall be implied from conduct or failure to act on the part of the Mortgagee or any Officer of the Mortgagee.


9.       PROCEEDS OF SALE ETC

9.1      Application for Proceeds etc.

         Subject to any contrary statutory Obligations or other provisions of this Mortgage or the Agreement, the Mortgagee shall apply proceeds received by it in respect of the Mortgaged Property (whether by way of sale, appropriation, set off or receipt or application in any other way):

         (a) firstly to pay all moneys expended or outstanding in respect of the Mortgaged Property, including costs charges and expenses incurred in the exercise of any of the Mortgagee's Rights;

         (b) secondly in payment of the Secured Moneys (to the extent that the same are not paid under the preceding paragraph) irrespective of whether they would otherwise be due or owing at the time of such application, but without prejudice to the Mortgagee's Right to place moneys received in a suspense account indefinitely if any of the Secured Moneys are owing contingently or prospectively, or otherwise pending apportionment;

         (c) thirdly to pay appropriate amounts to subsequent mortgagees or other persons entitled to amounts, in order of priority; and

         (d) fourthly to pay any surplus to the person entitled to give receipt for the proceeds of sale or appropriation of the Mortgaged Property, upon obtaining a full and final discharge for such amount to the satisfaction of the Mortgagee; the Mortgagee shall pay the surplus to an account specified by the Mortgagor and the Mortgagee shall then be under no liability in respect of such surplus or for interest on it.

10.      LIABILITY OF THE MORTGAGEE AND INDEMNITIES

10.1     No Liability for Loss

         Neither the Mortgagee nor any Officer of the Mortgagee nor their respective employees or agents shall, except in the case of gross negligence or willful misconduct of the Mortgagee or any Officer of the Mortgagee, be responsible for any loss which may happen or for any outstanding moneys following the exercise or attempted exercise or non-exercise of any Right incidental to this Mortgage, the Loan Papers or the Agreement.

10.2     Indemnities

         The Mortgagor, except in the case of gross negligence or willful misconduct of the Mortgagee or any Officer of the Mortgagee, indemnifies the Mortgagee and every Officer of the Mortgagee and their respective agents and employees against all liabilities, claims, actions, suits, costs, losses and expenses (including claims by the Mortgagor) incurred by or arising against the Mortgagee or any such person arising out of:

         (a) any act or omission of the Mortgagee or such person concerning this Mortgage, any Loan Paper or the Agreement; or

         (b) the exercise, attempted exercise or non-exercise of any Rights in or incidental to this Mortgage, any Loan Paper or the Agreement.


11.      CONTINUING SECURITY:  DISCHARGE

11.1     Continuing Security

         This Mortgage is a continuing security. It shall not be completely or partially discharged merely by the payment at any time of any of the Secured Moneys or by any settlement of account. This Mortgage shall continue to apply to the present and any future balance of the Secured Moneys until a final discharge of this Mortgage has been given to the Mortgagor. The Mortgagor shall not be entitled to a final discharge of this Mortgage whilst:

         (a) there is any debt or other Obligation of the Mortgagor (either alone or with any other person) to the Mortgagee under the Agreement or the Loan Papers, either actual, contingent, prospective or otherwise reasonably apprehended by the Mortgagee (even if it cannot be quantified); or

         (b) there is any liability or other Obligation on the part of the Mortgagee under the Agreement or the Loan Papers, for or on behalf of or in respect of the Mortgagor (either alone or with any other person) either actual, contingent, prospective or reasonably apprehended by the Mortgagee (even if it cannot be quantified).

         The Mortgagee shall be deemed to reasonably apprehend a liability on the part of the Mortgagor in circumstances (amongst others) where litigation has been threatened or commenced or a dispute exists which, if resolved or settled in a particular way, would result in a liability or costs or expenses being incurred by the Mortgagee or an amount becoming owing to the Mortgagee, which would be recoverable in whole or in part from the Mortgagor.

         11.2    Premature Discharge of Mortgage

         If the Mortgagee, due to a preferential payment subsequently repaid under any applicable insolvency laws, receives an amount less than it would have otherwise required in exchange for a release or partial release of this Mortgage, then the Rights of the Mortgagee against the Mortgagor in respect of the Mortgaged Property shall be the same as if this Mortgage had not been released or partially released (as the case may be) and as if the Mortgagor had no Right of release. In such case the Mortgagor will do all things required by the Mortgagee (including, if necessary, signing a further mortgage on such terms as the Mortgagee requires over the Mortgaged Property released or any property nominated by the Mortgagee of approximately equal value) to restore to the Mortgagee its full benefits had this Mortgage not been released or partially released (as the case may be) and had the Mortgagee been under no Obligation to release it.

11.3     Form of Discharge

         Any discharge or release of this Mortgage when given may be in such form as the Mortgagee reasonably requires (including a specific provision or excluding optional words, so that the release of this Mortgage shall operate only as a release of the mortgage over the Mortgaged Property, but reserving all Rights against the Mortgagor on personal covenants contained or implied in this Mortgage in respect of the payment of money or otherwise) so as to fully discharge the Mortgaged Property (or such part of the Mortgaged Property as is relevant) from this Mortgage. In the absence of anything express to the contrary in any discharge, partial discharge, release or partial release of this Mortgage, such discharge, partial discharge, release or partial release shall be deemed to have been given so as to effect only a release of the mortgage over the Mortgaged Property (or such part of the Mortgaged Property as is relevant) and not so as to (then or upon registration) release the Mortgagor from the Mortgagor's Obligations under the personal covenants in this Mortgage.


12.      POSSESSION AND PRODUCTION OF CERTIFICATES OF DEPOSIT ETC.

12.1     Possession of Certificates etc.

         The Mortgagor shall deliver to the Mortgagee, and the Mortgagee shall be entitled to possession of certificates of deposit, passbooks and other indicia of title relating to the Mortgaged Property.

12.2     Production of Certificates etc on Redemption of Deposit

         In the event of the loss of any certificate of deposit, passbook or other relevant document, the Mortgagor will accept from the Mortgagee in lieu of such document such evidence as will customarily be accepted in order to dispense with production of that document when production would otherwise be required in respect of the redemption of the Deposit.


13.      MISCELLANEOUS

13.1     Mortgage not Affected by Intervening Circumstances

         This Mortgage, the Obligations of the Mortgagor under this Mortgage, the Loan Papers, the Agreement or any other arrangement, and the Mortgagee's Rights against the Mortgagor will not be discharged, terminated, reduced, modified or otherwise affected by any of the following:

         (a) the giving by any person of or terms of any Collateral Security from time to time;

         (b) any delay, failure, neglect or refusal by the Mortgagee to exercise Rights or to recover any of the Secured Moneys under this Mortgage, any Collateral Security, the Agreement, any Loan Paper, judgment or specialty;

         (c) the failure to obtain, register or perfect, or loss, inadequacy, invalidity or unenforceability of any Collateral Security or other Obligation, whether given at the time of this Mortgage or otherwise;

         (d) the granting to the Mortgagor or any Co-surety of any time, credit, forbearance, indulgence, or other concession (either for or without consideration or by operation of law);

         (e) any partial or absolute release, discharge, abandonment, surrender, waiver, variation, transfer, exchange, relinquishment or renewal (either with or without consideration) of Rights against a Co-surety;

         (f) the Mortgagee becoming party to or bound by any compromise, assignment of property, scheme of arrangement, composition of debts, scheme of reconstruction or other arrangement relating to the Mortgagor, a Co-surety or any other person;

         (g) any variation of this Mortgage or of any Collateral Security, or any variation of, termination of the Agreement, any Loan Paper, or any arrangement or understanding between the Mortgagee, the Mortgagor, or a Co-surety or any two or more of the foregoing persons (with or without others), except to the extent that the same is unequivocally expressed to amend or overrule this Mortgage;

         (h) any acquiescence or delay on the part of the Mortgagee or the Banks;

         (i) any payment to the Mortgagee of, or any Obligation to pay, the Secured Moneys becoming void, voidable or otherwise unenforceable;

         (j) any Collateral Security becoming void, voidable or otherwise unenforceable in whole or in part;

         (k) the death, mental incapacity, bankruptcy, assignment for the benefit of creditors, arrangement with creditors, winding up, reconstruction, official management, receivership or other incapacity, insolvency or demise of the Mortgagor or a Co-surety or (where the Mortgagor is or becomes a partnership or firm) any change that may be made, whether by death, winding up, dissolution, retirement or otherwise in the partnership or firm or any persons now or in the future constituting or trading under the name of the firm (but the Mortgagee may at its discretion discontinue all or any transactions with the Mortgagor or with the partnership or firm and may decline to make available any accommodation or to meet any Obligations to, for or on account of the Mortgagor or of the partnership or firm without notice to the Mortgagor or to such partnership or firm upon receipt of notice of any such change);

         (l) the Mortgagor or any Co-surety not being or ceasing to be authorised or empowered to enter into this Mortgage, the Agreement, the Loan Papers, a Collateral Security or any relevant transaction;

         (m) the transfer or assignment by the Mortgagee of this Mortgage or any Collateral Security subject, however, to the provisions of Section 13.2;

         (n)     obtaining judgment against the Mortgagor or a Co-surety;

         (o) any check or other instrument issued in payment of the Secured Moneys, while such check or instrument is outstanding;

         (p) any variation in or alteration to the status, nature or composition (including takeover, merger, amalgamation and reconstruction) of the Mortgagee, the Mortgagor, a Co-surety or any other person or the memorandum of association, articles of association, constitution, rules, trusts or other documents relating to the Mortgagee, Mortgagor, a Co-surety or any other person.

13.2     Mortgagee May Assign

         Subject to the terms of the Agreement to the contrary, the Mortgagee may assign to any person this Mortgage, the Secured Moneys, the Rights, title and interest of the Mortgagee to the Mortgaged Property, the benefit of any term of this Mortgage, the benefit of any surety provisions contained in or relating to this Mortgage or the benefit of any indemnity under this Mortgage, irrespective of whether all or any of the foregoing would not otherwise be assignable. The Mortgagor will (at the expense of any assignee requiring the same) enter into any further mortgages, deeds or other agreements for securing or re-affirming to the satisfaction of such assignee the benefit of this Mortgage and the benefit of and entitlement to all Rights of the Mortgagee and Obligations of the Mortgagor under this Mortgage.

13.3     Notices

         Any Notice required under this Mortgage shall be given or made pursuant to the terms of Section 12.3 of the Agreement.

13.4     Court Proceedings

         To the extent that the Mortgagor is legally able to do so, the Mortgagor irrevocably:

         (a) submits to the non-exclusive jurisdiction of the Courts of the State of Victoria in respect to any legal proceedings in connection with this Mortgage;

         (b) consents to the service of process out of any Courts in such legal proceedings by the mailing, telexing or facsimile transmission of a copy or notice of the relevant process to the Mortgagor in the manner provided for in this Mortgage for service of Notices on the Mortgagor;

         (c) waives any objection the Mortgagor may have to the laying of venue of any such legal proceedings in any of such Courts and any claim that legal proceedings have been brought in an inconvenient forum; and

         (d) agrees that nothing in this Mortgage shall affect service of process in any other manner permitted by law or preclude the Right of the Mortgagee to bring proceedings in any other court or courts of competent jurisdiction as the Mortgagee may elect, and that legal proceedings in any one or more jurisdictions shall not preclude legal proceedings in any other jurisdiction.

13.5     Governing Law

         This Mortgage shall be governed and construed in all respects in accordance with the law of the State of Victoria.

13.6     Authority to Date and Complete

         The Mortgagor irrevocably authorises the Mortgagee and every Officer of the Mortgagee:

         (a) to date this Mortgage and complete and any other blanks left uncompleted pending advancing of accommodation or for any other reason; and

         (b) as irrevocable attorney of the Mortgagor to rectify any manifest error, and to complete any forms in order to procure its registration (in the case of the Mortgagor being a company).

13.7     Certificate of the Mortgagee is Evidence

         A certificate signed by the Mortgagee or any Officer of the Mortgagee stating the amount of the Secured Moneys at the date mentioned in any such certificate or any other fact, matter or circumstance shall be, absent manifest error, prima facie evidence against the Mortgagor as to the matters certified.

13.8     Limitation of Secured Moneys

         Despite any other provision in this Mortgage to the contrary, the Mortgagee may not recover from the Mortgagor under this Mortgage in respect of the Secured Moneys an amount in excess of the Australian Dollar equivalent from time to time of US $6,500,000.00, together with all interest on the Secured Moneys and the cost of enforcing this Mortgage or any Collateral Security.

13.9     Conflicts with the Agreement

         Any conflict or ambiguity between the terms or provisions of this Mortgage and the terms and provisions of the Agreement is controlled by the terms and provisions of the Agreement for all purposes.



                                  THE SCHEDULE

                                   (Deposit)


--------------------------------------------------------------------------------------------
Type of Deposit or Account          Deposit or Account Number          Institution with whom
                                                                       Deposit is Made
--------------------------------------------------------------------------------------------
Operating Account                   2607-49229                         Australian and New
                                                                       Zealand Banking Group
                                                                       Limited





        [Remainder of page intentionally blank; signature page follows]

IN WITNESS this Deed has been signed.


THE COMMON SEAL of International Sea Drilling Ltd as           )        /s/ E. J. SPILLARD
Mortgagor was duly affixed in accordance with the Articles     )    . . . . . . . . . . . . . .
of Association of the Company in the presence of a Director    )                       Director
and the Secretary of the Company signing opposite, who         )
certify that they are the proper officers to affix such        )          /s/ G. G. ARMS
seal, and also in the presence of:                             )    . . . . . . . . . . . . . .
                                                               )                      Secretary

Witness   /s/ SUSAN DOUGHERTY
                                                                        /s/ R. A. JOHANNSEN
                                                                    . . . . . . . . . . . . . .
                                                                                      Treasurer



(C)   Feez Ruthning

                               TABLE OF CONTENTS


1.       DEFINITIONS AND INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . .   2
         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3     Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

2.       PAYMENT OF MONEY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.1     Payment of Secured Moneys  . . . . . . . . . . . . . . . . . . . . .   6
         2.2     Interest on Secured Moneys . . . . . . . . . . . . . . . . . . . . .   6
         2.3     Unpaid Interest  . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.4     Interest on Judgment . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.5     Manner of Payment  . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.6     Apportionment of Moneys Received . . . . . . . . . . . . . . . . . .   8
         2.7     Combination of Accounts  . . . . . . . . . . . . . . . . . . . . . .   8
         2.8     No Set Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

3.       MORTGAGING PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.1     Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.2     Registration and Priority of Mortgage  . . . . . . . . . . . . . . .   9
         3.3     Transfer Mortgaged Property to Mortgagee if Required . . . . . . . .   9

4.       WARRANTIES AND ACKNOWLEDGMENTS . . . . . . . . . . . . . . . . . . . . . . .   9
         4.1     Indefeasible Title and Status  . . . . . . . . . . . . . . . . . . .   9
         4.2     Enforceability, Capacity and Disclosure  . . . . . . . . . . . . . .  10
         4.3     Continuing Warranties  . . . . . . . . . . . . . . . . . . . . . . .  11

5.       GENERAL COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.1     Mortgagor to Protect Mortgaged Property  . . . . . . . . . . . . . .  11
         5.2     Receipt of Interest  . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.3     Pay Mortgagee's Outgoings on Demand  . . . . . . . . . . . . . . . .  11
         5.4     No Assignment etc Without Consent  . . . . . . . . . . . . . . . . .  12
         5.5     Mortgagor to Give Notice of Certain Events . . . . . . . . . . . . .  12
         5.6     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . .  13

6.       PRIOR AND SUBSEQUENT MORTGAGES . . . . . . . . . . . . . . . . . . . . . . .  13
         6.1     Prior and Subsequent Mortgages . . . . . . . . . . . . . . . . . . .  13

7.       DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.1     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . .  13

8.       POWERS OF MORTGAGEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         8.1     Mortgagee May Remedy Default . . . . . . . . . . . . . . . . . . . .  13
         8.2     Statutory Powers on Occurrence of Event of Default . . . . . . . . .  14
         8.3     Power of Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         8.4     Further Powers of Mortgagee After Occurrence of Event of Default . .  14
         8.5     Attorney of the Mortgagor  . . . . . . . . . . . . . . . . . . . . .  15
         8.6     Conflicts of Interests, Duties etc.  . . . . . . . . . . . . . . . .  15
         8.7     Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

9.       PROCEEDS OF SALE ETC . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         9.1     Application for Proceeds etc.  . . . . . . . . . . . . . . . . . . .  16

         10.     LIABILITY OF THE MORTGAGEE AND INDEMNITIES . . . . . . . . . . . . .  17
         10.1    No Liability for Loss  . . . . . . . . . . . . . . . . . . . . . . .  17

         10.2    Indemnities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

11.      CONTINUING SECURITY:  DISCHARGE  . . . . . . . . . . . . . . . . . . . . . .  17
         11.1    Continuing Security  . . . . . . . . . . . . . . . . . . . . . . . .  17
         11.2    Premature Discharge of Mortgage  . . . . . . . . . . . . . . . . . .  17
         11.3    Form of Discharge  . . . . . . . . . . . . . . . . . . . . . . . . .  18

12.      POSSESSION AND PRODUCTION OF CERTIFICATES OF DEPOSIT ETC.  . . . . . . . . .  18
         12.1    Possession of Certificates etc.  . . . . . . . . . . . . . . . . . .  18
         12.2    Production of Certificates etc on Redemption of Deposit  . . . . . .  18

13.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         13.1    Mortgage not Affected by Intervening Circumstances . . . . . . . . .  18
         13.2    Mortgagee May Assign . . . . . . . . . . . . . . . . . . . . . . . .  19
         13.3    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         13.4    Court Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . .  20
         13.5    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         13.6    Authority to Date and Complete . . . . . . . . . . . . . . . . . . .  20
         13.7    Certificate of the Mortgagee is Evidence . . . . . . . . . . . . . .  20
         13.8    Limitation of Secured Moneys . . . . . . . . . . . . . . . . . . . .  20
         13.9    Conflicts with the Agreement . . . . . . . . . . . . . . . . . . . .  21

                            As of November 30, 1995


To the Agent and each of the Lenders party to the Term Loan Agreement referred to below
c/o NationsBank of Texas, N.A., as Agent
700 Louisiana, 8th Floor
Houston, Texas 77002

Ladies & Gentlemen:

         Reference is made to that certain Term Loan Agreement dated as of November 30, 1995 (as amended, extended or restated, the "TERM LOAN AGREEMENT") among International Sea Drilling Ltd. ("BORROWER"), NationsBank of Texas, N.A. ("AGENT"), as agent for the financial institutions named on Schedule 1 to the Term Loan Agreement ("LENDERS"), and the Lenders.

         Pursuant to the terms and conditions of the Term Loan Agreement, we hereby agree with you as follows:

         1. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Term Loan Agreement.

         2. The value of the consideration received and to be received by Borrower under the Term Loan Agreement is reasonably worth at least as much as the liability and obligation of Borrower under this letter agreement, and such liability and obligation may reasonably be expected to benefit Borrower directly or indirectly.

         3. In the event that any Tax (other than a Tax based upon income which is imposed on Agent or any Lender by its jurisdiction of incorporation or where it has its principal place of business or lending office) is required to be withheld from any interest payment amount payable to Agent or any Lender under the Term Loan Agreement, the amount of such interest payment shall be supplemented by Borrower to the extent necessary to yield (after payment or withholding of all such Taxes) the following:

         (a) if the Designated Rate is a Floating Rate, an amount equal to Prime Rate plus 0.50%; and

         (b) if the Designated Rate is a LIBOR Rate, an amount equal to LIBOR plus 2.75%.

It is provided, however, that Borrower shall not be required to supplement any such amounts for any Lender that is not organized under the laws of the U.S. or a state thereof if such Lender fails to comply with the requirements of Section 2.6(b) of the Term Loan Agreement. Whenever any such Taxes are paid by Borrower, Borrower shall promptly send to Agent a certified copy of the official receipt showing payment thereof. If Borrower fails to pay any such Taxes when due or fails to remit to Agent the required receipt, Borrower shall indemnify Agent and Lenders for any incremental Taxes, interest or penalties that become payable by Agent or any Lender as a result of any such failure.

         4. In the event that a Lender determines that it or its Subsidiaries or affiliates utilized the payment of such withholding Tax to reduce any other Tax liability, then such Lender shall refund to Borrower the withholding Taxes and supplemental payments made by Borrower to or for the account of such Lender in an amount equal to the amount of such tax liability reduction (net of any additional Tax imposed on such Lender as a result of such withholding Tax and supplemental payments). Such Lender's determination pursuant to this paragraph shall be conclusive.

         5. This letter agreement is a Loan Paper and, therefore, is subject to the applicable provisions of Section 12 of the Term Loan Agreement, all of which applicable provisions are incorporated herein by reference the same as if set forth herein.

To the Agent and each of the Lenders party to the Term Loan Agreement referred to below
c/o NationsBank of Texas, N.A., as Agent
700 Louisiana, 8th Floor
Houston, Texas 77002
as of November 30, 1995
Page 2


         6. Any failure or refusal of Borrower to punctually perform, observe, and comply with each of the foregoing covenants shall constitute a "Default" under Section 8 of the Term Loan Agreement.

         7. The agreements and obligations of the Borrower hereunder shall remain in full force and effect until the Obligation is satisfied and paid in full and the Term Loan Agreement is terminated.

         If you are in agreement with the foregoing, please so indicate by executing the enclosed counterparts of this letter in the space provided below and returning them to us.


                                       Very truly yours,

                                       BORROWER:

                                       INTERNATIONAL SEA DRILLING LTD.


                                       By:     /s/ E. J. SPILLARD
                                          --------------------------------------
                                               E. J. Spillard,
                                               Senior Vice-President - Finance


                                       By:     /s/ R. A. JOHANNSEN
                                          --------------------------------------
                                               R. A. Johannsen, Treasurer

AGREED AND ACCEPTED:

NATIONSBANK OF TEXAS, N.A., as Agent and as a Lender


By:              /s/ JAMES R. ALLRED
         ------------------------------------------
         James R. Allred, Vice President

NATIONAL BANK OF CANADA, as a Lender


By:               /s/ LARRY L. SEARS
         ------------------------------------------
         Larry L. Sears, Group Vice President


By:              /s/ DOUGLAS G. CLARK
         ------------------------------------------
         Douglas G. Clark, Vice President

NATIONAL BANK OF ALASKA, as a Lender


By:             /s/ PATRICIA JELLEY BENZ
         ------------------------------------------
         Patricia Jelley Benz, Vice President